EXHIBIT 10.161

                            JOINT VENTURE AGREEMENT
                   OUTER CONTINENTAL SHELF - GULF OF MEXICO

      This Agreement, made and entered into as this 16th day of December, 1996, ("the Effective Date"), by Shell Deepwater Development Inc. (SDDI) and SOI Finance Inc. (SOIFI), hereinafter collectively referred to as "Shell" and Reading & Bates Development Co. (RB), hereinafter referred to singularly as a "Party" and jointly as "Parties."

      WHEREAS, the Parties are interested in exploring, appraising, developing and operating offshore continental shelf leases for the production of hydrocarbons and the transportation therefrom by pipeline or otherwise.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged and contained within this Agreement, the Parties agree to explore, appraise, develop and operate the Contract Leases lying within the Contract Area of the Gulf of Mexico for the production of Hydrocarbons and the transportation therefrom by pipeline or otherwise according to the following provisions:

                             ARTICLE 1 - EXHIBITS

All references in this Agreement to Exhibits without further qualification shall mean the Exhibits listed below and attached to this Agreement. Each of the Exhibits listed below are made part of this Agreement and shall be deemed incorporated into the body of this Agreement by this reference, as if the full text of each Exhibit were contained within the text of this Agreement. If any provision of any Exhibit is inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall prevail.

      1.1.1 Exhibit A   Contract Area
      1.1.2 Exhibit A-1 East Boomvang Leases
      1.1.3 Exhibit A-2 North Boomvang Leases
      1.1.3 Exhibit A-3 East Bequia, Leases
      1.1.4 Exhibit B-1 Assignment Form - Record Title
      1.1.5 Exhibit B-2 Assignment Form - Overriding Royalty Interest
      1.1.6 Exhibit C   Geophysical Data License Agreement dated September 16,
            1996
      1.1.7 Exhibit D   Form  of  Joint  Operating  Agreement  (including it's
            Exhibits)

                            ARTICLE 2 - DEFINITIONS

As used in the Agreement, the following terms defined in this Article shall have the meanings here ascribed to them.

2.0 Affiliate(s). Any company that is owned or controlled by or under common control with a Party, with ownership or control existing of fifty percent (50%) or more of the stock of such company that carries the right to vote for directors is owned or controlled, directly or indirectly, by the particular Party; or any parent company that owns or controls, directly or indirectly, fifty percent (50%) or more of the stock having the right to vote for directors of such Party.

2.1 Agreement. Shall mean this Joint Venture Agreement, together with its attached Exhibits.

2.2 Appraisal Well. An Appraisal Well shall be defined as a Well targeted to be drilled into a Producible Reservoir with a primary goal of determining the economic viability of developing and producing the Producible Reservoir.

2.3 Commitment Well. The Appraisal Well required under Subsection 7.1 of this Agreement and the optional exploration wells contemplated in Subsections 7.2 and 7.3 of this Agreement.

2.4 Confidential Information. Shall mean all proprietary geophysical (including the Geophysical Survey Data), geological, geochemical, reservoir, drilling, production, cost or engineering and technical data owned or developed by the Parties or any logs or other information pertaining to the progress, tests or results of any Well drilled or any other operation conducted relating to operations conducted within the Contract Area. The term shall also include (but my not be limited to):

            Certain commercial, contractual or financial information,

            Analyses, compilations, maps, models, interpretations or other documents that reflect or incorporate Confidential Information;

            Both originals and copies of geological and geophysical data, and well logs directly related to the Contract Area; and all other subsurface, seismic and related data acquired or derived from operations conducted pursuant to this Agreement.

2.5   Contract Area.   The area outlined  on the attached plat,  Exhibit A, in
      the East Breaks Area, Gulf of Mexico.

2.6   Contract  Prospect and or Leases.   The eight  (8) blocks falling within
      the Contract Area shown on Exhibit A and identified by lease number on Exhibits A-1, A-2, and A-3 and consisting of the following leases:

      2.6 a East Boomvang Prospect and/or Leases. The area comprised of East Breaks Blocks 688 and 732 which fall within the East Boomvang portion of the Contract Area outline shown on Exhibit A and identified by lease numbers on Exhibit A-1.

      2.6 b North Boomvang Prospect and/or Leases. The area comprised of East Breaks Blocks 642, 643 and 644 which fall within the North Boomvang portion of the Contract Area outline shown on Exhibit A and identified by lease numbers on Exhibit A-2.

      2.6 c East Bequia  Prospect  and  or  Leases.    The  area  comprised of
            East  Breaks  Blocks  645,  646  and  690  which  fall  within the
            East Bequia portion of the Contract Area outline shown on Exhibit A and identified by lease numbers on Exhibit A-3.

2.7 Development Operations Shall mean all operations conducted pursuant to a Development Plan.

2.8   Development Plan.  As defined in the Joint Operating Agreement.

2.9   Development Well.  As defined in the Joint Operating Agreement.

2.10  Exhibit.  As defined in Article 1 - Exhibits

2.11 Geophysical Data License Agreement. The non-exclusive License Agreement dated September 16, 1996 to govern use of, rights to, and ownership of the Geophysical Survey Data and which was executed by the parties on that date. If there is any conflict between the Boomvang License Agreement and this Agreement, this Agreement shall control.

2.12 Geophysical Survey Data. That portion of SDDI's proprietary 3-D Seismic Survey covering the following nine (9) block area: East Breaks Blocks 642, 643, 644, 645, 686, 687, 688, 689 and 732.

2.13 Joint Operating Agreement. The Joint Operating Agreement which shall govern the joint exploration, development and operations of each Prospect in the Contract Area individually for the production of hydrocarbons therefrom. A separate Joint Operating Agreement shall be executed for each Prospect prior to conducting joint operations on that Prospect. The form of Joint Operating Agreement to be used is attached to this Agreement as Exhibit D. If there is any conflict between the Joint Operating Agreement for any Prospect and this Agreement, this Agreement shall control.

2.14  Keeper Well.   A well that  will not be initially  plugged and abandoned
      but is intended to be utilized and designed for appraisal, development, or production purposes.

2.15 Operator. RB is hereby designated as Operator of the East Boomvang Leases as identified in Exhibit A.

2.16 Party or Parties (to this Agreement): Shall mean Shell Deepwater Development Inc, SOI Finance Inc. and/or Reading & Bates Development Co. singularly or collectively, as the case may be, with respect to this Agreement.

2.17 Primary Objective Interval. For any Commitment Well the Primary Objective Interval shall mean the shallower of the total footage to be drilled (as measured in true vertical depth) or the penetration by the drill bit sufficient to test the base of the stratigraphic of seismic bright spot events. Said depth and seismic event(s) for each prospect are set forth below:

PROSPECT                DEPTH (TVD) SEISMIC EVENT(S)

East Boomvang           10,000'           Bright Spots 30, 40 and 45 #
North Boomvang          10,000'           Bright Spots 30 and 40 #
East Bequia             10,500'           Bright Spot 25 *

      #     As found in Shell's EB 688 #1 Well
      *     As found in Mobil's EB 689 #1 Well

2.18  RB's Earned Interest.   That portion of Shell's leasehold  and rights to
      production to be delivered to RB in accordance with Article 9 of this Agreement.

2.19  Shallow  Hazards Data.   Data  derived from  the shallow  hazards survey
      referenced in
      Article 4.

2.20 Sidetrack. The directional control and intentional deviation of a Well so as to change the bottom hole location whether or not it is to the original Primary Objective Interval.

2.21  Shell's Retained Interest.   That portion of the leasehold and rights to
      production to be retained by Shell in accordance with Articles 9 and 10 of this Agreement.

2.22  Standard Log Evaluation Program.   For the Commitment Wells required  in
      Subsection 7.1 of this Agreement, the Standard Log Evaluation Program shall be defined as:

      -     MWD
      -     Phaser Induction
      -     Long-Spaced Sonic
      -     LDT-CNL (Litho Density Tool - Compensated Neutron Log)
      -     FMS (Formation Microscanner)
      -     SHDT - Dual Dipmeter (High Resolution)
      -     RFT - Repeat Formation Test
      -     SWC - Sidewall Core *
      -     VSP - Vertical Seismic Profile

      *     Only in those zones of interest as indicated by hydrocarbon shows.

2.23 Substitute Well. For any Commitment Well, a Substitute Well shall be defined as a Well drilled to the same Primary Objective Interval (unless mutually agreed otherwise) as planned for in the original Commitment Well for which it is a substitute.

2.24 Well. For any Commitment Well, a Well shall be defined as the drilling, Standard Log Evaluation Program and plugging and abandonment of the original straight hole; or the drilling, Standard Log Evaluation Program and the temporary plugging and abandonment of the original straight hole.

2.25 Working Interest. Shall mean the leasehold or operating rights interest of each Party in and to each Lease within a Contract Area (expressed as a percentage).

                          ARTICLE 3 - CONFIDENTIALITY

Pursuant to this Agreement, the Parties will from time to time make available to each other certain Confidential Information. The Confidential Information will be made available for the purpose of evaluating the Contract Area and Contract Leases, planning operations, determining whether to develop the Leases and whether to participate in Development Operations. The Parties shall use the Confidential Information solely for the aforesaid purposes and shall maintain the confidential nature of such information.

3.1 Each Party agrees to deliver such Confidential Information relating to the Contract Area as may be required by the other Party pursuant to this Agreement upon request or as otherwise provided and mutually agreed.

3.2   The  Parties  agree  to  keep,   save  and  hold  as  confidential   all
      Confidential  Information disclosed hereunder  relating to  the Contract
      Area.

3.3 Except as otherwise provided herein, the Confidential Information shall not be disclosed or revealed by any Party, its employees, officers, Affiliates, consultants or agents and representatives to any individual or entity not a party hereto without prior written consent of the other Party. Any incidental disclosure of a business or technical nature to which any Party's employees or agents are exposed by virtue to their exposure to the Confidential Information shall be subject to this Agreement.

3.4 All Confidential Information made available to any party shall be done on an "as is" basis without any warranties either express or implied, as to the accuracy, validity or utility of such information. In no event shall any Party be liable for any incidental, consequential or other damages arising out of or resulting from the Confidential. Information conveyed or otherwise made available through this Agreement. Parties receiving Confidential Information shall conduct at their own expense and rely solely on their own independent investigation and evaluation of, and appraisal and judgement with respect to, the geological and geophysical characteristics of the Contract Area, the estimated hydrocarbon reserves recoverable therefrom, and expense assumptions applicable thereto.

3.5 Any Party may make Confidential Information available to geologic, and/or geophysic consultants, reputable engineering firms, service firms, gas transmission and crude oil purchasing companies for reserve and other technical evaluations and to reputable financial institutions for study prior to commitment of funds and shall notify the other Parties of such disclosure. Any third party permitted such access shall first agree in writing to neither disclose such data to others nor use such data except for the purpose for which it is disclosed.

3.6 Disclosure of the Confidential Information shall be restricted to only those employees of the Parties or of other entities as provided for in this Article 3 who have a need to know such information to carry out the purposes of this Agreement.

3.7 Each party shall have the right to make Confidential Information available to bona fide prospective purchasers or assignees of such party's Working Interest in any Leases which is the subject of such data provided that such Party has given the other Parties at least ten (10) days prior written notice identifying the prospective purchaser, stating when and where such data or information will be disclosed and describing the data or information to be disclosed. Disclosure shall include copies or tracings supplied to a bona fide prospective purchaser. Any third party permitted such access shall first agree in writing to neither disclose such data to others nor use such data except for the purpose for which it is disclosed. Any Party may provide Confidential Information to its Affiliates, provided its Affiliates accept and maintain such information subject to the confidentiality provisions of this Agreement.

3.8 No Party shall distribute any information or photographs regarding the Contract Area to the press or other media without the prior agreement of the participating Parties in the operation which is the subject of the release. When all parties have reviewed such material, and issuance of the material has received approval of the participating Parties, Operator shall have the principal responsibility for its issuance and each other party may issue such approved material without restriction. The only exception to the foregoing shall be that in the event of an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, Operator is authorized to furnish such minimum, strictly factual information as shall be necessary to satisfy the legitimate public interest on the part of the media and duly constituted authorities if time does not permit the obtaining of prior approval of the information so furnished.

3.9 It is mutually agreed that in order to comply with bylaws of the Offshore Oil Scouts Association, the Operator may furnish the following Well information at weekly Offshore Oil Scout meetings:

      3.9.1 Well Location:

      Proposed surface location
      Surveyed surface location with X & Y
      Proposed bottom hole location
      KB and water depth
      OCS number and Well number
      Actual bottom hole location (must be reported within two weeks of reaching Total Depth of the Well)

      3.9.2 Well operations

      Rig move in date
      Spud date
      Weekly drilling depth
      Casing depths, cement, EMW's
      Mud weight, sidewall cores, cores, RT's (only that they were taken) Logs (only the depths and time which they were run)
      Date Total Depth is reached
      Date rig is released

      3.9.3 Well Completion Information

      Any Media release or public filing of Well completion information will be furnished at weekly Scout meetings

3.10 Provisions for the use and disclosure of Confidential Information shall not apply to information that was in the public knowledge or literature at the time of disclosure or which the Parties agree was already in a parties possession at the time of disclosure without obligation of confidentiality.

3.11 Provisions for use and disclosure of Confidential Information shall cease to apply if the Confidential Information becomes part of the public knowledge without fault of either Party, or is disclosed to a Party without obligation of confidentiality by a third party having the right to do so.

3.12 For the purposes of these provisions, specific disclosure made hereunder shall not be deemed to be within the exceptions at Article 3.10 and 3.11 above merely because they are embraced by general disclosures in the public knowledge or literature or in the Party's possession and any combination of features disclosed hereunder shall not be deemed within the above exceptions merely because individual features are in the public knowledge or literature or in the Party's possession.

3.13 This Agreement shall not be construed to grant any Party any license or other right to use the Confidential Information except for the purposes of this Agreement.

3.14 In no event shall the obligation to keep the Confidential Information confidential exceed two (2) years from the termination date of this Agreement or the Joint Operating Agreement. The confidentiality provisions of this Agreement shall be binding on either Party's successors and assigns.

3.15 The Parties represent and warrant that they have the right to provide the Confidential Information which they disclose under the terms and conditions of this Agreement without violating the legal rights of, or its contractual obligations to, any third party.

3.16  Restrictions  on  Confidentiality  shall   not  apply  to  any  required
      disclosures to or required by governmental agencies or stock exchanges.

                       ARTICLE 4 - SHALLOW HAZARDS DATA

SDDI  has conducted  a shallow  hazards survey  in  the Gulf  of Mexico.   The
shallow hazards survey covers East Breaks protraction blocks 688 and 732.

4.1 Strictly as an accommodation, SDDI agrees to provide raw and interpreted Shallow Hazards Data and reports to RB.

4.2 THE SHALLOW HAZARDS DATA IS PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY, VALIDITY OR UTILITY OF SUCH INFORMATION.

4.3 RB agrees to return all Shallow Hazards Data to SDDI within 180 days. In the event RB does not return all such Shallow Hazards Data to SDDI, SDDI shall have the election to either 1) require RB to reacquire the missing Shallow Hazards Data, or 2) require RB, to pay SDDI the replacement cost of the Shallow Hazards Data.

4.4 The 180 day period referred to in Subsection 4.3, above, may be extended by mutual agreement in writing.

                      ARTICLE 5 - GEOPHYSICAL SURVEY DATA

SDDI has acquired a proprietary 3-D seismic survey in the Gulf of Mexico. SDDI has granted certain rights to RB covering nine (9) blocks comprised of East Breaks Blocks 642, 643, 644, 645, 686, 687, 688, 689 and 732, hereinafter referred to as "Geophysical Survey Data" under the terms of the Geophysical Data License Agreement executed by both Parties on September 16, 1996 and attached as Exhibit C.

5.1 Said Geophysical Data License Agreement shall govern the use, rights to, and ownership of the Geophysical Survey Data.

5.2   The  Geophysical  Data  License  Agreement prohibits  RB  from  selling,
      trading  or   showing  the  Geophysical  Survey  Data  and  governs  the confidentiality of the data.

5.3 Said Geophysical Data License Agreement provides for SDDI to have the right to sell the Geophysical Survey Data.

5.4 Upon the execution of the Geophysical Data License Agreement, SDDI delivered to RB one copy of the Geophysical Survey Data and RB hereby confirms receipt of said Geophysical Survey Data.

                             ARTICLE 6 - OPERATOR

RB is hereby designated as Operator for all phases, including Development Operations and production within the Contract Area pursuant to the terms of this Agreement.

6.1 RB has been designated as Lease Operator of the two (2) East Boomvang Prospect Leases.

6.2 Within fifteen (I 5) days of receiving a written request from RB, SDDI shall deliver to RB four (4) executed Designation of Operator forms designating RB as Operator for any requested lease(s) in North Boomvang or East Bequia Prospects.

6.3 In the event RB reduces any Working Interest earned under this Agreement through sales or trades to a level which is less than SDDI's Working Interest, then SDDI shall have the option to become Operator.

                ARTICLE 7 - DRILLING PROGRAM - COMMITMENT WELLS

7.1 By executing this Agreement, RB commits to drill and evaluate (using the Standard Log Evaluation program) one (1) Appraisal Well and Sidetrack (if Sidetrack is warranted) to the Primary Objective Interval at its sole risk and liability, and to pay 100% of all costs (permitting, drilling, evaluation, testing and plugging/abandonment or temporary abandonment of the Well) on the East Boomvang Prospect.

      7.1.1 RB shall use its best efforts as a prudent Operator to conduct the Standard LogEvaluation Program. Drill stem tests and production tests are not deemed to be part of the Standard Log Evaluation Program. A decision to test the East Boomvang Appraisal Well, expand the Standard Log Evaluation Program or sidetrack the well shall be entirely RB's and the costs borne by RB.

      7.1.2 It is anticipated that said Appraisal Well will be a Keeper Well. In the event that the Well is temporarily abandoned, any additional expenditures thereafter decided upon by RB and SDDI (to complete the Well for appraisal, development or production purposes, to plug/abandon, etc) shall be shared under the Joint Operating Agreement if applicable.

      7.1.3 The parties agree to meet to select a mutually agreeable well location and well plan for said Appraisal Well. In the event SDDI and RB fail to reach mutual agreement on a well location or on any item described in the well plan, the final decision for the well location and/or well plan shall rest with RB.

7.2 Subsequent to a notification of intent to Develop under Article 8, RB has the right but not the obligation to drill and evaluate at its sole cost, risk and liability, one (1) Exploration Well on the North Boorrivang Prospect to the Primary Objective Interval.

      7.2.1 RB agrees to pay 100% of all Costs (hazard survey, permitting, drilling, evaluating, testing, Standard Log Evaluation Program, temporary abandonment of the Well or plugging/abandonment if required).

      7.2.2 RB. shall use its best efforts as a prudent Operator to conduct the Standard Log Evaluation Program. Drill stem tests and production tests are not deemed to be part of the Standard Log Evaluation Prograrn. A decision to test the North Boomvang Exploration Well, expand the Standard Log Evaluation Program, or sidetrack the well shall be entirely RB's and the costs borne by RB.

      7.2.3 In the event that the Well is temporarily abandoned, any additional expenditures thereafter decided upon by SDDI and RB (to complete the Well for appraisal, development or production purposes, to plug/abandon, etc) shall be shared according to the Joint Operating Agreement if applicable.

7.3 Subsequent to a notification of intent to develop under Article 8, RB has the right but not the obligation to drill and evaluate at its sole cost, risk and liability, one (1) Exploration Well on the East Bequia Prospect to the Primary Objective Interval.

      7.3.1 RB agrees to pay 100% of all costs (hazard survey, permitting, drilling, testing, evaluating, Standard Log Evaluation Program, temporary abandonment of the Well or plugging/abandonment if required).

      7.3.2 RB shall use its best efforts as a prudent Operator to conduct the Standard Log Evaluation Program. Drill stem tests and production tests are not deemed to be part of the Standard Log Evaluation Program. A decision to test the East Bequia Exploration Well, expand the Standard Log Evaluation Program, or sidetrack the well shall be entirely RB's and the costs borne by RB.

      7.3.3 In the event that the Well is temporarily abandoned, any additional expenditures thereafter decided upon by SDDI and RB (to complete the Well for appraisal, development or production purposes, to plug/abandon, etc) shall be shared according to the Joint Operating Agreement if applicable.

7.4 The Commitment Well required under Subsection 7.1 of this Agreement and the optional Commitment Wells contemplated under Subsections 7.2 and 7.3 shall be spudded by RB within six (6) months of the selection of a mutually agreeable drillsite unless spudding of the Well is delayed by rig unavailability, rig upgrades, permitting or other reasons beyond RB's reasonable control. In such event, SDDI and RB shall mutually agree upon a practicable drilling schedule.

                         ARTICLE 8 - OPTION TO DEVELOP

Within thirty (30) days after the cessation of operations associated with the Appraisal Well or Sidetrack (if Sidetrack is warranted) required under Subsection 7.1 RB shall elect to either:

(i) Notify SDDI in writing of its intention to develop (i.e., propose a development plan to the MMS and conduct Development Operations) the East Boomvang Prospect or

(ii) Terminate this Agreement, upon which RB shall have no rights to the East Boomvang Leases.

(iii) In the event RB needs additional time to make its election to develop, RB may request an extension. Approval of an extension by SDDI shall not be unreasonably withheld.

                         ARTICLE 9 - WORKING INTEREST

9.1 In the event RB notifies SDDI of its intent to develop East Boomvang Prospect under Article 8, RB shall have earned an assignment of an undivided 50% Working Interest in the East Boomvang leases.

      9.1.1 Within ninety (90) days of SDDI's receipt of RB's notification of its intent to Develop the East Boomvang Prospect, Shell shall prepare and deliver to RB assignments conveying RB's 50% earned leasehold interest in the East Boomvang Leases.

      9.1.2 In the event RB notifies SDDI of its intent to develop the East Boomvang Prospect under Article 8, SDDI may elect to remain as a 50% Working Interest partner, such election to be made within sixty (60) days of receipt of RB's notification of its intent to develop East Boomvang. In the event SDDI needs additional time to make its election, SDDI may request an extension. Approval of an extension by RB shall not be unreasonably withheld. In the event of such election, all Operations subsequent to the temporary abandonment of the Appraisal Well required under Subsection 7.1 will be conducted under a Joint Operating Agreement in the form of Exhibit D and the Parties shall execute said Joint Operating Agreement within thirty (30) days of such election by SDDI.
            Section 24.2.3 (b) of such Joint Operating Agreement shall not apply unless or until the Fabrication AFE for the Initial Production System has been approved by an Election under Section
            12.8 of such Joint Operating Agreement.

      9.1.3 SDDI shall bear and pay one hundred percent (100 %) of the rentals, delay rentals or minimum royalties for the East Boomvang Leases until such time as RB has earned a Working Interest in said leases and Shell has conveyed RB's Working Interest to RB in accordance with Subsection 9.1.1 above or Subsection 10.1. Thereafter, RB shall pay its proportionate share of such rentals, delay rentals or minimum royalties for the East Boomvang Leases.

      9.1.4 In the  event an additional well  is spudded on the  East Boomvang
            Leases prior to the Election by SDDI to remain as a 50% Working Interest partner, the Parties agree that the additional well will be drilled as a fight hole and no information on the well, including but not limited to, logs, surveys will be provided to SDDI until after SDDI's Article 9.1.2 election is made.

      9.1.5 In regard to wells proposed under a Joint Operating Agreement, prior to RB utilizing a drilling rig owned by RB's affiliate, the parties will establish a mutually agreeable day rate based upon the average commercial rates for a similar specification drilling rig prevailing in the immediate area.

      9.1.6 In order to facilitate early production, the parties recognize that orders for certain long lead time components may be placed prior to SDDI's election to participate as a 50% Working Interest partner under Subsection 9.1.2 or formal approval of a Fabrication AFE under Subsection 12.8 of the Joint Operating Agreement.

            Within thirty (30) days of RB's election to develop under Article 8 (i), RB may deliver the following documents to SDDI:

      a. A preliminary development plan substantially in the form required by Subsection 12.5 of the Joint Operating Agreement.

      b. A list of identified long lead time components with delivery times.

      c. An Interim Fabrication AFE for the identified long lead time components.

      Any election by SDDI to remain as a 50% Working Interest owner under Subsection 9.1.2 after receipt of such documents will include a firm commitment to pay SDDI's share of the Interim Fabrication AFE for long lead time components.

9.2 In the event RB drills and evaluates a Well on the North Boomvang Prospect pursuant to Article 7.2, RB shall have earned an assignment of an undivided 65% Working Interest in the North Boomvang Leases.

      9.2.1 Within thirty (30) days after the release from location of the rig that drilled the Well on the North Boomvang Prospect, Shell shall prepare and deliver to RB assignments conveying RB's 65% earned leasehold interest in the North Boomvang Leases.

      9.2.2 All future Operations on the North Boomvang Leases will be conducted under a Joint Operating Agreement in the form of Exhibit D and the Parties shall execute said Joint Operating Agreement concurrent with conveyance of RB's Earned Interest in the North Boomvang Leases.

      9.2.3 SDDI shall bear and pay one hundred percent (100 %) of the rentals, delay rentals or minimum royalties for the North Boomvang Leases until such time as RB has earned a Working Interest in said leases and Shell has conveyed RB's Working Interest to RB in accordance with Subsection 9.2.1 above. Thereafter, RB shall pay its proportionate share of such rentals, delay rentals or minimum royalties for the North Boomvang Leases.

9.3 In the event RB drills and evaluates a Well on the East Bequia Prospect pursuant to Article 7.3, RB shall have earned an assignment of an undivided 65% Working Interest in the East Bequia Leases.

      9.3.1 Within thirty (3 0) days after the release from location of the rig that drilled the Well on the East Bequia, Prospect, Shell shall prepare and deliver to RB assignments conveying RB's 65% earned leasehold interest in the East Bequia Leases.

      9.3.2 All future Operations on the East Bequia Leases will be conducted under a Joint Operating Agreement in the form of Exhibit D and the Parties shall execute said Joint Operating Agreement concurrent with conveyance of RB's Earned Interest in the East Bequia Leases.

      9.3.3 SDDI shall bear and pay one hundred percent (100 %) of the rentals, delay rentals or minimum royalties for the East Bequia Leases until such time as RB has earned a Working Interest in said leases and Shell has conveyed RB's Working Interest to RB in accordance with Subsection 9.3.1 above. Thereafter, RB shall pay its proportionate share of such rentals, delay rentals or minimum royalties for the East Bequia Leases.

                             ARTICLE 10 - FARMOUT

In the event RB notifies SDDI of its intent to develop the East Boomvang Prospect under Article8, and SDDI does not elect to remain as a 50% Working Interest partner in East Boomvang underArticle 9.1.2, SDDI agrees to farmout its Working Interest in East Boomvang to RB under thefollowing terms:

10.1 Shell, within ninety (90) days of SDDI's receipt of RB's election to develop the East Boomvang Prospect, shall prepare and deliver to RB assignments conveying 100% of Shell's rights, title and interest in East Boomvang Leases.

10.2 SDDI shall retain a three percent of eight-eighths (3% of 8/8ths) overriding royalty interest in the East Boonivang Leases.

10.3 After cumulative production of 200 BCF from the East Boonivang Leases, SDDI may elect as follows:

      10.3.1 convert the three percent of eight-eighths (3% of 8/8ths) overriding royalty interest in Subsection 10.2 to an undivided twenty five percent (25%) Working Interest. Within thirty (30) days after such election, RB shall prepare and deliver to SDDI assignments conveying a 25% leasehold interest in the East Boonivang Leases.

      10.3.2 escalate the three percent of eight-eighths (3% of 8/8ths) overriding royalty interest in Subsection 10.2 to a five percent of eight-eighths (5% of 8/8ths) overriding royalty interest.

10.4 If pursuant to Subsection 10.3.1, SDDI elected to convert the three percent of eight-eighths (3% of 8/8ths) overriding royalty interest in Subsection 10.3.1 to an undivided twenty five percent (25%) Working Interest, then after cumulative production of 350 BCF from the East Boomvang Leases, the undivided twenty five percent (25%) Working Interest shall increase to an undivided thirty five percent (35%) Working Interest. Within. thirty (30) days after such increase, RB shall prepare and deliver to SDDI assignments conveying to SDDI the increased leasehold interest in the East Boonivang Leases .

10.5 This volume based Working Interest conversion shall only be prospective (i.e., in the event the payout account is negative. SDD1 shall not be required to pay its share of previous unrecouped expenditures, if any). Therefore, SDDI as a new Working Interest owner, shall only be entitled to its proportionate share of revenue and be responsible for its proportionate share of expenses subsequent to the effective date of SDDI's Working Interest conversion as set out in Section 10.3.

10.6 The overriding royalty interest set out in Subsection 10.2 and 10.3.2 shall be calculated and paid in the same manner and at the same time as royalties to the Minerals Management Service.

                    ARTICLE 11 - SUSPENSION AND TERMINATION

11.1 In the event of, and upon SDDI's receipt of notice from RB that RB elects not to develop the East Boomvang Prospect under Article 8, this Agreement shall ipso facto terminate.

11.2 In the event RB elects to develop the East Boonivang Prospect pursuant to Article 8, and SDDI does not elect to remain as a 50% Working Interest partner in East Boomvang under Article 9.1.2, RB will proceed with Development Operations; however it may suspend Development Operations at its sole election.

11.3 In the event RB elects to Develop the East Boonivang Prospect pursuant to Article 8, but suspends Development Operations pursuant to Subsection
      11.2 for a period of 180 days or more, this Agreement shall terminate. Should RB need additional time to commence Development Operations, RB may request an extension of the 180 day period. It is intended that the approval for an extension shall not be unreasonably withheld by SDDI.

11.4 In the event of termination pursuant to Subsections 1 1. I or 1 1. 3 above, the Parties agree as follows:

      11.4.1 This Agreement shall terminate and RB shall not have earned any interest in SDDI's leasehold and RB rights to earn any interests in SDDI's leasehold shall terminate; however, RB shall continue to be bound by the confidentiality and indemnity provisions in force between the Parties.

      11.4.2 Within thirty (30) days of RB's election to terminate under this Article 11, RB shall prepare and deliver to SDDI assignments conveying the relevant Worldng Interests in SDDI's leasehold that SDDI may have previously assigned to RB under this Agreement.

      11.4.3 Within fifteen (15) days of RB's election to terminate under this Article 11, RB shall prepare and deliver to SDDI Designation of Operator forms designating SDDI as Operator for all leases to which SDDI previously designated RB as Operator.

      11.4.4 The Geophysical Data License Agreement shall terminate and RB shall return all data and all documents generated from such data to SDDI which was previously furnished to RB under the Geophysical Data License Agreement.

      11.4.5 SDDI, at its sole election, may take over any previously drilled but not plugged and abandoned well(s) and equipment under this Agreement. In the event SDDI does not elect to take over such well(s) and equipment, RB shall plug and abandon any well(s) prior to termination of this Agreement.

                     ARTICLE 12 - AREA OF MUTUAL INTEREST

In the event all or a portion of the North Boomvang and/or East Bequia Prospects expire, RB and SDDI shall establish a 50/50 area of mutual interest.

12.1 If, other than in conjunction with RB, SDDI or another party acting on behalf of SDDI, acquires a lease covering North Boomvang Prospect and/or East Bequia Prospect at the 1998 Western Gulf of Mexico Lease Sale, hereinafter sometimes referred to as "AMI Obligation", then RB shall have the right, but not the obligation, to acquire from SDDI an undivided 50.00% of the interest acquired by SDDI. RB shall be notified in writing by SDDI within fifteen (15) days of such acquisition and shall have thirty (30) days after receipt of such notice to advise SDDI whether or not RB elects to acquire its 50.00% share of the interest acquired by SDD1. If RB elects to exercise its right under this Agreement, the consideration owed by RB to SDDI shall equal 50.00% of the consideration paid by SDDI for such interest.

12.2 If, other than in conjunction with SDD1, RB or another party acting on behalf of RB, acquires a lease covering North Boomvang Prospect and/or East Bequia Prospect at the 1998 Western Gulf of Mexico Lease Sale (AMI Obligation), then SDDI shall have the right, but not the obligation, to acquire from RB an undivided 50.00% of the interest acquired by RB. SDDI shall be notified in writing by RB within fifteen (15) days of such acquisition and shall have thirty (30) days after receipt of such notice to advise RB whether or not SDDI elects to acquire its 50.00% share of the interest acquired by RB. If SDDI elects to exercise its right under this Agreement, the consideration owed by SDDI to RB shall equal 50.00% of the consideration paid by RB for such interest.

12.3 All future operations would be conducted under a Joint Operating Agreement in the form of Exhibit D and the Parties shall execute said Joint Operating Agreement within thirty (30) days of any election to acquire under the AMI Obligation.

                         ARTICLE 13 - DEVELOPMENT PLAN

In the event SDDI elects to retain a 50% working interest in the East Boonivang Leases as provided in Subsection 9.1.2, the Development Plan shall be proposed in accordance with the East Boomvang Prospect Joint Operating Agreement.

In the event SDDI does not exercise its election to retain a working interest in the East Boonivang Leases, as provided in Article 10, RB agrees to hold periodic technical meetings with SDDI to allow SDDI to review and have input into RB's plans for development of the East Boomvang Leases, it being understood that the final decisions with respect to same shall be reserved to RB.

                      ARTICLE 14 - CO-DEVELOPMENT BETWEEN
                 EAST BOOMVANG, NORTH BOOMVANG AND EAST BEQUIA

14.1 The Parties will attempt to co-develop successful wells from East Boomvang, North Boonivang and East Bequia together to the extent such co-development is feasible and practical. In such co-development, the Parties agree to utilize gas throughput as a means to allocate the cost of shared or common transportation pipelines, gathering facilities and/or subsea production system, hereinafter referred to as "Common Development Facilities and Pipelines".

14.2 In the event RB desires to co-develop East Boonivang, North Boonivang and/or East Bequia, SDDI and RB may not have a consistent Working Interest throughout all three prospects. Therefore, the Parties agree that in the event (i) SDDI elects not to retain its entire Working Interest in East Boonivang under Article 10 hereof, and (ii) that North Boonivang and/or East Bequia share Common Development Facilities and Pipelines with the East Boomvang development, SDDI shall have the following election:

      14.2.1 Farmout its Working Interest in North Boomvang and/or East Bequia to RB under mutually agreeable terms.

      14.2.2 Pay its Working Interest Share of well and subsea costs directly attributable to North Boomvang and/or East Bequia plus pay a mutually agreeable processing/transportation fee to RB which will be intended to reimburse RB over time for its cost of all the Common Development Facilities and Pipelines (based upon mutually agreeable reserve evaluation) which are attributable (utilizing gas throughput) to SDDI's allocated proportionate share of the costs (including financing costs).

                 ARTICLE 15 - WELL AND PRODUCTION INFORMATION

15.1  SDDI shall have the right to take its production in kind.   SDDI's share
      of any gas production is committed to a gas contract with Coral Energy.

15.2  Irrespective of SDDI's elections as set out above, except as provided in
      Article 9.1.4, SDDI shall receive all well and production information (including data from down hole pressure gauges) at the same time and manner as a Working Interest owner.

                           ARTICLE 16 - UNITIZATION

Where applicable, it is the intent of the parties to secure MMS approval to unitize prior to commencement of Development Operations. To facilitate unitization, the Parties plan to seek MMS involvement as early as three (3) months following cessation of operations associated with the drilling of any Commitment Well.

                        ARTICLE 17 - SURFACE FACILITIES

In the event SDD1 does not exercise its election to retain a working interest in the East Boomvang Leases as provided in Subsection 9.1.2 and RB installs a facility for surface processing of production from the East Boomvang Leases, RB agrees to allow SDDI to have access to such facility in the order of priority follows:

      a.    production from the East Boomvang Leases;
      b.    joint RB/SDDI production from non-East Boomvang leases;
      c.    RB or SDDI non-East Boomvang leases; and
      d.    Third party production;

and RB agrees that SDDI will be charged a lower fee than other third party production, subject to applicable law.

In the event SDDI owns a working interest, priority access to any such facility shall be subject to the terms of any Joint Operating Agreement executed between RB and SDD1.

                         ARTICLE 18 - PLATFORM ACCESS

RB has been in contact with various owners of platforms which could serve as a processing facility, therefore the contingency set forth in paragraph 12(b) of that certain Letter Agreement dated July 12, 1996 between Shell Offshore Inc. and RB, regarding RB's successful negotiation of platform access is hereby removed.

                             ARTICLE 19 - NOTICES

19.1 Any notice provided for or permitted to be given shall be in writing, properly addressed to the Party to whom the notice is directed with postage and charges prepaid, and, delivered by the United States certified mail/return receipt requested or by commercial mail/return receipt requested or by personal delivery/receipt or by fax transmission/confirmation of receipt requested.

19.2 A notice delivered by mail or in person shall be deemed properly served when actually received by the Party to whom the notice is directed. Actual receipt of the notice shall be established by the date on which the receipt accompanying the notice was signed by the receiving Party. A notice delivered by fax shall be deemed properly served twenty-four
      (24) hours after receipt is confirmed (excluding Saturdays, Sundays, and Federal Holidays).

19.3 The address of each Party set forth below shall be its proper address until such time as such Party gives all other Parties notice of change:

      Reading & Bates Development Co.    Shell Deepwater Development Inc.
      Attention: President               SOI Finance Inc.
      901 Threadneedle, Suite 200        Attention: Manager Contracts
      Houston, Tx 77079                  Street: 701 Poydras Street (71039)
      Tel (713) 496-5000                 Post Office Box 60833
      Fax (713) 496-0186                 New Orleans, LA 70160
                                         Tel  (594) 588-6701
                                         Fax  (504) 588-6699

                     ARTICLE 20 - ASSIGNMENTS

20.1 All assignments shall be prepared utilizing the form of assignment attached hereto as Exhibits B-1 and B-2.

                      ARTICLE 21 - SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns and shall continue a covenant running with each Contract Lease within the Contract Area. Each Party shall incorporate in any assignment of an interest in the Contract Leases a provision that such assignment is subject to this Agreement.

                          ARTICLE 22 - APPLICABLE LAW

THIS AGREEMENT SHALL BE INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF LOUISIANA.

                     ARTICLE 23 - HEADINGS FOR CONVENIENCE

The headings and table of contents used in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

                          ARTICLE 24 - MISCELLANEOUS


Reference herein to the plural of a noun or pronoun shall, whenever appropriate, include the singular and vice versa. This Agreement is not intended to benefit or create any rights in any entity not a Party to this Agreement.

         ARTICLE 25 - TERM OF AGREEMENT AND ADMINISTRATIVE PROVISIONS

Notwithstanding the provisions of Article 1 1 herein, this Agreement shall remain in effect until:

      (a) with respect to the East Boomvang Leases, until the earlier of the cessation of production from such leases or the execution and delivery of the Joint Operating Agreement by the Parties covering such Leases;

      (b) with respect to the North Boomvang Leases and the East Bequia, Leases, until earlier of the expiration of the leases, or the execution and delivery of the Joint Operating Agreement or Joint Operating Agreements by the Parties covering such North Boomvang Leases and/or East Bequia Leases.

Termination of this Agreement shall not   relieve any Party from any liability
accrued or incurred prior to such termination.

                         ARTICLE 26 - ENTIRE AGREEMENT

This Agreement, including attached Exhibits contains every obligation and understanding between the parties relating to the Contract Area, Contract Leases, SDD1 property, Confidential Information, Shallow Hazards Data, Geophysical Survey Data, and any exploration, appraisal, development, operation, production or joint operations (as defined herein) and performance hereunder and supersedes all previous agreements between the parties relating to these. This Agreement can be modified only in writing properly executed by duly authorized representatives of the Parties. Failure of either party to insist on strict performance by the other of any provision hereunder shall not be deemed or construed to in any way affect the right to require such performance.

                      ARTICLE 27 - COUNTERPART EXECUTION

This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if the Parties had signed the same instrument.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effectiveDecember 16, 1996.

                                  SHELL DEEPWATER DEVELOPMENT INC.

WITNESS:                      By: ________________________

______________________
______________________        Its: _______________________



                                  SOI FINANCE INC.

WITNESS:                      By: _________________________

______________________
______________________        Its: ___________________



                                   READING & BATES DEVELOPMENT CO.

WITNESS:                      By: _________________________

______________________
______________________        Its: _________________________


                                 EXHIBIT "A-1"
                           ATTACHED TO SDDI/SOIFI/RB
                            JOINT VENTURE AGREEMENT
                            DATED DECEMBER 16, 1996
                             EAST BOOMVANG LEASES

Lease             Block       Effective   Expiration      Gross
Number            Number      Date        Date            Acres
OCS-G 09191       688         11/01/87    10/31/97        5760
OCS-G 09194       732         10/01/87    09/30/97        5760

                   ORRI Ownership         Lease
Royalty           Company     ORRI        Ownership

1/8 USA           SOIFI       25% *       100%
1/8 USA           SOIFI       25% *       100%

*SOIFI 25% ORRI burdens SDDI's Working Interest only.

                                 EXHIBIT "A-2"
                           ATTACHED TO SDDI/SOIFI/RB
                            JOINT VENTURE AGREEMENT
                            DATED DECEMBER 16, 1996
                             NORTH BOOMVANG LEASES

Lease           Block       Effective   Expiration        Gross
Number          Number      Date        Date              Acres
OCS-G 09183     642         10/01/87    09/30/97          5760
OCS-G 09184     643         10/01/87    09/30/97          5760
OCS-G 09185     644         10/01/87    09/30/97          5760

                   ORRI Ownership         Lease
Royalty           Company     ORRI        Ownership
1/8 USA           SOIFI       25% *       100%
1/8 USA           SOIFI       25% *       100%
1/8 USA           SOIFI       25% *       100%

    *SOIFI 25% ORRI burdens SDDI's Working Interest only.

                                 EXHIBIT "A-3"
                           ATTACHED TO SDDI/SOIFI/RB
                            JOINT VENTURE AGREEMENT
                            DATED DECEMBER 16, 1996
                              EAST BEQUIA LEASES

Lease           Block       Effective   Expiration        Gross
Number          Number      Date        Date              Acres
OCS-G 09186     645         10/01/87    09/30/97          5760
OCS-G 09187     646         10/01/87    09/30/97          5760
OCS-G 10319     690         10/01/88    09/30/98          5760

                   ORRI Ownership         Lease
Royalty           Company     ORRI        Ownership
1/8 USA           SOIFI       25% *       100%
1/8 USA           SOIFI       25% *       100%
1/8 USA           SOIFI       25% *       100%

      *SOIFI 25% ORRI burdens SDDI's Working Interest only.

                                 EXHIBIT "B-1"
                           ATTACHED TO SDDI/SOIFI/RB
                            JOINT VENTURE AGREEMENT
                            DATED DECEMBER 16,1996

                                ASSIGNMENT FORM
                  PARTIAL ASSIGNMENT OF RECORD TITLE INTEREST
                       IN FEDERAL OCS OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS:

      That SHELL DEEPWATER DEVELOPMENT INC., a Delaware corporation, whose address is P. 0. Box 60833, New Orleans, Louisiana 70160-1933 (hereinafter called 'Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign, transfer and convey unto READING & BATES DEVELOPMENT CO., a Delaware corporation, whose address is 901 Threadneedle, Houston, Texas 77079 (hereinafter called "Assignee"), an undivided ___________ percent (______ %) of Assignor's percent (_____%) right, title and interest in and to that certain Oil and Gas Lease covering submerged land in the Gulf of Mexico (hereinafter called "Lease"), more particularly described as follows:

      OCS-G ____________ Oil and Gas Lease effective _________________, by and between the United States of America as Lessor and Shell Offshore Inc. as Lessee, covering all of Block _____, East Breaks, as shown on OCS Official Protraction Diagram NG 15-1, containing 5,760 acres.

      As a result of this Assignment, record title interest in said Lease is now held as follows:

            SHELL DEEPWATER DEVELOPMENT INC. _____________ %
            READING & BATES DEVELOPMENT CO. ______________ %

      This Assignment and Assignee's rights hereunder are subject to the provisions of that certain Joint Venture Agreement dated December 16, 1996, by and between SHELL DEEPWATER DEVELOPMENT INC., SOI FINANCE INC. and READING & BATES DEVELOPMENT CO.

      Assignee assumes, and agrees to be bound by, all of the obligations and liabilities of Assignor as to the interest herein assigned, accruing on or after the effective date hereof. The terms and provisions of this Assignment shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and assigns. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all liabilities accruing prior to the effective date of such Joint Venture Agreement and the Joint Operating Agreement referred to in such Joint Venture Agreement.

      TO HAVE AND TO HOLD said interest herein unto Reading & Bates Development Co., its successors and assigns, forever, subject to the terms of said Lease.

      This Assignment is made without warranty of title, express or implied, and without any recourse against Assignor in the event of any failure of title to said Leases or any part thereof, except that Assignor warrants title against all claims by, through or under Assignor but not otherwise and that the title transferred hereunder is free and clear of all liens and encumbrances (other than the royalty provisions contained in such lease and the overriding royalty interest being transferred by SOI Finance Inc. to Assignee concurrently with this Assignment).

      IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee on the dates set forth below, but shall be effective for all purposes as of December 16, 1996 at 7:00 a.m.

WITNESSES:                    ASSIGNOR:

                              SHELL DEEPWATER DEVELOPMENT INC.

____________________          By:_______________________
                                   R. W. Robison, Jr.
____________________               Attorney-in-Fact

                              Date:______________________


WITNESSES:                    ASSIGNEE:

                              READING & BATES DEVELOPNENT CO.

____________________          By:________________________

____________________          Title:_____________________

                              Date:______________________


                                 EXHIBIT "B-2"
                           ATTACHED TO SDDI/SOIFI/RB
                            JOINT VENTURE AGREEMENT
                            DATED DECEMBER 16,1996


                   ASSIGNMENT OF OVERRIDING ROYALTY INTEREST
                       IN FEDERAL OCS OIL AND GAS LEASE


KNOW ALL MEN BY THESE PRESENTS:

      That SOI FINANCE INC., a Delaware corporation, whose address is P. 0. Box 61933, New Orleans, Louisiana 70161-1933 (hereinafter called "Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign, transfer and convey unto READING & BATES DEVELOPMENT CO., a Delaware corporation, whose address is 901 Threadneedle, Houston, Texas 77079 (hereinafter called "Assignee"), an undivided______________ percent(______%) overriding royalty interest in and to that certain Oil and Gas Lease covering submerged land in the Gulf of Mexico (hereinafter called "Lease"), more particularly described as follows:

      OCS-G_____ , Oil and Gas Lease effective covering all of Block ______, East Breaks, as shown on OCS Official Protraction Diagram NG 15-1, containing 5,760 acres.

      As a result of this Assignment the overriding royalty interests conveyed hereby shall be extinguished by confusion and merge into the working interests out of which each was carved, such that the record title interest in said Lease remains as follows:

      SHELL DEEPWATER DEVELOPMENT INC.   ______%
      READING & BATES DEVELOPMENT CO.    ______%

      This Assignment and Assignee's rights hereunder are subject to the provisions of that certain Joint Venture Agreement dated December 16,1996, by and between SHELL DEEPWATER DEVELOPMENT INC., SOI FINANCE INC. and READING & BATES DEVELOPMENT CO.

      Assignee assumes, and agrees to be bound by, all of the obligations and liabilities of Assignor as to the interest herein assigned, accruing on or after the effective date hereof. The terms and provisions of this Assignment shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and assigns. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all liabilities accruing prior to the effective date of the Joint Venture Agreement dated December 16, 1996 by and between SHELL DEEPWATER DEVELOPMENT INC., SOI FINANCE INC. and READING & BATES DEVELOPMENT CO. Under no circumstances shall this Assignment be interpreted or deemed to include the assignment of any rights held or which may be held by Assignor for mispayments, underpayments or other claims regarding the overriding royalty interest conveyed hereby, which accrue prior to the effective date hereof.

      TO HAVE AND TO HOLD said interest herein unto Assignee, its successors and assigns, forever, subject to the terms of said Lease.

      Assignor hereby warrants title to the property it is conveying against the claims and demands of all persons lawfully claiming the same by, through or under such Assignor, but not otherwise.

      IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee on the dates set forth below, but shall be effective for all purposes as of December 16, 1996 at 7:01 am.

WITNESSES:                          ASSIGNOR:

                                    SOI FINANCE INC.

______________________              By:__________________________
                                          R. W. Robison, Jr.
______________________                    Attorney-in-Fact

                                    Date:_________________________


WITNESSES:                          ASSIGNEE:

                                    READING & BATES DEVELOPMENT CO.

_____________________               By:__________________________

_____________________               Title:_________________________

                                    Date:_________________________


                                  EXHIBIT "C"

                           Attached to SDDI/SOIFI/RB
                         Joint Venture Agreement dated
                               December 16, 1996

                      GEOPHYSICAL DATA LICENSE AGREEMENT


Article I.
                              Contracting Parties
      THIS AGREEMENT is entered into in New Orleans, Louisiana this 16th day of September 1996 by and between Shell Offshore Inc. ("SOI") and Reading and Bates Development Co. (the "Licensee").

Article II.

                        General Scope of the Agreement

            WITNESSETH:
            WHEREAS, SOI has acquired possession of results of the specified proprietary geophysical surveys (the "Survey") in the Gulf of Mexico as Detailed in Attachment One and is willing to grant certain rights with respect to such Data (the "Data") to Reading and Bates Development Co. under such terms and conditions hereinafter set forth; and

            WHEREAS, the Licensee desires to obtain the non-exclusive right to use the Data, as specified herein and as detailed by Supplement to this Agreement, and adopted by reference as if incorporated herein, on such terms and conditions as herein set forth;

            IT IS FURTHER UNDERSTOOD AND AGREED that nothing herein shall be construed to grant any Licensee any ownership interest in (1) the Data, (2) any copy of the Data, or (3) any copyright to the Data.

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:


Article III.

                          Provisions of the Agreement

            1. Non-Exclusive License. In consideration of the mutual covenants and agreements referenced in this Agreement, SOI offers to grant to Licensee a non-exclusive license to use the Data as specified in Article III. 12.

            2. Confidentiality. Licensee acknowledges that the Data constitute valuable and highly confidential information that is not generally available and is proprietary to SOI. Except as expressly otherwise permitted hereunder, Licensee agrees to keep the Data strictly confidential, and to take appropriate steps to ensure that its employees and agents keep it strictly confidential, and to make no use thereof except as permitted by this Agreement. Failure of Licensee to maintain the Data licensed herein strictly confidential shall result in the termination of this license and forfeiture of any and all Data licensed hereunder and any Supplement or copies of any such Data or Supplements.

            3. Control of Data; Related Parties. Except as provided herein, Licensee shall not sell, convey, deliver, trade, exchange, lend, disclose, show or otherwise share the Data, or structure maps, stratigraphic interpretations or any other interpretations based on the Data, or any reprocessed or redisplayed versions of the Data, to or with any party without the express prior written approval of SOI, except under the following conditions:

            Licensee may indicate its possession of the Data to visitors of Licensee and only under the following conditions. Licensee may show limited profiles through the Data set on electronic media and may refer to the data owner as Shell Offshore Inc. Licensee may not reveal the geographic location represented by the Data or provide details that identify the geographic location, such as tying well locations.

            Licensee is encouraged to and may demonstrate technology applied to the Data by Licensee, by showing both SOI versions of the Data delivered to the Licensee and modified Data produced by Licensee's own processes. Licensee may not reveal location represented by the Data or provide details that identify location, such as tying well locations. Licensee may show volume renderings, event oriented data, or time slice data on electronic media such as a workstation screen, at Licensee's premises only. However, Licensee may not produce hardcopy prints of volume renderings, event oriented data, or time slice data without the prior written permission of SOI. Licensee may not show volume renderings, event oriented data, or time slice data at any other venue, without the prior specific written permission of SOI. Licensee must offer SOI the same opportunity to view Licensee modified data as any other viewer. Licensee shall take such security as may be necessary to protect the Data licensed herein from access from unauthorized persons through electronic media such as Internet. Failure to secure the Data from such unauthorized access shall constitute a breach of this Agreement resulting in forfeiture of all data licensed and such other penalties as authorized by law.

            Licensee may publish and is encouraged to publish details of the technology applied to the Data by Licensee, by using both SOI versions of the Data delivered to the Licensee and modified Data produced by Licensee's own processes. Licensee may not reveal location represented by the Data or provide details that identify location, such as tying well locations. Licensee may not publish volume renderings, event oriented data, or time slice data without the prior written permission of SOI. Licensee must offer at no expense to SOI reprints of published materials containing Data or modified Data obtained hereunder.

      Any Company or Organization owning, directly or indirectly, au of the equity interest in the Licensee and wholly-owned subsidiaries of the Licensee shall have the same rights to the Data as has the Licensee provided such company, subsidiary or affiliate agrees to abide in writing by the provisions of this Agreement and any Supplements. The Licensee shall maintain appropriate controls over the dissemination of Data by any party to whom it is furnished in accordance with the provisions of this paragraph 3 and shall be responsible for any unauthorized use or dissemination of the Data by any such party. The Data or modified Data cannot be sold without the prior consent of SOI and only upon such terms and conditions as agreed by SOI in writing.

            4. Valid Regulations. The Data were obtained under U.S. Geological Survey or Minerals Management Service Permits, and the use thereof is governed by statute and by regulations published in the Federal Register. By execution of this document Licensee acknowledges notification by SOI that both SOI and Licensee are bound by such permits and regulations.

            5. Transfer of Data. This Agreement and the rights to the Data granted hereunder and any Supplement are intended to be for the sole use and benefit of the Licensee and may not be sold, transferred or assigned to, or placed under the direct or indirect control of any other person or entity without the prior written consent of SOI whether by means of merger, consolidation, stock or asset sale, liquidation or otherwise.

            6.    Entire  Agreement.    This  Agreement,   together  with  the
Supplement hereto, and any invoices issued pursuant hereto represents the entire agreement between the parties in relation to the subject matter hereof and shall not be amended or altered without the written consent of both parties.

            7. Representations and Warranties. Notwithstanding any provision in this Agreement to the contrary, conveyance of a non-exclusive license of the Data shall be without warranty, express, statutory, or implied. Licensee specifically assumes all cost, risk, and expense, despite any fault or negligence of SOI as to any use made of, or decisions based upon, the Data, and agrees that SOI shall have no liability to Licensee as a result of Licensee's use of the Data.

            8. Independent Evaluation. Licensee acknowledges that SOI has not made any statements or representations concerning the quality, condition or accuracy of the Data or the present or future value to be derived from the Data.

            9. Remedies. With respect to any claim against SOI the remedies of the Licensee hereunder shall be limited to a return of the Data and no direct, indirect, punitive or consequential damages shall be available. This Agreement shall be construed under the laws of the State of Louisiana with venue in New Orleans, Louisiana. The parties hereby further agree that any dispute arising out of this Agreement shall be resolved pursuant to the Federal Arbitration Act which is referenced herein and adopted as if copied in extenso herein, and agree to binding arbitration of any such disputes. The parties further hereby adopt the Rules of the American Arbitration Association to govern such proceedings.

            10. Term. This Agreement shall be effective from the date set forth above and shall continue in effect until terminated by either party on 10 days written notice to the other. However, any provisions relating to confidentiality, restrictions on the use and remedies shall survive any termination of this Agreement or any Supplement.

            11. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and all shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            12. Description of Data. The data are from SOI's East Boomvang 3D Survey and cover East Breaks protraction area blocks 642, 643, 644, 645, 686, 687, 688, 689, and 732. The seismic deliverable shall be in SEGY format after bandpass, gain and integration. The interpretation file shall be included with the seismic deliverable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          SHELL OFFSHORE INC.

__________________________

__________________________    By:_________________________________
                                           M. R. Kuzio
                                 Chief Geophysicist Shelf Division,
                                        Shell Offshore Inc.

                              READING & BATES DEVELOPMENT CO.
__________________________

__________________________    By:_______________________________
                                    Name:
                                    Title:


                       FORM OF JOINT OPERATING AGREEMENT
                               TABLE OF CONTENTS


ARTICLE                CONTENTS                               PAGE

1.                    Contract Application                      1
2.                    Definitions                               1
3.                    Exhibits                                  7
4.                    Selection of Operator                     7
5.                    Rights and Duties of Operator             10
6.                    Expenditures and Annual Operating Plan    12
7.                    Confidentiality of Data                   18
8.                    Voting, Elections & Notices               21
9.                    Geophysical Operations                    25
10.                   Exploratory Operations                    26
11.                   Appraisal Operations                      31
12.                   Development Plan                          38
13.                   Development Operations                    45
14.                   Facilities and Gathering Systems          51
15.                   Disposition of Hydrocarbon Production     52
16.                   Non-consent Operations                    53
17.                   Withdrawal from Agreement                 62
18.                   Abandonment and Salvage                   64
19.                   Rentals, Royalties and Minimum Royalties  65
20.                   Taxes                                     66
21.                   Insurance and Bonds                       67
22.                   Liability, Claims, Lawsuits and
                        AlternateDisputeResolution              68
23.                   Contributions                             69
24.                   Assignments and Preferential Right to
                        Purchase                                71
25.                   Force Majeure                             74
26.                   Aministrative Provisions                  74


                                  EXHIBIT "D"

                    Attached to SDDI/SOIFI/RB Joint Venture
                       Agreement dated December 16, 1996

                           JOINT OPERATING AGREEMENT
                   OUTER CONTINENTAL SHELF - GULF OF MEXICO


      THIS AGREEMENT is made effective as of the __________________________by and between Shell Deepwater Development Inc. and Reading & Bates Development Co., the signers hereof, herein referred to collectively as "Parties" and individually as "Party."

      WHEREAS, the Parties are owners of one or more OCS oil and gas Leases, identified in Exhibit " A-1" (Description of Leases) and desire to jointly explore, develop and operate these Leases lying within the Contract Area for the production of Hydrocarbons.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged and contained within this Agreement, the Parties agree to jointly explore, develop and operate the Contract Area according to the following provisions:

                                   ARTICLE 1
                             CONTRACT APPLICATION

1.1 Application in General: This Agreement applies to the joint exploration, development and operation of the Contract Area for the production of Hydrocarbons therefrom and the transportation of same by pipeline(s) or otherwise from the Contract Areas.

1.2 Application to Contract Area: This Agreement shall apply to the Contract Area as defined in Article 2 below. Unless otherwise provided for in this Agreement, all the rights and obligations in and under the Lease(s) comprising the Contract Area, all joint property and all Hydrocarbons produced from the Contract Area shall be owned jointly by the Parties according to their respective Working Interests in the Contract Area.

                                   ARTICLE 2
                                  DEFINITIONS

As used in this Agreement (or in the Exhibits attached hereto), the initially capitalized terms listed below shall have the following meanings:

2.1 Additional Testing, Coring or Logging: shall mean any testing (excluding production testing), coring or logging which is in addition to that approved by virtue of any previously approved AFE.

2.2 Affiliate: shall mean any corporation, limited liability company or partnership (including a limited partnership) or other entity owned or controlled by a Party to this Agreement. The term "Affiliate" of a Party includes any parent corporation, partnership or other entity that directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock (or other interests) having the right to vote for directors of a Party to this Agreement, and also includes any other corporation, partnership or other entity in which the parent corporation directly or indirectly owns or controls fifty percent (50%) of the voting stock (or other interests) in the other corporation.

- Ownership or control by a Party is deemed to exist if a Party to this Agreement directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock of the corporation having the right to vote for directors of the corporation [or fifty percent (50%) or more of the interests in the partnership or other entity].

- The stock (or interests in a partnership or other entity) owned or controlled by a Party shall include all stock (or other interests) directly or indirectly owned or controlled by any other corporation, partnership or other entity owned or controlled by a Party to this Agreement.

2.3 Agreement: shall mean this Joint Operating Agreement, together with its attached Exhibits.

2.4 Annual Operating Plan: shall mean the operational plan and estimate of Costs for joint operations in the next ensuing calendar year as described in
Article 6.7 (Annual Operating Plan).

2.5 Appraisal Operations: shall mean all operations conducted within a Contract Area subsequent to Exploratory Operations and proposed pursuant to
Article 11.0 (Appraisal Operations). The terms Appraisal Operations and Appraisal Well are interchangeable throughout this Agreement.

2.6 Appraisal Well: shall mean any well proposed and drilled as an Appraisal Operation.

2.7 Authorization for Expenditure (AFE): shall mean any written proposal in sufficient detail made by a Party for the purpose of describing an operation being proposed and estimating the costs to be incurred. The AFE, when executed by a Party, evidences that Party's Election to participate in the proposed operation and grants the Operator the authority to commit or expend funds, pursuant to this Agreement, for the account of the Participating Parties. Any AFE which proposes more than one operation shall be considered a separate AFE as to each operation only for those operations for which Parties are permitted separate Elections under the terms of this Agreement.

2.8 Confidential Data: shall mean all proprietary geophysical, geological, geochemical, drilling or engineering data owned or developed by the Parties relating to operations conducted within the Contract Area. The term shall also include (but may not be limited to):

-     certain commercial, contractual or financial information;

      analyses, compilations, maps, models, interpretations or other documents that reflect or incorporate Confidential Information;

      both originals and copies of geological and geophysical data, and well logs; and, all other subsurface, seismic and related data acquired or derived from operations conducted pursuant to this Agreement.

      The provisions of this Agreement with respect to Confidential Data shall not be applicable to "Confidential Work Product" as that term is defined in Exhibit "G" (Integrated Project Team and Technology Sharing).

2.9 Contract Area: shall mean the OCS Leases described on Exhibit "A-1", as to all depths.

2.10 Cost(s): shall mean the monetary amount of all expenses incurred by the Operator and the Participating Parties for (or on account of) any and all operations conducted pursuant to this Agreement.

2.11 Deepen or Deepening: shall mean any operation to drill an existing well (includingsidetracking a well) deeper than the stratigraphic equivalent of the deepest formation previously encountered in such well.

2.12 Deeper Drilling: shall mean the drilling of a well below the deepest Producible Reservoir penetrated by a Producible Well within a Contract Area.

2.13 Development Operations: shall mean all operations conducted pursuant to a Development Plan.

2.14 Development Phase: shall mean Development Operations associated with the installation of a Production System within a Contract Area.

2.15 Development Plan: shall mean the plan for installing a Production System and developing and producing Hydrocarbons from a Contract Area as described in
Article 12 (Development Plan). The Development Plan (as defined herein) is not the Development Plan as required by the MMS under 30 CFR 250.34(a) nor under the DOCD required under 30 CFR 250.34(d) (1).

2.16 Development Well: shall mean any well proposed within a Contract Area subsequent to the approval of a Development Plan for such Contract Area.

2.17 Disproportionate Spending Settlement: shall mean tile settlement of all or a portion of the percentage recoupment by a Non-Participating Party paying a disproportionate amount of Costs in the next ensuing operation in which the Non-Participating Party makes an Election to participate.

2.18 Election: shall mean a decision by a Party to either participate or to become a Non-Participating Party in a proposed operation (including the AFE associated with the operation). An Election to participate is evidenced by a Party's execution of the AFE. An Election not to participate (become a Non-Participating Party) is evidenced either by a Party's written response against a proposal or such Party's failure to timely execute the AFE within the applicable time limit specified in this Agreement, or both.

2.19 Exploratory Operations: shall mean the first well drilled, or its substitute, in the Contract Area as described in Article 10 (Exploratory Operations).

2.20 Exploratory Well: shall mean any well proposed and drilled as an Exploratory Operation.

2.21 Fabrication AFE: shall mean the individual AFEs collectively submitted pursuant to an approved Development Plan for the construction and installation of a Production System.

2.22 Facilities: shall mean all production equipment beyond the wellhead connections (excluding Production Systems and Subsea Production Systems, but including injection and disposal wells) installed for the benefit of the Contract Area to handle or service Hydrocarbon production from the Contract Area. Facilities also include (but are not limited to) the flowlines and gathering lines that transport the Hydrocarbons from the wellhead but exclude pipelines used to transport Hydrocarbons to shore.

2.23  Final  Design  AFEs:  shall   mean  the  individual  AFEs,  collectively
submitted pursuant to an approved Development Plan pursuant to Article 12.5 (Content of the Development Plan).

2.24 General Matters: shall mean any matter decided by a vote of the Parties in accordance with Article 8.2 (Voting Procedures on General Matters and Elections). A proposal as a General Matter may or may not include an AFE; depending on the type of proposal. If the nature of the proposal requires that an AFE be submitted with the proposal, an affirmative vote for such proposal shall be evidenced by a Party's execution of the AFE for the proposal.

2.25 Geophysical Operations: shall mean geophysical surveys proposed pursuant to Article 9 (Geophysical Operations).

2.26 Hydrocarbons: shall mean the oil and gas and associated liquid and gaseous by-products (except helium) which may be produced from a wellbore located on the Contract Area.

2.27 Integrated Project Team: shall mean the group of management, supervisory, technical and support personnel from the Parties assigned to assist the Operator with preparing a Development Plan for a Contract Area, and for the planning, design, engineering and installation of a Production System for a Contract Area as further provided for in Exhibit "G" (Integrated Project Team and Technology Sharing Provisions). The IPT shall be formed pursuant to
Article 12.0 (Development Plan).

2.28 Joint Account: shall mean the Operator's account showing the charges paid and credits received in the conduct of the operations hereunder and which are to be shared by the Parties as provided in this Agreement.

2.29 Lease: shall mean each of the OCS federal oil and gas Leases (or portion thereof) identified on Exhibit "A-1" attached hereto.

2.30 Non-Consent Operations: shall mean Exploratory Operations, Appraisal Operations or Development Operations for which one or more Parties, having the contractual right to do so, makes or is deemed to have made, an Election not to participate in the proposed operation; and where the Participating Parties proceed to conduct the operation at their sole Cost and risk pursuant to provisions of Article 16 (Non-Consent Operations).

2.31 Non-Operating Party: shall mean any Party to this Agreement other than the Operator (or a substitute Operator).

2.32 Non-Participating Party: shall mean any Party to this Agreement who, having the contractual right to do so, makes or is deemed to have made, an Election not to participate in the proposed operation and who is subject to the provisions of Article 16 (Non-Consent Operations).

2.33 Non-Participating Party's Share: shall mean the share of Working Interest and Costs that a Non-Participating Party would have assumed if all Parties had made an Election to participate in the proposed operation.

2.34 Objective Depth: shall mean, for any well, the shallower of the total footage to be drilled (as measured in true vertical depth) or the penetration by the drill bit sufficient to test the stratigraphic equivalent base of the deepest target formation or interval. Said depth, formation or interval (together with a bottomhole location) shall be set forth in the proposed Well Plan and AFE.

2.35 Operator: shall mean the Party identified in Article 4.1 (Designation of the Operator) designated to conduct all operations pursuant to the terms of this Agreement. The term shall also refer to any successor or substitute Operator selected pursuant to Article 4.2 (Substitute Operator) or Article 4.5 (Selection of Successor Operator).

2.36 Participating Interest: shall mean a Participating Party's percentage of participation in the Costs, risks and benefits (including rights to Hydrocarbons) of an operation conducted pursuant to this Agreement; that is, the proportion that the Party's Working Interest bears to the total Working Interest of all the Participating Parties (unless a different Cost sharing basis has been agreed upon by the Participating Parties in such operation).

2.37 Participating Party: shall mean a Party who makes an Election to participate in sharing the Costs, risks and benefits (including rights to Hydrocarbons) of an operation conducted pursuant to this Agreement. If the Parties have agreed upon a different Cost sharing arrangement, those Parties shall be considered Participating Parties for all purposes of this Agreement.

2.38 Producible Reservoir: shall mean a Hydrocarbon accumulation into which a Producible Well has been drilled and which is separated from and not in oil or gas communication with any other accumulation and identified as a Hydrocarbon bearing accumulation expected to be developed under any Development Plan or any other accumulation from which Hydrocarbons are ultimately produced.

2.39 Producible Well: shall mean a well producing hydrocarbons or, if not producing, a well that shall meet, according to either the MMS or the Participating Parties, the "well producibility criteria" set forth in Title 30 CFR 250.11 (effective May 31, 1988) or any succeeding order issued by an appropriate governmental authority.

2.40 Production System: shall mean an offshore structure (whether fixed, compliant, subsea or floating), and all associated components thereof including the associated Facilities, flowlines, gathering lines and risers which are used for the production of Hydrocarbons from the Contract Area. This term shall also include the following defined terms:

      Subsea Production System: shall mean an offshore subsea structure (i.e., where multiple wells or a single well could be utilized) or template and the components thereof (including flowlines and control systems) which are attached to the seafloor for use in obtaining Hydrocarbon production from a well not drilled from a Production System and routed to the Production System;

      Initial Production System: shall mean the Production System for the Contract Area included in the first approved Development Plan;

      Subsequent Production System: shall mean any new or expanded Production System proposed after the installation of the Initial Production System for the Contract Area.

2.41 Sidetrack or Sidetracking: shall mean any operation to directionally control and/or intentionally deviate a well so as to change the bottomhole location to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth, unless such intentional deviation is done to straighten the hole, drill around junk or to overcome other mechanical difficulties.

2.42 Subsequent Exploratory Operation: shall mean any operations conducted subsequent to an Exploratory Well reaching its Objective Depth but prior to the plugging and abandonment of such Exploratory Well.

2.43 Well Plan: shall mean a plan for any proposed Exploratory, Appraisal or Development Well which contains at least the information defined in Article
10.2.1 (Well Plan's Minimum Specifics).

2.44 Withdrawing Party: shall mean a Party that withdraws from this Agreement under the conditions defined in Article 17.1 (Right of Withdrawal) or is deemed to have withdrawn under Article 16.2 (Acreage Forfeiture Provisions).

2.45 Working Interest: shall mean the leasehold interest of each Party in and to each Lease within the Contract Area (expressed as the percentage described in Article I of Exhibit "A-2" attached hereto).

                                   ARTICLE 3
                                   EXHIBITS

3.1 Exhibits: All references in this Agreement to "Exhibits" without further qualification shall mean the Exhibits listed below and attached to this
Agreement. Each of the Exhibits listed below are made a part of this Agreement and shall be deemed incorporated into the body of this Agreement by this reference, as completely as if the full text of each Exhibit were contained within the text of this Agreement. If the provisions of any of the Exhibits conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail with exception of Exhibits "C," "D," and "G'.

      Exhibit "A-1"    Contract Area
      Exhibit "A-2"    Contract Area, Working Interests of the Parties,
                         Operator and Representatives
      Exhibit "B"       Offshore Insurance Provisions
      Exhibit "C"       Accounting Procedure
      Exhibit "D"       Gas Balancing Agreement
      Exhibit "E"       Certification of Nonsegregated Facilities
      Exhibit "F"       News Release Guidelines
      Exhibit "G"       Integrated Project Team and Technology Sharing
      Exhibit "H"       Dispute Resolution Procedure
      Exhibit "I"       Memorandum of Joint Operating Agreement

                                   ARTICLE 4
                             SELECTION OF OPERATOR

4.1 Designation of the Operator: Reading & Bates Development Co. is designated as the Operator for the Contract Area and shall conduct all operations within such Contract Area for the Joint Account of the Parties.
This designation of operatorship is subject to approval by the Minerals Management Service (MMS) and the Parties agree to promptly execute and file such documents as may be required to gain approval of this designation of operatorship.

4.2 Substitute Operator: If the Operator becomes a Non-Participating Party in a Non-Consent Operation, any Participating Party may be selected by the Participating Parties as a General Matter and designated as the substitute Operator, with the same authority, rights, obligations and duties as the Operator, except when:

      (a) the drilling and other contracts for equipment and Facilities to be utilized on the Non-Consent Operation are not assignable; or
      (b) the operation is conducted from a Production System being operated by the Operator.

If no substitute Operator is designated by the Participating Parties, then the Operator, at its option, shall conduct such Non-Consent Operations at the sole risk, Costs and expense of the Participating Parties and subject to their control, supervision and direction. If the Operator conducts Non-Consent Operations on behalf of the Participating Parties (when the Operator is a Non-Participating Party), the Operator shall furnish the Participating Parties an estimate of the Costs of the Non-Consent Operation. The Operator shall not be required to proceed with such Non-Consent Operations unless and until the Costs thereof have been advanced to it by the Participating Parties, to the end that the Operator need not expend any of its own funds for such Non-Consent Operation. If a Non-Consent Operation conducted by a substitute Operator is completed or results in a producing well, said well shall be turned over to the Operator for future operations within thirty (30) days of completion of such operations.

4.3 Resignation of Operator: The Operator may resign at any time by giving written notice to the Parties; provided, however, the Operator shall not resign during a Force Majeure situation described in Article 25.1 (Force Majeure). If the Operator no longer owns an interest in a Contract Area, the Operator shall be deemed to have resigned without any action by the Non-Operating Parties other than the selection of a successor Operator.

4.4 Removal of Operator: The Operator may be removed either as a result of an assignment of all or a portion of the Operator's Working Interest in a Contract Area or for good cause under the following circumstances.

      4.4.1 Removal Upon Assignment: If the Operator assigns all or a portion of it's Working Interest in a Contract Area (excluding any interest assigned to an Affiliate) which reduces the Operator's Working Interest in a Contract Area to less than the Working Interest of another Non-Operating Party, whether accomplished by single or' multiple assignments, then the Operator may be removed by vote of the Parties as a General Matter. Provided however, the Operator shall not be removed solely on the basis of a reduced Working Interest when the reduced Working Interest is equal to or larger than the next largest Working Interest of a Party.

      4.4.2 Removal for Cause by Vote: The Operator may be removed for cause by vote of the Parties as a General Matter if the Operator commits any of the following acts:

         (a) the Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits any act of bankruptcy or seeks relief under laws providing for the relief of debtors; or,

         (b)      a   receiver  is   appointed   for  the   Operator  or   for
                  substantially all of its property and/or affairs; or,

         (c) the Operator commits an act of gross negligence or willful misconduct; or,

         (d) the Operator is unable to meet the standards of operation contained in Articles 5.2 (Workmanlike Conduct), 5.3 (Drilling), 5.4 (Liens and Encumbrances) and 5.6 (Reports to Government Agencies); or,

         (e) the Operator commits a substantial breach of a material provision of this Agreement and fails to cure same within thirty (30) days after receipt of notice of such breach. However, if the breach specified in the notice is of such a nature that it reasonably cannot be corrected within the thirty (30) day period, and the Operator within said period begins corrective action or steps to correct the breach and thereafter diligently carries such corrective action to completion, the Operator shall not be removed.

4.5 Selection of Successor Operator: Upon resignation or removal of the Operator; a successor Operator shall be selected by the Parties as a General Matter. If the resigned or removed Operator fails to vote or votes only to succeed itself, then the successor Operator shall be selected as a General Matter after excluding the vote of the resigned or removed Operator. In the event there are only two Parties to this Agreement, the Non-Operating Party shall become the Operator.

4.6 Effective Date of Resignation or Removal: The resignation or removal of the Operator shall become effective at 7:00 am. on the first day of the month following a period of ninety (90) days after said notice, unless a longer period of time is required to obtain approval by the Minerals Management Service. Prior to the successor Operator's assumption of the Operator's duties, the previous Operator (the "outgoing Operator") shall continue to exercise its authorities and meet its duties as Operator. Upon selection of a successor Operator, the outgoing Operator shall be bound by the terms of this Agreement as a Non-Operating Party. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations or liabilities which accrued during the period when the outgoing Operator acted as the Operator. If the outgoing Operator resigns or is removed, it shall be entitled to charge the Joint Account for the reasonable Costs incurred in connection with the change of operatorship.

4.7 Delivery of Property: On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver to the successor Operator possession of everything jointly owned by the Parties, including all funds relating to the Joint Account, all joint Hydrocarbons, all joint equipment, materials and appurtenances used in conducting operations and all books, records and inventories relating to joint operations (other than those books, records and inventories maintained by the outgoing Operator as the owner of a Working Interest). Upon such delivery, the outgoing Operator shall be discharged from all future rights and obligations as the Operator. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, effective as of the effective date of such resignation or removal, its rights as the Operator under all contracts exclusively relating to joint operations and the successor Operator shall assume all obligations of the Operator thereunder. As soon as practicable after the effective date of such resignation or removal, the Parties shall audit the Joint Account and conduct an inventory of all joint property and all joint Hydrocarbons, and such inventory shall be used in the return of and the accounting for the joint property and the joint Hydrocarbons by the outgoing Operator. All Costs incurred in connection with such audit and inventory shall be charged to the Joint Account.

                                   ARTICLE 5
                         RIGHTS AND DUTIES OF OPERATOR

5.1 Exclusive Right to Operate: Except as otherwise provided, the Operator shall have the exclusive right and duty to conduct (or cause to be conducted) all operations pursuant to this Agreement. With the exception of any team formed pursuant to this Agreement, the number of employees or contractors used by the Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by the Operator, and all such employees or contractors shall be the employees or contractors, respectively, of the Operator. The Operator shall contract for and employ any drilling rigs, tools, machinery, equipment, materials, supplies and personnel reasonably necessary for the Operator to conduct the operations provided for in this Agreement.

5.2 Workmanlike Conduct: The Operator shall conduct all operations in a proper and workmanlike manner in accordance with methods and practices customarily used in sound oil and gas field practice and with that degree of diligence reasonably and ordinarily exercised by an experienced prudent operator engaged in a similar activity under the same or similar circumstances. The Operator shall not be liable to the Parties for losses sustained or liabilities incurred as a result of its actions as the Operator, except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, Operator shall consult with the Parties and keep them all informed of all important matters.

5.3 Drilling: The Operator may have all drilling operations conducted by qualified and responsible independent contractors who are not affiliated with the Operator and are employed under competitive contracts. A competitive contract is a contract containing current terms, rates and provisions that do not exceed those generally prevailing on the OCS in the Gulf of Mexico for operations involving drilling rigs of an equivalent type, operating in similar environments, and equipped to the Operator's standard conditions which are capable of drilling the proposed well(s) within the time schedule for the operations to be conducted. The Operator may employ its equipment, personnel, Operator owned drilling rig, workover rig or snubbing unit in the conduct of such operations in accordance with Exhibit "C" (Accounting Procedure) or pursuant to a written agreement among the Participating Parties. If the Operator's equipment, personnel, drilling rig, workover rig or snubbing unit are employed in conducting operations under this Agreement, the terms, rates and provisions for use shall be consistent with then current competitive contracts prevailing in the OCS in the deepwater Gulf of Mexico. Prior to RB utilizing a drilling rig owned by RB's affiliate, the parties will establish a mutually agreeable day rate based upon the average commercial rates for a similar specification drilling rig prevailing in the immediate area.

5.4 Liens and Encumbrances: The Operator shall use reasonable efforts to keep the Leases, Production Systems, Facilities and other equipment and any jointly owned Hydrocarbons free from all liens and encumbrances [except those provided for in Article 6.3 (Security Rights) ] which might arise by reason of the operations conducted under this Agreement.

5.5 Records: The Operator shall keep accurate books, accounts and records of operations hereunder in compliance with the Accounting Procedure in Exhibit "C" (Accounting Procedure). Unless otherwise provided for in this Agreement, all records of the Joint Account shall be available to a Non-Operating Party at all reasonable times during the Operator's normal office hours pursuant to the provisions contained in Exhibit "C" (Accounting Procedure).

5.6 Reports to Government Agencies: The Operator shall make timely reports to all governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties. The Operator shall give timely written notice to the Parties of litigation and/or administrative proceedings of which it has notice affecting a Contract Area or operations hereunder.

5.7 Information to Participating Parties: The Operator shall, in a timely manner, furnish each Participating Party the following information pertaining to each well being drilled (provided such information was obtained or received by Operator):

      (a)   copy  of the application  for permit  to drill and  all amendments thereto;
      (b) daily drilling and workover reports; daily mud checks, mud logs, lithological, and Hydrocarbon information; daily casing and cementation tallies and cumulative Costs incurred on the operation;
      (c)   complete report of all core analysis;
      (d) copies of any logs or surveys as run (including a complete "library tape" of the digitally recorded data);
      (e) copies of well test results, bottomhole pressure surveys, gas and condensate analyses or similar information;
      (f) copies of reports made to or notices or orders received from regulatory agencies;
      (g) 48 hours advance notice of logging, coring or testing operations (or, if conditions do not permit such advance notice, as much advance notice as is reasonably possible);
      (h) upon written request, and if sufficient quantities are available, samples of cutting and sidewall cores marked as to depth, to be packaged and shipped at expense of the requesting Party;
      (i)   copies of the drilling prognosis;
      (j) if conventional cores are taken, the requesting Party shall be allowed access to inspect and evaluate said cores and;
      (k) samples of gas, condensate and oil, if sufficient quantities are available.

Upon written request, the Operator shall use its reasonable efforts to furnish to a requesting Participating Party any additional available information (including a complete slabbed section of all recovered cores, if requested and available), acquired by the Operator for the Participating Parties, not otherwise furnished under this Article (not including any derivative information independently developed at Operator's sole Cost and expense). The Costs of gathering and furnishing such additional available information shall be charged to the requesting Participating Party.

5.8 Completed Well Information: Operator shall, in a timely manner, furnish to each participating Party the following information pertaining to each completed well:

      (a)   monthly report of production and injection;
      (b)   copies of reports made to regulatory agencies;
      (c)   report on status of wells not producing and not abandoned;
      (d)   Hydrocarbon status report;
      (e)   bottomhole pressure data;
      (f) composite of all logs run (e.g., TDT, Carbon-Oxygen, Spinner Surveys, Casing Collar, etc.); and,
      (g)   reports of inventory.

5.9 Information to Non-Participating Parties: The Operator shall furnish to each Non-Participating Party copies of all non-confidential reports made to regulatory agencies. A Non-Participating Party shall be entitled to receive the information specified in Articles 5.7 and 5.8 only after fulfilling the requirements specified in Article 16 (Non-Consent Operations). A Party which has permanently relinquished all of its Working Interest in either the Contract Area or a specific Contract Area shall not be entitled to receive any information specified in Articles 5.7 and 5.8 above with respect to such relinquished interest.

5.10 Cost Information: Within one hundred twenty (120) days after completion of a Non-Consent Operation, the Operator shall furnish all Parties an itemized statement of the Cost of such operations and an inventory of the equipment pertaining thereto or, at its option, the Operator in lieu of an itemized statement of such Costs may submit a detailed statement of monthly billings. For the purposes of calculating recoupment of Costs pursuant to Article 16 (Non-Consent Operations), the Operator shall furnish to all Parties a quarterly statement showing operating expenses and the proceeds from the sale of Hydrocarbon production from the wells from which recoupment is being made.

5.11 Managing Production: All Parties shall cooperate and use due diligence to avoid gas imbalances resulting in pipeline penalties under the provisions of the applicable transportation tariffs of any transporting pipelines. Any additional costs imposed on Operator as a result of gas pipeline imbalances with transporters shall be borne by the individual Parties in the proportion that each individual Party's over and under deliveries caused such imbalance penalty, except where the imbalance is caused by the gross negligence or willful misconduct of Operator. For purposes of this Article, gas pipeline imbalances shall be defined as the difference between gas nominations accepted by the gas transporter and the actual volume delivered to the gas transporter for each Party's account.

                                   ARTICLE 6
                    EXPENDITURES AND ANNUAL OPERATING PLAN

6.1 Basis of Charges to the Parties: Except as otherwise provided, the Operator shall pay all Costs of joint operations and each Participating Party shall reimburse the Operator, in proportion to its Participating Interest, for the Costs of each joint operation. The Operator shall have the right to require each Participating Party to advance its respective share of estimated expenditures, as provided in Exhibit "C" (Accounting Procedure). Funds received by the Operator under this Agreement may be commingled with Operator's own funds. All charges, credits and accounting for expenditures shall be made pursuant to Exhibit "C" (Accounting Procedure), attached hereto.

6.2 Authorization for Expenditure: The Operator shall not make any single expenditure or undertake any project or operation costing Two Hundred Thousand Dollars ($200,000) or more, unless an Authorization for Expenditure (AFE) has either (1) been included in a proposal for an operation and approved by the Participating Parties through their Election to participate in the operation, or (2) received the approval of the Parties as a General Matter. For any single expenditure or project costing in excess of Fifty Thousand Dollars ($50,000), but less than Two Hundred Thousand Dollars ($200,000), the Operator need not submit an AFE, but shall furnish written information describing the expenditure to each of the Participating Parties. In the event of an emergency and notwithstanding the foregoing, the Operator shall be empowered to immediately make such expenditures for the Joint Account of the Participating Parties as, in its opinion as a reasonable and prudent Operator, are required to deal with the emergency. The Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and action taken.

      6.2.1 AFE Overrun Notice: Operator shall provide an AFE overrun notice to all Participating Parties whenever it appears (based upon Operator's reasonable estimate) that the actual total Costs associated with any separate AFE will exceed the original AFE by more than ten percent (10%).

      6.2.2 Supplemental AFE for Cost Overruns for Wells: If during the drilling of Exploratory Wells, Subsequent Exploratory Operations, Appraisal Wells, subsequent Appraisal Operations, Development Wells, or subsequent Development Operations, it appears (based upon Operator's reasonable estimate) that the actual Costs will exceed the latest approved AFE for the well by fifteen percent (15%) or three million dollars ($3,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the well AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.2 shall be subject to the provisions of Article 16 (Non-Consent Operations) only for the amount of such supplement, or forfeiture of interest in the event of an Exploratory Operation.

      6.2.3 Supplemental AFE for Cost Overruns on Integrated Project Team AFE:
      If it appears (based upon Operator's reasonable estimate) that the actual Integrated Project Team Costs will exceed the latest approved AFE by fifteen percent (15%) or 4 million five hundred thousand dollars ($4,500,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Integrated Project Team AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.3 shall be subject to the provisions of
      Article 16.5.3 (Geophysical Operations, Feasibility Study, Integrated project Team andlor Final Design AFE) only for the amount of such supplement.

      6.2.4 Supplemental AFE for Cost Overruns on Final Design AFE: If it appears (based upon Operator's reasonable estimate) that the actual design Costs will exceed the latest approved Final Design AFE by fifteen percent (15%) or seven million five hundred thousand dollars ($7,500,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Final Design AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.4 shall be subject to the provisions of Article 16.5.3 (Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE) only for the amount of such supplement.

      6.2.5 Supplemental AFE for Cost Overruns on Fabrication AFE: If it appears (based upon Operator's reasonable estimate) that the actual Costs associated with any separate AFE submitted under the Fabrication AFE will exceed the latest approved Fabrication AFE by fifteen percent (15%) or twenty million dollars ($20,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the Fabrication AFE. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.5 shall be subject to the provisions of Article 16.2 (Non-Consent Fabrication AFE for the Initial Production System).

      6.2.6 Supplemental AFE for Cost Overruns on All Other AFEs: If it appears (based upon Operator's reasonable estimate) that the actual Costs will exceed the latest approved AFE for the operation by fifteen percent (15%) or three million dollars ($3,000,000), whichever is less, Operator shall submit a supplemental AFE to the Participating Parties to make an Election as to their further participation in the operation. Any Participating Party which becomes a Non-Participating Party as to such further operation under this Article 6.2.6 shall be subject, if applicable, to the provisions of Article 16 (Non-Consent Operations) only for the amount of such supplement.

      6.2.7 Further Operations During a Force Majeure: No Party shall be allowed to make an Election not to participate in a further operations under Articles 6.2.2 (Supplemental AFE for Cost Overruns for Wells),
      6.2.3  (Supplemental AFE FOR  Cost Overruns  on Integrated  Project Team
      AFE),  6.2.4 (Supplemental AFE  for Cost Overruns  on Final Design AFE),
      6.2.5 (Supplemental AFE for Cost Overruns on Fabrication AFE) or 6.2.6 (Supplemental AFE for Cost Overruns on All Other AFEs) during a Force Majeure or other emergency as described in Article 25.1 (Force Majeure), but may make its Election not to participate after termination of such emergency.

6.3 Security Rights: In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, the Parties shall have the following security rights:

      6.3.1 Operator's First Lien: Each Non-Operator grants the Operator a first lien upon each Party's Working Interest in the Leases within a Contract Area (including any interests in the Leases now owned or hereafter acquired), including but not limited to (a) all equipment installed on the Lease(s), (b) all Hydrocarbons or other minerals severed and extracted from or attributable to the Leases, (c) all accounts and proceeds of sale (including, but not limited to, accounts resulting from the sale of such Hydrocarbons or other minerals), contract rights and general intangibles arising in connection with the sale of such Hydrocarbons or other minerals, (d) fixtures and (e) any and all accessions, additions and attachments thereto and the proceeds and products therefrom. This first lien shall secure the payment of all charges against such Party, together with interest thereon at the rate set forth in Exhibit "C" (Accounting Procedure) (or the maximum rate allowed by law, whichever is the lesser), reasonable attorneys' fees, court costs and other directly related collection costs. If any Party does not pay such charges when due, the Operator shall have the additional right to collect from the purchaser of defaulting Party's Hydrocarbon production the proceeds from the sale of such Party's share of Hydrocarbon production in the Contract Area until the amount owed has been paid. Each purchaser shall be entitled to rely on the Operator's statement concerning the amount owed.

      6.3.2 Non-Operating Party's Security Interest: Operator grants a like security interest to the Non-Operating Parties to secure payment of Operator's proportionate share of expenses. Each Party paying its share of unpaid expenses pursuant to Section 6.5 (Unpaid Charges) hereof shall, to obtain reimbursement thereof, be subrogated to the security rights described herein.

      6.3.3 Recordation: To provide evidence of, and to better protect the Parties' security rights created hereunder, upon request, each Party agrees to and shall execute and notarize a financing statement on a UCC form, and the Memorandum of Joint Operating Agreement attached as Exhibit "I". The Parties hereby authorize the Operator to file the notarized Memorandum of Joint Operating Agreement to provide record notice of this Agreement in the appropriate public records.

6.4 Default: If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give that Party notice that unless payment is made within thirty (30) days, the non-paying Party shall be in default. Any Party in default shall have no further access to the rig, maps, records, data, interpretations or other information obtained in connection with operations or be allowed to participate in meetings. A Party in default shall not be entitled to vote on any General Matter until such time as the Party in default is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest bears to the total non-defaulting Participating Interests. As to any operation approved during the time a Party is in default, such Party in default shall be deemed to be a Non-Participating Party. If a Party notifies the Operator in writing that all or a portion of such payment is not being made as a result of a good faith dispute over such charges, said Party shall not be considered in default as to the disputed amount, provided that any undisputed portion of such Costs are promptly paid to the Operator.

6.5 Unpaid Charges: If any Participating Party fails to pay its share of the charges due hereunder within thirty (30) days after receipt of the Operator's statement, the Operator may take immediate steps to diligently pursue collection and to exercise the Operator's lien and security rights granted by this Agreement. The Operator shall keep an accurate account of amounts owed (plus interest and costs) by the Party in default and any amounts collected against the indebtedness. If a Party is in default and any indebtedness remains delinquent for a period of three (3) months, the other Participating Parties shall, upon the Operator's request, pay the unpaid amount in proportion that their Participating Interest bears to all paying Participating Interests. Each Participating Party paying its share of the unpaid amount shall be subrogated to the Operator's lien and security rights to the extent of such payment.

6.6 Carved-out Interests: The agreements creating any overriding royalty, production payment, net proceeds interest, carried interest or any other interest carved out of a Working Interest in a Lease(s) shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Participating Interest is so encumbered does not pay its share of expenses, and the proceeds from the sale of its Hydrocarbon production under Article 6.3 (Security Rights) are insufficient for that purpose, the security rights provided for herein may be applied against the carved-out interests with which such Working Interest is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 6.3. Additionally, in the event a Party elects not to participate in any operation hereunder and becomes a Non-Participating Party pursuant hereto, then and in that event, the Participating Parties shall acquire the interests of such Non-Participating Party with respect to such Election, free and clear of any and all obligations created under or pursuant to any carved-out interest as described above.

6.7 Annual Operating Plan: Beginning in the year in which a Development Plan is approved for a Contract Area, and each subsequent year thereafter, the Operator shall develop an Annual Operating Plan. The Annual Operating Plan process will be used (1) as a reporting mechanism by which the- Operator will inform the Non-Operating Parties of results of the previous year's activities,
(2) to review ongoing operations and (3) to forecast activities, anticipated Hydrocarbon production volumes, operating expenses and capital expenditures for the remainder of the current year and the next succeeding calendar year.

      6.7.1 Development and Submission of the Annual Operating Plan: Prior to May I of each year, the Operator will conduct a meeting with the Non-Operating Parties to review the results of the previous year. The
      Operator will also provide the Non-Operating Parties with its anticipated activities for the current and following year and solicit input regarding these activities from the Non-Operating Parties. After this meeting, the Operator will prepare and submit its proposed draft for the Annual Operating Plan prior to June I of each year.

      6.7.2 Review of the Annual Operating Plan: The Non-Operating Parties will provide suggested changes, additions or deletions to the Annual Operating Plan to the Operator and all other Parties prior to July 15 of each year. The Operator will then make any changes it deems necessary and submit the Annual Operating Plan no later than October I of each year.

      6.7.3 Content of Annual Operating Plan: The Annual Operating Plan will include an estimated capital budget, expense budget and Operator's anticipated forecast as follows:

         6.7.3.1 Capital Budget: The Annual Operating Plan shall contain an estimated capital budget that includes the following:

         (a) a list of proposed wells to be drilled including their anticipated order, drilling time, depths, locations, objective sands, type of well (Development, Appraisal, etc.), purpose of well (production, injection, etc.) and estimated Costs;

         (b) capital workovers, which shall be defined as any workover operation conducted to recomplete a well to a new zone or install artificial lift listed by well, with their estimated Cost;

         (c) other capital projects requiring a gross expenditure greater than three million dollars ($3,000,000). The term "capital project" shall include addition of new equipment, expansion or upgrades of existing equipment; and

         (d)   an estimated total amount (in aggregate) for capital projects.

         6.7.3.2 Expense Budget: The Annual Operating Plan shall contain an estimated expense budget that includes the following:

         (a) expense workovers, which shall be defined as any anticipated workover operation which is not a capital workover (such as repair work or reworks within the same zone), listed by well, with their estimated Cost;

         (b) all expense projects requiring a gross expenditure greater than three million dollars ($3,000,000). The term "expense project" shall include repair, replacement, inspection and maintenance of existing equipment;

         (c)   an estimated total amount  (in aggregate) for expense projects;
               and

         (d) estimated Operations and Maintenance (O&M) expenditures for the year may be shown in the aggregate. O&M expenses shall include the ongoing, everyday expenditures necessary to operate the field.

         6.7.3.3 Operator Forecasts and Informational Items: The Annual Operating Plan shall contain the Operator's reasonable forecasts and projections (but are recognized as forecasts and projections only) including the following information:

         (a)   production forecasts;

         (b)   injection forecasts;

         (c)   fuel and flare gas forecasts;

         (d)   scheduled or planned downtime exceeding three (3) days;

         (e)   data collection programs; and

         (f)   other areas deemed of significance by the Operator.

      6.7.4 Effect of the Annual Operating Plan: The Annual Operating Plan shall be primarily for informational and planning purposes and shall not obligate any Party to any expenditures or constitute an Election to participate in any specific operation. However, the Annual Operating Plan is recognized as the Operator's effort to forecast and plan for activities during the year while providing for input from the Non-Operators. Pursuant to the terms and conditions of this Agreement, any Party may make proposals for operations which were not included in the Annual Operating Plan. Approval of any such operation, under the terms provided in Article 8 (Voting, Election & Notices), shall be deemed a modification to the Annual Operating Plan.

                                 ARTICLE 7
                          CONFIDENTIALITY OF DATA

7.1 Confidentiality Obligation: The Parties agree that all Confidential Data acquired or obtained by any Party with respect to the joint operations conducted under this Agreement (and the scope and terms of this Agreement itself) shall be kept confidential during the term of this Agreement and for an additional period of two (2) years after the termination of this Agreement. Each Party agrees to maintain the secrecy of the Confidential Data using at least the standard of care it normally uses in protecting its own confidential information and trade secrets. The Confidential Data shall be made available to each Participating Party for its exclusive use. During the confidentiality period, the Confidential Data shall not be disclosed to any third party (unless disclosed under an "exception to confidentiality" under Article 7.1.1 or as a "permitted disclosure" under Article 7.1.2).

      7.1.1 Exceptions to Confidentiality: The confidentiality obligation shall not apply to the extent that particular items of Confidential
      Data:
            (a) are now or later become part of the public domain (other than as a result of a wrongful act or omission by a Party); or
            (b) are now or later become available to a Party on a non-confidential basis from a source, other than a Party hereto, that is legally permitted to disclose the item of Confidential Data; or
            (c) were known to a Party on a non-confidential basis prior to the disclosure of the Confidential Data to it under the terms of this Agreement or to which such Party was otherwise entitled at the time of disclosure; or
            (d) is independently developed by employees or contractors of a Party who have not had access to Confidential Data.

      7.1.2 Permitted  Disclosures:  The   Operator  may  disclose  items   of
      Confidential Data to such third parties as may be necessary in connection with the operation of a Contract Area, provided such third parties are bound by written agreement to keep secret the Confidential Data for a period of time not less than is set forth in this Agreement (or a lesser period if agreed by all Parties). The Operator shall promptly inform the other Parties hereto of the names of such third parties and list the items of Confidential Data disclosed. Notwithstanding anything herein to the contrary and subject to the restrictions that: (i) the Confidential Data shall not be removed from the custody and premises of the Party making such disclosure, excepting disclosure made pursuant to items (1) and (5) below; and (ii) that such third party be bound by written agreement not to use or disclose the Confidential Data except for the express purpose for which such disclosure is to be made, any Party may disclose, in whole or in part, the Confidential Data:

            (1) to any Affiliate of such Party provided such Affiliate shall be bound by the confidentiality provision contained herein; or

            (2) to any bona fide, financially responsible, prospective assignee of any portion of such Party's Working Interest (including but not limited to an entity with whom a Party or its Affiliates is conducting bona fide negotiations directed toward a merger, consolidation or a sale of a Party's or an Affiliate's shares or substantially all of its assets in the OCS Gulf of Mexico), provided that the disclosing Party shall give all other Parties to this Agreement not less than fifteen (15) days advance written notice specifying the extent to which that Party intends to disclose the Confidential Data to the prospective assignee and the name of such prospective assignee; or

            (3) to any potential contractors or professional consultants engaged by or on behalf of -such Party and acting in that capacity where such disclosure is essential to such contractor's or consultant's work; or

            (4)   to any bank  or other  financial institution  to the  extent
                  appropriate  to   a  Party   arranging  financing   for  its
                  obligations under this Agreement; or,

            (5) to the extent required by the terms of any Lease, or by law, order, decree, regulation or rule (including without limitation, those of any regulatory agency, securities commission, stock exchange, judicial or administrative proceeding). If a Party is legally compelled to disclose any Confidential Data such Party shall promptly provide all other Parties to this Agreement written notice of such proceedings so that the non-disclosing Parties may seek a protective order or other remedy. A disclosing Party shall furnish only such Confidential Data as is legally required and will use its reasonable efforts to obtain confidential treatment for any Confidential Data disclosed; or,

            (6) to an entity desiring to transport and/or purchase Hydrocarbons produced hereunder for the purpose of making Hydrocarbon reserve estimates and other technical evaluations.

      7.1.3 Limited Releases to Offshore Scout Association: The Operator may disclose the following well information at weekly Offshore Oil Scout meetings:

            7.1.3.1     Well Location:

            (a)   proposed surface location;
            (b)   surveyed surface location with X & Y;
            (c)   proposed bottom hole location;
            (d)   KB and water depth;
            (e)   OCS number and well number; and
            (f) actual bottom hole location (must be reported within two weeks of reaching total depth of the well).

            7.1.3.2     Well Operations:

            (a)   rig move in date;
            (b)   spud date;
            (c)   weekly drilling depth, MW;
            (d)   casing depths, cement, EMWs;
            (e) mud weight, sidewall cores, cores, RFTs (only that they were taken); M logs (only the depths and type run);
            (g)   date Total Depth is reached; and
            (h)   date rig is released.

            7.1.3.3     Well Completion Information:

            (a) any Media Release or public filing of well completion information will be furnished at weekly Scout meetings.

      7.1.4 Continuing Confidentiality Obligation: Any Party who ceases to own a Working Interest in a Contract Area shall nonetheless remain bound by the confidentiality and use obligations of this Agreement as to any Confidential Data obtained through this Agreement.

7.2 Ownership of Confidential Data: Except as otherwise provided for in this Article, all Confidential Data produced as a result of a joint operation shall be the joint property of all Participating Parties in that operation. Any Non-Participating Party shall have no rights in or access to Confidential Data produced or derived from a Non-Consent Operation unless and until the provisions of Article 16 (Non-Consent Operations) are satisfied.

      7.2.1 Well Log and Data Trades: Any Participating Party may propose the exchange or trade of any jointly owned Confidential Data for other similar data and information owned by a third party. The approval of such exchange or trade shall require unanimous approval of the Participating Parties which own such data. Upon approval of such trade by the Participating Parties, the Operator shall consummate such exchange or trade with the third party. The Operator shall promptly provide all Participating Parties copies of the third party data obtained along with copies of any agreement relating to such exchange.

      7.2.2 Ownership of Non-Consent Data: When the Non-Participating Party becomes a Participating Party in the operation, as provided herein, such non-consent Confidential Data and information previously withheld from such Non-Participating Party shall thereafter become jointly owned by the Party.

7.3 Access to the Lease and Rig: Each Participating Party's authorized representatives shall have access to any drilling rig, Production System or Facility serving a Contract Area to observe and inspect operations and wells in which it participates (and the records and other data pertaining thereto). Access by the Participating Party to any drilling rig, Production System or Facility serving a Contract Area shall be arranged through the Operator twenty-four (24) hours in advance (or, if conditions do not permit, as much advance notice as is reasonably possible). Each Party's access will be at its sole risk and expense and at reasonable times and provided such access does not unreasonably interfere with the operations being conducted.

7.4 Development of Proprietary Information and/or Technology: The ownership, use, treatment and disclosure of any proprietary information and/or technology specific to drilling technology, production technology, production structure and Facilities and their transportation and installation, pipelines, flowlines and offshore oil and gas transportation which are charged to the joint account shall be handled in accordance with Exhibit "G" (Integrated Project Team and Technology Sharing).

7.5 News Releases: The Parties shall use reasonable efforts to unanimously agree upon the timing and content of releases to the news media concerning operations covered by this Agreement. However, in the event the Parties cannot unanimously agree upon either the timing and/or content of the news release within thirty (30) days of receipt of such proposed news release, then such timing and/or content shall require approval as a General Matter. Failing General Matter approval of a news release, such news release may be prepared in accordance with Exhibit "F" (News Release Guidelines).

                                   ARTICLE 8
                          VOTING, ELECTIONS & NOTICES

8.1 Overall Supervision of Business Affairs: The activities of the Parties under this Agreement that are not within the scope of the Operator's authority to unilaterally decide under Article 5.0 (Rights and Duties of Operator) or
Article 6.2 (Authorization for Expenditure) shall be divided into the following broad classes:

      (1) "General Matters" for which a vote for approval is required prior to action, but no accompanying Election regarding participation is required (an example of such a General Matter is a well log trade proposed and approved under Article 7.2.1), or;

      (2) Proposed operations for which both a vote for approval as a General Matter and an accompanying Election regarding participation are required prior to conducting the operation. (An example of such a General Matter is an Appraisal Well proposed, approved and elected upon under Article 1 1. 1), or;

      (3) Proposed operations for which a vote for approval as a General Matter is not required and where only an Election regarding participation is required for such operation. (An example of such an operation is an Election for a Fabrication AFE proposed pursuant to a previously approved Development Plan under Article
            12.8 (Fabrication AFE) without the requirement for approval as a General Matter).

The Parties shall decide and take action upon all General Matters and Elections in accordance with the provisions of this Article 8.0.

8.2 Voting Procedures on General Matters and Elections: Any General Matter shall require the approval of the Parties and shall be decided by a vote of the Parties as follows:

      8.2.1 Voting Interest: Each Party shall have a voting interest equal to its Working Interest in a Contract Area or, with respect to a Non-Consent Operation, its Participating Interest in such operation, as applicable.

      8.2.2 Vote  Required:  The  Parties  shall attempt  to  reach  unanimous agreement regarding proposals requiring approval of the Parties. However, in the event that the Parties cannot unanimously agree, (except as otherwise provided in this Agreement), a General Matter shall be decided by an affirmative vote of either:

            (a) should there be only two (2) Parties to this Agreement a General Matter approval shall require mutual consent of the Parties, except as to any of the following proposed operations (as to which such operations will require an Election by the Parties rather than requiring the prior approval by the Parties as a General Matter)

                        Exploratory Operations (Article 10),
                        Appraisal Operations (Article 11), or
                        Development Operations (Article 13).

            (b)   should there be three (3) or more Parties to this Agreement:

                        affirmative vote of two (2) or more of the Parties having a combined voting interest of sixty percent (60%) or more.

      Each Party who voted to approve the General Matter shall execute the accompanying AFE evidencing its Election to participate in the approved proposal if an Election is necessary (i.e., proposal included AFE). For General Matters where an AFE is not required with a proposal, a Party shall evidence its vote for approval in writing. A Party failing to vote, or respond timely to a General Matter, shall be deemed to have voted against the proposal.

      8.2.3 Second Opportunity  for an  Election: Upon  approval of  a General
      Matter which requires an Election (e.g., proposal, including AFE), any Party who either: (i) voted against the proposal; or (ii) failed to vote; shall have forty eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) from receipt of notice from the Operator that a General Matter has been approved, to respond with an Election as to its participation in the proposal. Failure to respond in a timely manner shall be deemed an Election not to participate. When a drilling rig is on location and standby charges are accumulating, the time permitted for such a response shall not exceed forty-eight (48) hours (inclusive of Saturday, Sunday or legal holidays).

8.3 Response Time for General Matters and Elections: After receipt of notice pursuant to this Article 8, the Parties shall either: (i) submit their vote in response to a General Matter proposal as described under Article 8. 1 (1) or
(2), or (ii) make an Election if the proposal does not require a vote as a General Matter as described under Article 8.1(3). The Operator shall give prompt notice of the results of such voting or Elections to each Party. Unless specified otherwise herein, the response times required for each type of proposal shall be as follows:

      8.3.1 Well Operation Proposal: When any proposed well operation does not require construction of a Production System, each Party shall respond with their vote or Election within thirty (30) days after receipt of the proposal. When a drilling rig is on location and standby charges are accumulating, a vote or an Election in response to the proposal shall be made within forty-eight (48) hours after receipt of the proposal (exclusive of Saturdays, Sundays and federal holidays); provided that the forty-eight (48) hour provision of this Article 8.3.1 shall not apply to a new well (other than a substitute well) proposed under Articles 10.2 (Proposal of Exploratory Operations), 11.1 (Proposal of Appraisal Operations) or 13.1 (Proposal of Development Operations).

      8.3.2 Production System Construction: Elections involving the construction and installation of a Production System shall require a response within one hundred twenty (120) days after receipt of the Fabrication AFEs.

      8.3.3 Other AFE Related Operations: Except as otherwise provided for in Articles 8.3.1 (Well Operation Proposal) and 8.3.2 (Production System Construction), the response time to a proposed operation will depend upon the AFE gross expenditure amount. Response times will be as follows:

      (a) AFE of $200,000 or more but less than $20,000,000 response will be made within thirty (30) days after receipt of said proposal.

      (b) AFE of $20,000,000 or more but less than $50,000,000 response will be made within ninety (90) days after receipt of said proposal.

      (c) AFE of $50,000,000 or more response will be made within one hundred twenty (120) days after receipt of said proposal.

      8.3.4 Other Proposals: For all other proposals requiring notice, each Party shall respond with an Election or vote within thirty (30) days after receipt of the proposal.

      8.3.5 Failure to Respond: Failure of any Party to respond to a proposal within the required period shall be deemed a vote against a General Matter (if required by the nature of the proposal) and, if applicable, an Election not to participate.

      8.3.6 Suspensions of Production: Anything in this Article 8.3 (Response Time for General Matters and Elections) notwithstanding, if the MMS grants a Suspension of Production (an "SOP") or a Suspension of Operations (an "SOO") for all or any part of the Contract Area(s), shorter time limits set forth as requirements of the SOP/SOO shall supersede the longer time periods for a Party's Election as provided for under this Agreement.

      8.3.7 Standby Charges: The Participating Parties in a prior operation shall be responsible for standby charges accrued until all Parties having a right to do so, have made an election to either participate or not participate in a subsequent proposed operation. All standby charges accruing after the final election regarding the subsequent operation has been made, shall be the responsibility of the Participating Parties in the subsequent operation.

8.4   Meetings of the Parties: In addition  to the annual meeting required  by
Article 6.7 (Annual Operating Plan), meetings of the Parties shall be called by the Operator upon its own motion or at the request of any Party. Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than ten (10) days (exclusive of Saturdays, Sundays and federal holidays) advance notice, and such notice shall include an agenda of the meeting. The representative of the Operator shall be chairman of each meeting and shall take minutes of each meeting. Only matters set out in the agenda for the meeting shall be considered at the meeting unless unanimously agreed to by all the Parties to this Agreement.

8.5 Designation of Representatives: The names and addresses of the representatives who are authorized to represent and bind each Party with respect to voting on General Matters or Elections hereunder, are set forth in
Article IV of Exhibit "A-2" attached hereto. The designated representatives may be changed by written notice to the other Parties in accordance with
Article 8.7 (Giving and Responding to Notices).

8.6 Elections: An Election to participate in an Exploratory Operation, an Appraisal Operation or a Development Operation shall include an Election to participate in all necessary expenditures for drilling, testing, logging to the Objective Depth (including plugging/abandonment) as set out in the Well Plan. An Election to participate in a Development Well shall also require an Election to participate in all necessary expenditures through the installation of the wellhead if set forth in the Well Plan.

8.7 Giving and Responding to Notices: All notices and responses (including notices/proposals of General Matters, Elections) shall be made in writing and delivered to the designated representative in person or by facsimile transmission (followed by a phone call confirming receipt), U.S. mail, overnight express or courier. When a drilling rig is on location and standby charges are accumulating, all notices and responses shall be given by telephone and immediately confirmed in writing. Any notices and responses shall be effective only when received by the Party to whom such notice, proposal or response is directed. Any notice or response transmitted by facsimile shall be deemed given and received only after the receiving Party has confirmed receipt of such facsimile. Any notice or response transmitted by overnight express or courier shall be deemed given and received twenty-four
(24) hours (exclusive of Saturdays, Sundays and federal holidays) after such notice or response is deposited or transmitted. Any notice or response by U.S. mail (other than overnight express) shall be deemed given and received five days (exclusive of Saturdays, Sundays and federal holidays) after the notice or response is deposited in the mail.

8.8 Content of Notice: Any notice which requires a response within a time period shall indicate which of the response times specified in Article 8.3 (Response Time for General Matters and Elections) is required. If a notice proposes a well operation, the notice shall include the following information

      (a) the type of well operation being proposed, i.e., Exploratory, Appraisal or DevelopmentOperation(s);

      (b)   the Well Plan for the proposed operation; and

      (c) an AFE showing the estimated Costs of the operation, including all necessary expenditures associated with the drilling, testing and completing or abandoning the well.

                                   ARTICLE 9
                            GEOPHYSICAL OPERATIONS

9.1 Geophysical Operations: Any Party may propose to acquire or process geophysical surveys (other than shallow hazard surveys, velocity surveys or other similar well bore geophysical operations) to evaluate all or any portion(s) of the Contract Area at any time during the term of this Agreement. These geophysical surveys may consist of either conducting "proprietary" surveys, purchasing 'speculative" surveys from vendors or participating in "group shoot" surveys. Geophysical Operations are independent operations and are not to be considered Exploratory, Appraisal or Development Operations, and may be conducted simultaneously with Exploratory, Appraisal or Development Operations.

      9.1.1 Conduct of Proprietary Geophysical Operations: The Operator shall conduct all proprietary geophysical surveys (or processing) for the joint account of the Participating Parties based upon their Participating Interest share of the Costs of the surveys. The Operator shall provide the Participating Parties with copies of all field data and support documentation as appropriate for any and all seismic data collected from the geophysical survey. The Operator shall obtain all licenses and/or permits from all governmental agencies necessary to support the surveys. The joint ownership of any proprietary geophysical data derived from a proprietary survey shall be limited to the field tapes i.e., raw data and initial processing (not including re-processed or interpreted data) and owned on the basis of the Parties' Participating Interests in the survey. If the geophysical data is acquired by a geophysical contractor instead of through the Operator, then wherever in this Article the word "Operator" appears "Contractor" shall be substituted therefor. If a Party elects not to participate in a proprietary geophysical survey, then a Participating Party shall elect to either: (i) proceed with the Geophysical Operation with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. A Non-Participating Party shall not be entitled to any geophysical data obtained from the proprietary geophysical survey unless the Non-Participating Party agrees to become an underinvested Party per terms of
      Article 16.5.3 (Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE).

      9.1.2 Group-Shoot And Speculative Seismic Surveys: The Parties shall make a good faith effort to coordinate the acquisition of any new group-shoot or speculative seismic surveys covering one or more of the Leases within the Contract Area. This shall enable all Parties who desire to acquire such data to take advantage of group or partnership rates available from most seismic contractors and will allow each Party a license to use such data. For such joint seismic data purchases covering the Leases-, the acquiring Parties shall mutually agree upon the Cost shares of the total licensing fee (rather than on their Working Interest shares).

                                  ARTICLE 10
                            EXPLORATORY OPERATIONS

10.1 Application: The Costs, risks and obligations of Exploratory Operations conducted in accordance with this Agreement shall be borne by the Parties as provided in Article 10.2.4 (Exploratory Operations Costs) below.

10.2 Proposal of Exploratory Operations: Any Party may propose to conduct an Exploratory Operation within the Contract Area by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Parties. Each Exploratory Operation proposed shall require approval as a General Matter except as provided in Article 8.2.2 (two party agreement) and/or Article
10.3.5 (Subsequent Exploratory Operations If Not Approved as a General Matter) and Article 16.4 (Non-Consent Operations to Maintain Contract Area). Once an Exploratory Operation is approved as a General Matter, the Operator (or substitute operator) shall commence the Exploratory Operation at the sole Cost and risk of the Participating Parties. Except as provided in Article 16.2 (Acreage Forfeiture Provisions) and Article 16.4 (Non-Consent Operations to Maintain Contract Area), Costs of a non-consent Subsequent Exploratory Operation will be recouped in accordance with Article 16 (Non-Consent Operations).

      10.2.1 Well Plan's Minimum Specifics: The Well Plan for any Exploratory Well(s) and any proposed Subsequent Exploratory Operation will include at least the following information:

      (a)   the surface and target bottomhole locations;

      (b)   the  expected spud  date  and the  anticipated  time necessary  to
            conclude   drilling,  evaluation  completion   and/or  abandonment
            operations;

      (c) the true vertical depth to be drilled, along with the specified Objective Depth (and other target zones to be penetrated);

      (d) the proposed drilling plan, including the casing program and any anticipated Sidetracking operations;

      (e) details of any coring, logging or other evaluation operations to be conducted; and

      (f) information concerning the drilling rig to be used, including day rates, water depth rating and other limitations relevant to the drilling operations to be conducted.

      10.2.2      Pre-Spud   Technical  Meeting  &   Revision  of  Well  Plan:
      Subsequent to the approval of the Exploratory Operation as a General Matter, but prior to commencing such Exploratory Operation (other than a substitute operation), the Participating Parties shall meet for a "Pre-Spud Technical Meeting". The purpose of the meeting is to review the Well Plan describing the specific operations planned for the Exploratory Well. Any proposed revision to the operations specified in the original Well Plan and AFE shall require mutual agreement of the Participating Parties. Any such revision to the Well Plan shall be evidenced by the joint signature of an amended AFE for the proposed Exploratory Operation. In the absence of agreement upon a revised Well Plan, the original Well Plan and AFE shall stand as approved. Any revisions to the original Well Plan or AFE by the Participating Parties shall not give any Non-Participating Party an additional opportunity to make a Participation Election unless the Objective Depth is changed, or the target bottom hole location is changed by more than 500 feet, in which case the Exploratory Operation shall be proposed anew. The Well Plan for an Exploratory Operation shall be deemed automatically revised with each Sidetracking, Deepening or additional Exploratory Operation approved by the Participating Parties.

      10.2.3 Timely Operation: A proposed Exploratory Operation shall be commenced within one hundred eighty (180) days from the date upon which it is approved. Except as a result of Force Majeure, pursuant to
      Article 25.1 (Force Majeure), if operations have not commenced in a timely manner, the approved Exploratory Operation shall be deemed withdrawn, with the effect as if the Exploratory Operation had never been approved. If an approved Exploratory Operation is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred eighty (180) day period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. An Exploratory Operation shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations for the proposed Exploratory Operation are begun.

      10.2.4 Exploratory Operations Costs: The Costs, risks and obligations associated with drilling, testing, logging and abandoning (whether permanent or temporary) an Exploratory Well, any substitute well and any subsequent Exploratory Operations shall be borne by the Participating Parties in proportion to their Participating Interest in such Exploratory Operation.

      10.2.5 AFE Overruns and Substitute Well: The Operator shall timely commence an Exploratory Operation and continue the operation with due diligence to the Objective Depth subject to (i) a supplemental AFE being required pursuant to Article 6.2 (Authorization for Expenditure) or (ii) the Operator encounters mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling
      impracticable.    If  the  Exploratory  Well  is  abandoned due  to  the
      conditions described under 10.2.5 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well Plan), and each Participating Party in the abandoned Exploratory Well shall make an Election whether to participate in the proposed substitute well. The proposal for a substitute Exploratory Well shall not require approval as a General Matter. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Any Party who makes an Election not to participate in either (i) or (ii) above shall be subject to the provisions of Article 16.2 (Acreage Forfeiture Provisions) or Article 16.5.1 (Non-Consent Subsequent Exploratory Operations)., if such Election is made for a non-consent Subsequent Exploratory Operation.

10.3 Subsequent Exploratory Operations at Objective Depth: After (i) the Exploratory Well (or its substitute) has been drilled to its Objective Depth,
(ii) all operations in the controlling AFE and Well Plan have been completed or terminated (except plug and abandon) and (iii) all logs and test results have been distributed to the Participating Parties, the Operator, shall promptly notify the Participating Parties of the Operator's proposal for one of the following operations:

      (a) conduct Additional Testing, Coring or Logging of the formations encountered prior to setting production casing;
      (b)   Sidetrack the well bore to core the formations encountered;
      (c) Deepen the well to a new Objective Depth (however, if a casing string is required to Deepen the well, then option "d" shall precede Deepening the well);
      (d) Sidetrack the well to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth;
      (e)   conduct production testing;
      (f)   conduct other operations on the well not listed;
      (g) complete the well at Objective Depth in the objective zone or formation;
      (h) plug back the well and attempt a completion in a shallower zone or formation;
      (i)   temporarily abandon the well; or
      (j)   permanently plug and abandon the well.

      10.3.1 Response to Operator's Proposals: Within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct Subsequent Exploratory Operations, each Participating Party shall respond to the Operator's proposal by making its Election to participate in Operator's proposal or by making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non- Participating Party from that point.

      10.3.2 Counterproposals: If a Participating Party makes a counterproposal for Subsequent Exploratory Operations, the other Participating Parties shall have an additional twenty-four (24) hours to respond to all counterproposals. If conflicting proposals for Subsequent Exploratory Operations are made, preference for voting shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or bottom hole locations are proposed for Subsequent Exploratory Operations, preference shall be given to the shallowest depth (or the bottom hole location nearest the existing well bore) and then to other depths or bottom hole locations in descending (or more distant) order. After a decision to conduct a Subsequent Exploratory Operation is made and the Subsequent Exploratory Operation is commenced, the remaining proposals for other types of subsequent Exploratory Operations shall be deemed withdrawn. At the completion of the Subsequent Exploratory Operation, the Operator shall again submit proposals) for Subsequent Exploratory Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

      10.3.3      Approval  of  Subsequent   Exploratory  Operations  by   All
      Parties: If the proposed Subsequent Exploratory Operation is approved by all then Participating Parties, the Operator shall commence the
      Subsequent Exploratory Operation at the Cost(s) and risk of the Participating Parties.

      10.3.4 Approval of Subsequent Exploratory Operations as a General Matter by Fewer Than All Parties: If a proposal for Subsequent Exploratory Operations (except a proposal to plug and abandon), is approved as a General Matter by fewer than all Parties, then the Operator (or substitute Operator) shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a Subsequent Exploratory Operation shall be subject to Article
      16.5.1 (Non-Consent Subsequent Exploratory Operations). A Non-Participating Party in a Subsequent Exploratory Operation shall be relieved of the Costs, risks and obligations of the Subsequent Exploratory Operation, except as to its share of the Costs of plugging and abandoning the Exploratory Well in its then current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

      10.3.5 Subsequent Exploratory Operations If Not Approved as a General Matter: If no proposed Exploratory Operation (except a proposal to plug and abandon) receives sufficient vote to be approved as a General Matter pursuant to Article 10.3.4 (Approval of Subsequent Exploratory Operations as a General Matter by Fewer Than All Parties), then prior to an Exploratory Well being plugged and abandoned, Operator (or substitute Operator) shall conduct at the sole Cost and risk of the Participating Parties, the proposed Subsequent Exploratory Operation receiving the largest percentage of Working Interest approval, and in the event of tie vote between two (2) or more of such proposed Subsequent Exploratory Operations, then preference shall be given first to operation (a) then (b) and so on, as set forth in Article 10.3 (Subsequent Exploratory Operations at Objective Depth). Any Non-Participating Party in such Subsequent Exploratory Operation shall be subject to Article 16 (Non-Consent Operations). Such Non-Participating Party shall be relieved of the Costs, risk and obligation of the Subsequent Exploratory Operation, except as to its share of the Costs of plugging and abandoning the Exploratory Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the operation.

10.4 Plugging and Abandoning Costs: Upon the conclusion of all operations set forth in an Exploratory Operation's Well Plan and all Subsequent Exploratory Operations on such well or if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment as a General Matter by the Participating Parties or failing General Matter approval, the Operator deems the well bore not to be safe or in a condition to perform further operations, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operation shall pay all Costs of plugging and abandoning the Exploratory Well (except any increased plugging and abandoning Costs associated solely with a Subsequent Exploratory Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

10.5 Conclusion of Exploratory Operations: Exploratory Operations shall cease in any Contract Area after the abandonment of the Exploratory Well, whether permanent or temporary, and the release of the rig from the Exploratory Well (including any substitute well).

10.6 Subsurface Team: Within sixty (60) days after rig release of the Initial Exploratory Well, unless otherwise mutually agreed, the Parties shall form a subsurface team. The subsurface team will include at least one (1) representative from each of the Parties. Each Party shall be responsible for designating its representative(s) for the subsurface team. A Party's representatives for the subsurface team may be changed at any time. The salaries, burdens, benefits, other compensation and expenses of each subsurface team member shall be the responsibility of the Party employing or providing the subsurface team member. The Operator shall serve as the coordinator for the subsurface team. Members of the subsurface team will work independently at office locations provided by the Party designating such member. The responsibilities of the subsurface team shall include but not be limited to the following items:

      making recommendations for Exploratory Well(s) in other Contract Areas, making recommendations for Appraisal Operations, evaluating potential Producible Reservoirs within a Contract Area(s), and; advising the Integrated Project Team regarding subsurface matters so the Integrated Project Team can more effectively assist the Operator in the preparation of the Development Plan pursuant to Article 12 (Development Plan).

      The  subsurface team will  meet as it  deems necessary to  carry out the
above  activities.   Once the  subsurface team  is formed,  it will  remain in
existence until the expiration or dissolution of the Contract Area.

                                  ARTICLE 11
                             APPRAISAL OPERATIONS

11.1 Proposal of Appraisal Operations: After completion of Exploratory Operations any Party may propose to conduct an Appraisal Operation within the Contract Area by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Parties. Each Appraisal Operation proposed shall require approval as a General Matter. Once an Appraisal Operation is approved as a General Matter, the Operator (or substitute Operator) shall commence the Appraisal Operation at the sole Cost and risk of the Participating Parties. Costs of a Non-Consent Appraisal Operation will be recouped in accordance with
Article 16 (Non-Consent Operations).

      11.1.1 Well Plan's Minimum Specifics: The Well Plan for the Appraisal Operation shall include at least the information set forth under Article 10.2.1 (Well Plan's Minimum Specifics).

      11.1.2 Pre-Spud Technical Meeting & Revision of Well Plan: The Pre-spud Technical Meeting & Revision of the Well Plan shall be in accordance with Article 10.2.2 (Pre-Spud Technical Meeting & Revision of Well Plan).

      11.1.3 Timely Operation: A proposed Appraisal Operation shall be commenced within one hundred eighty (180) days from the date upon which it is approved. Except as a result of Force Majeure (Article 25.1), if operations have not commenced in a timely manner, the approved Appraisal Operation shall be deemed withdrawn, with the effect as if the Appraisal Operation had never been approved as a General Matter. If an approved Appraisal Operation is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred eighty (I80) day period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. An Appraisal Operation for the drilling of an Appraisal Well shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations are begun.

      11.1.4 AFE Overruns and Substitute Well: The Operator shall timely commence an Appraisal Operation and continue the operation with due diligence to the Objective Depth, subject to (i) a supplemental AFE is required pursuant to Article 6.2 (Authorization for Expenditure) or (ii) the Operator encounters mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling impracticable. If the Appraisal Well is abandoned due to the conditions described under 11.1.4 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well
      Plan), and each Participating Party in the abandoned Appraisal Well will make an Election whether to participate in the proposed substitute well. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Costs of a Non-Consent substitute well will be recouped in accordance with Article 16 (Non-Consent Operations).

11.2 Subsequent Appraisal Operations at Objective Depth: After (i) the Appraisal Operation has been drilled to its Objective Depth, (ii) all operations in the controlling AFE and Well Plan have been completed or terminated (except plug and abandon) and (iii) all logs and test results have been distributed to the Participating Parties, the Operator, shall promptly notify the Participating Parties (and Non-Participating Party(ies) in the case of a proposal under 11.2 (c) and (d), if applicable) of the Operator's proposal for one of the following operations:

      (a) conduct Additional Testing, Coring or Logging of the formations encountered prior to setting production casing;
      (b)   Sidetrack the well bore to core the formations encountered;
      (c) Sidetrack the well to another bottomhole location not deeper than the stratigraphic equivalent of the original Objective Depth;
      (d)   Deepen the well to a new Objective Depth;
      (e)   conduct production testing;
      (f) complete the well at the Objective Depth in the objective zone or formation;
      (g) plug back the well and attempt a completion in a shallower zone or formation;
      (h)   conduct other operations on the well not listed;
      (i)   temporarily abandoning the well; or
      (j)   permanently plug and abandon the well.

      11.2.1 Response to Operator's Proposals: Within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct subsequent Appraisal Operations, the Participating Parties shall respond to the Operator's proposal by making its Election to Operator's proposal or making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non-Participating Party from that point.

      11.2.2 Counterproposals: If a Participating Party makes a counterproposal for a subsequent Appraisal Operation, the other Participating Parties shall have an additional twenty-four (24) hours to respond to all counterproposals. If convicting proposals for subsequent Appraisal Operations are made, preference for voting shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or locations are proposed for subsequent Appraisal Operations, preference shall be given to the shallowest depth (or the location nearest the existing well bore) and then other depths or locations in descending (or more distant) order. After a decision to conduct a subsequent Appraisal Operation is made and the subsequent Appraisal Operation is commenced, the remaining proposals for other types of subsequent Appraisal Operations shall be deemed withdrawn. At the completion of the subsequent Appraisal Operation, the Operator shall again submit proposal(s) for subsequent Appraisal Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

      11.2.3      Approval of Subsequent Appraisal  Operations by All Parties:
      If the proposed subsequent Appraisal Operation is approved by all the then Participating Parties, the Operator shall commence the subsequent Appraisal Operation it the Cost(s) and risk of the Participating Parties.

      11.2.4 Approval of Subsequent Appraisal Operations as a General Matter by Fewer Than All Parties: If a proposal for subsequent Appraisal Operations (except a proposal to plug and abandon), is approved as a General Matter by fewer than all Parties, then the Operator (or substitute Operator) shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a subsequent Appraisal Operation shall be subject to Article 16 (Non-Consent Operations). A Non-Participating Party in a subsequent Appraisal Operation shall be relieved of the Costs, risks and obligations of the subsequent Appraisal Operation, except as to its share of the Costs of plugging and abandoning the Appraisal Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

      11.2.5      Subsequent Appraisal Operations If Not Approved as a General
      Matter: If no proposed Appraisal Operation (except a proposal to plug and abandon) receives sufficient vote to be approved as a General Matter pursuant to Article 11.2.4 (Approval of Subsequent Appraisal Operations as a General Matter by Fewer Than All Parties), then prior to an Appraisal Well being plugged and abandoned, Operator (or substitute Operator) shall conduct at the sole Cost and risk of the Participating Parties, the subsequent Appraisal Operation receiving the largest percentage of Working Interest approval, and in the event of tie vote between two (2) or more of such proposed Appraisal Operations, then preference shall be given first to operation (a) then (b) and so on, as set forth in Article 11.2 (Subsequent Appraisal Operations at Objective Depth). Any Non-Participating Party in such subsequent Appraisal Operation shall be subject to Article 16 (Non-Consent Operations). Such Non-Participating Party shall be relieved of the Costs, risk and obligation of the subsequent Appraisal Operation, except as to its share of the Costs of plugging and abandoning the Appraisal Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the operation.

11.3 Election by Non-Participating Parties in Deepening or Sidetracking Appraisal Operations: If an Appraisal Well is drilled to its initial Objective Depth and does not appear to result in a well that will qualify as a Producible Well, and if any Participating Party proposes to either (i) Deepen said Appraisal Well, or (ii) Sidetrack said Appraisal Well, then as provided in Article 11.2 (c) or (d), the Operator shall notify each original Non-Participating Party of the proposal. Each original Non-Participating Party may respond with an Election regarding such a proposal to Deepen or Sidetrack by notifying the Operator of its Election within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receiving the Operator's notice. Any original Non-Participating Party making an Election to participate in the Deepening or Sidetracking of an Appraisal Well shall be deemed to be underinvested in an amount equal to its share of the Cost incurred in such Non-Consent Well (including but not limited to drilling, testing, logging or coring) prior to such Deepening or Sidetracking. The Parties that participated in drilling to the initial Objective Depth will be deemed overinvested in that amount, and all Costs for operations under this Agreement that would otherwise be allocated proportionately to such overinvested Parties shall be allocated to the underinvested Parties until all overinvestments are eliminated. Any original Non-Participating Party making an Election to participate in the Deepening or Sidetracking of an Appraisal Well shall remain a Non- Participating Party in the Appraisal Well to the initial Objective Depth until the Costs recoverable under Article 16 (Non-Consent Operations), less any payments through a Disproportionate Spending Settlement and/or Article 16.9 (Underinvestment of Costs), have been recouped by the original Participating Parties.

11.4 Deeper Drilling: A proposal to drill an Appraisal Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well shall require approval as a General Matter and shall be further subject to the following provisions.

      11.4.1 Limited Participation in Deeper Drilling: If a proposal is approved pursuant to Article 11.4 (Deeper Drilling) above, any Party may either:

            make an Election to participate in the proposed Deeper Drilling operation; or make an Election not to participate in the proposed Deeper Drilling operation;
            or
            make an Election to limit its participation to drilling to the base of the deepest Producible Reservoir to be penetrated by the Deeper Drilling operation.

            A party making an Election to limit its participation in a deeper Appraisal Well to the base of the deepest Producible Reservoir shall bear its Participating interest share of the Cost and risk of drilling (including abandonment) to the base of the deepest Producible Reservoir. If a Party makes an Election not to participate in the proposed Deeper Drilling, the proposed operations shall be conducted pursuant to Article 16 (Non-Consent Operations).

      11.4.2 Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir: If a Non-Participating Party in a Deeper Drilling operation below the deepest Producible Reservoir:

            considers the well to be capable of producing at or above the deepest Producible Reservoir, and has indicated a desire to complete the well at or above the deepest Producible Reservoir, any further Deeper Drilling operations shall be conducted subject to the following provisions:

            (a) Multiple Completion: If all the Participating Parties in the well agree that a multiple well completion(s) is possible and practicable involving a completion at or above the deepest Producible Reservoir and (ii) a completion below the deepest Producible Reservoir, the Participating Parties in the Deeper Drilling operation shall bear 100% of the Costs of drilling to an Objective Depth below the deepest
                  Producible-e Reservoir that are in excess of the original Costs to drill and complete the well in the deepest Producible Reservoir.

            (b)   Single  Completions: If  the  Participating  Parties do  not
                  agree that multiple well completions are possible or practicable, the Non-Participating Party in the Deeper Drilling operation shall be deemed overinvested in the original well in an amount equal to the Non-Participating Party's Share of the original Costs of drilling the well to the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Non-Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

            If, after having been drilled to an Objective Depth deeper than the deepest Producible Reservoir, at the first occurrence of the following events:

            (i) the well is not a Producible Well in the deeper depths and the well is plugged back to a shallower zone; or,
            (ii) the well is completed as a Producible Well in the deeper depths, but Hydrocarbon production from the deeper zone is later depleted prior to Non-Consent Recoupment (attributable to Deeper Drilling operation) and the well is plugged back to a shallower zone; or,
            (iii) the well is completed as a Producible Well in the deeper depth and the Participating Parties have
                        recovered  the   applicable   Non-Consent  Recoupment
                        (attributable to the Deeper Drilling operation) from Hydrocarbon production from the deeper zone;

      the Participating Parties as to the depths below the deepest Producible Reservoir shall be deemed overinvested in an amount equal to the Non-Participating Party's Share of the well's Cost down to the deepest Producible Reservoir. The overinvestment shall be depreciated at the rate of one-half percent (1/2%) per month from the date the Deeper Drilling operation commences to the earlier of the date of (i), (ii) or
      (iii) above, but such depreciation shall not reduce the overinvestment below forty percent (40.0%) of the original overinvestment. The Non-Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

      11.4.3      Completion  Attempts  At  or Above  the  Deepest  Producible
      Reservoir: If a well drilledbelow the deepest Producible Reservoir is not completed for production in the deeperdepths, then the Participating Parties in said well down to the deepest Producible Reservoir shall have a right to utilize the well for completion in a Producible Reservoir. The Participating Parties in drilling below the deepest Producible Reservoir in said well shall bear the Costs (including plugging back Costs) necessary to place the well in proper condition for completion in a Producible Reservoir. If a well drilled below the deepest Producible Reservoir is damaged to the extent that it is rendered incapable of being completed and produced at or above the deepest Producible Reservoir in that well, the Participating Parties in the Deeper Drilling operation shall be obligated, at their sole Cost and risk, to restore the well to its condition prior to the Deeper Drilling operations below the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling Operation shall be obligated to pay for the entire Cost of redrilling the well if the damage cannot be repaired. Both the Participating Parties in the original drilling operation and the
      Participating  Parties  in  the   Deeper  Drilling  operation  shall  be
      Participating Parties in the completion attempt in the shallower formation.

11.5 Plugging and Abandoning Costs: Upon the conclusion of all operations set forth in an Appraisal Operations Well Plan and all subsequent Appraisal Operations on such well, or if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment as a General Matter by the Participating Parties or failing General Matter approval, the Operator deems the well bore not to be safe or in a condition to perform further operations, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operation shall pay all Costs of plugging and abandoning the Appraisal Well (except any increased plugging and abandoning Costs associated solely with a subsequent Appraisal Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

11.6 Feasibility Study: Any Party may propose a feasibility study (the conduct of such proposal shall not require approval as a General Matter) for any technical, engineering or other issues affecting Appraisal or future
Development Operations on a Contract Area. The proposal of a feasibility study shall not cause the formation of the Integrated Project Team. A feasibility study may or may not require a study team, will be of a shorter duration, and will be more narrow in scope than the Integrated Project Team. The process for approving a feasibility study to be charged to the joint account is listed below, however, any Party may prepare its own feasibility study at its sole cost.

      11.6.1 Feasibility Study Proposal and Meeting: A proposal for a feasibility study shall be accomplished by a Party furnishing (1) memo describing the scope of the feasibility study, and (2) cost estimate of the feasibility study to the other Parties. Within thirty (30) days after the feasibility study proposal, the Operator shall call a meeting of the Parties. At such meeting, the Parties shall discuss and resolve:

            (a)   the  positions of  all Parties  on the  proposed feasibility study,
            (b)   the necessity of the study,
            (c) composition and organization of any study team, if applicable, associated with the proposed feasibility study, and
            (d)   any other related matter.

            The Operator may modify any proposal for a feasibility study as a result of such meeting. Operator may, within thirty (30) days after such meeting, submit to the other Parties such feasibility study proposal along with an AFE for approval.

      11.6.2 Election on Proposed Feasibility Study: All Parties shall notify the Operator of their Participation Election in the feasibility study within thirty (30) days after receipt of the AFE for the proposed feasibility study. If any Party makes an Election not to participate in the feasibility study, then each Participating Party shall elect to either: (i) proceed with the feasibility study with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. The Operator shall commence the feasibility study on behalf of all Participating Parties. A Party making an Election not to participate in a proposed feasibility study shall become a Non-Participating Party as to the costs of the feasibility study and shall be subject to the provisions of
      Article 16.5.3 (Non-Consent Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE). A Non-Participating Party shall not receive the data, information or results of the feasibility  study until  satisfaction  of the  requirements of  Article
      16.5.3 (Non-Consent Geophysical Operations, Feasibility Study, Integrated Project Team and/or Final Design AFE).

      11.6.3 Costs of Feasibility Study: Costs and expenses of a feasibility study charged to the Joint Account shall include, but not be limited to, any study team formed in connection with the feasibility study, contract services and related miscellaneous expenses. All Costs and expenses of the feasibility study shall be handled in accordance with Exhibit "C" (Accounting Procedure).

11.7 Conclusion of Appraisal Operations: Any Party may propose that Appraisal Operations have been concluded on the Contract Area by notifying the other Parties. Upon such notification the Parties shall meet to determine, as a General Matter, the conclusion of Appraisal Operations. The formation of an Integrated Project Team shall not require the conclusion of Appraisal Operations and may occur concurrently with Appraisal Operations.

                                  ARTICLE 12
                               DEVELOPMENT PLAN

12.1 Phased Development Plans: The results of Exploratory and/or Appraisal Operations may justify the development of one or more Producible Reservoirs within the Contract Area. The Operator shall prepare for the approval of the Parties a Development Plan in order to pursue such development of the Contract Area. In order to provide for the orderly preparation of the Development Plan, unless otherwise mutually agreed by all the Parties, the Parties shall form an Integrated Project Team, subject to Article 12.2 (Proposal of Integrated Project Team), whose duties are more specifically set forth in Exhibit "G" (Integrated Project Team and Technology Sharing) and shall be charged with assisting the Operator in the preparation of a Development Plan and in design, engineering, fabrication, transportation and installation of the Initial Production System and Facilities. In view of the Costs and scope of Development Operations for a Contract Area, the Parties may agree to divide Development Operations into an initial Development Phase and one or more subsequent Development Phases. Each Development Phase shall be centered upon the installation of a new or expanded Production System for a Contract Area. A separate Development Plan shall be prepared for each Development Phase, and each Development Plan shall be developed, approved and implemented pursuant to this Article 12 (Development Plan).

12.2 Proposal of Integrated Project Team: The Operator shall have the exclusive right to submit a proposal for the formation of the Integrated Project Team during the first twelve (12) month period following rig release for an Exploratory Well on any of the Contract Areas. However, if an Appraisal Operation is approved by the Parties as a General Matter prior to the proposal for the formation of the Integrated Project Team, the Operator's exclusive proposal period shall be extended until twelve (12) months after rig release of the last approved Appraisal Operation on any of the Contract Areas. If Operator fails to propose the formation of the Integrated Project Team during its exclusive proposal period(s), then, after expiration of the Operator's exclusive proposal period(s), any Party may propose the formation of the Integrated Project Team.

12.3 Integrated Project Team Election: A proposal for the formation of the Integrated Project Team shall not require the approval of the Parties as a General Matter. Each Party shall have an Election as to its participation in the AFE for the Integrated Project Team, pursuant to Article 8.3.3 (Other AFE Related Operations). The formation and administration of the Integrated Project Team shall be handled in accordance with Exhibit "G" (Integrated Project Team and Technology Sharing) with the Costs of the Integrated Project Team being charged in accordance with Exhibit "C" (Accounting Procedure). A Party which makes an Election not to participate in the Integrated Project Team shall become a Non-Participating Party as to the costs of the Integrated Project Team and shall be subject to the provisions of Article 16.5.3 (Non-Consent Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE). A Non-Participating Party shall not have access to the data or studies prepared by the Integrated Project Team until satisfaction of the requirements of Article 16.5.3 (Non-Consent Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE).

12.4 Proposal of a Development Plan: The Operator shall have the exclusive right for a period of eighteen (18) months from the formation of the Integrated Project Team to submit a Development Plan for the review and approval of the Parties, such proposed Development Plan to be based upon the work and recommendations of the Integrated Project Team. If Operator has begun preparation of a Development Plan during the first twelve (12) months of the eighteen (18) month period, but the Development Plan will not be completed and submitted by the end of the Operator's exclusive period, the Operator may request an extension of the exclusive period to allow completion of the work in progress. Any request for extension shall include a report of the progress to date and specify a date for submission of the Development Plan not more than six (6) months from the expiration of the exclusive submission period. The Parties shall not arbitrarily or unreasonably refuse a request for extension of the Operator's submission period. If the Parties mutually agree not to form an Integrated Project Team, then the Operator shall have the exclusive right to propose a Development Plan for a period of twelve (12) months following completion of the Exploratory Operations or Appraisal Operations, whichever is later.

      12.4.1 Alternative Development Plans: If a Development Plan is not timely submitted by the Operator or the Development Plan submitted by the Operator is not approved pursuant to Article 12.6 (Approval of a Development Plan) or 12.6.1 (Amended Approval Requirementfor Development Plans) below, then any Party shall have the option to submit a Development Plan. Development Plans proposed after expiration of the Operator's exclusive period shall be considered for approval by the Parties in the order in which the Development Plans are submitted.

12.5 Content of the Development Plan: Any Development Plan proposed under this Agreement shall contain sufficient detail to allow the Parties to adequately evaluate the scope, timing, Costs and capacity of the proposed Development Plan and Production System. All Development Plans submitted shall include at least the following information:

      (a) Initial Production System: Description of the Initial Production System including:

            (i) the type of Production System proposed (i.e., tension leg well jacket, floating production system, etc.), including the Production System's location, configuration (i.e., number of well slots or subsea tiebacks) and production capacity;
            (ii) a description of the Facilities, including the gathering and pipeline system necessary to transport the Hydrocarbons from the well heads to shore;
            (iii)       a projected time schedule for  designing, contracting,
                        Fabricating,   constructing,   transporting   and
                        installing;
            (iv) the estimated date of initial Hydrocarbon production and the estimated daily rate of Hydrocarbon production thereafter; and,
            (v) the estimated Costs of the Production System not in the form of an AFE;

      (b) Producible Reservoirs: A description of the Hydrocarbon bearing geological formations expected to be developed under the Development Plan along with the general area and depth of sands or reservoirs to be developed by the Production System;
      (c) Recoverable Reserves: An estimated range of recoverable reserves for the proposed Development Plan;
      (d) Predrilling Operations: A reasonable description of predrilling operations, if any, planned in support of later development, including an estimate of the timing, Cost and location of each predrilling operation;
      (e) Development Wells: A reasonable description of drilling and completion plans for all Development Wells, including an estimate of the timing, Cost and location of each well.
      (f) Other Data: Provided such information is available, any other information reasonably necessary to perform an evaluation of the technical and economic feasibility of the Initial Production System provided for in the Development Plan.

12.6 Approval of a Development Plan: The Operator shall have four (4) months to obtain unanimous approval of the Parties for any Development Plan proposal submitted by the Operator during its exclusive period. If either (i) the Operator fails to gain the unanimous approval of the Parties or (ii) the Operator fails to submit a Development Plan, the Parties shall have a period of four (4) months commencing with either the expiration of the Operator's exclusive period or the failure to obtain approval in which either the
Operator's Development Plan or an alternate Development Plan may be unanimously approved by the Parties.

      12.6.1 Amended Approval Requirement for Development Plans: If a Development Plan is not unanimously approved upon conclusion of the eight (8) month period provided in Article 12.6 (Approval of Development
      Plan) above, then the unanimous agreement requirement, provided for under Article 12.6 (Approval of a Development Plan) shall be amended to provide:

      (i) during this amended approval process, consideration for approval by the Parties shall be given first and simultaneously to any previously proposed Development Plan;
      (ii)  for a twelve (12) month  period following expiration of the eight
            (8) month period, approval of a Development Plan shall be by the Parties as a General Matter. No new alternative Development Plan shall be submitted during the last six (6) months of this twelve
            (12) month period; and
      (iii) if a Development Plan is not approved, as a General Matter, during this twelve (12) month period, then the Development Plan shall be approved according to the following

            a) If there is only one Development Plan submitted and such Development Plan receives an affirmative vote of at least fifty percent (50%) of the voting interest, such Development Plan shall be deemed approved by the Parties;

            b) If there are two (2) or more Development Plans submitted and one Development Plan receives an affirmative vote of at least fifty percent (50%) of the voting interest and the other Development Plan(s) receives an affirmative vote of less than fifty percent (50%) of the voting interest, then the Development Plan receiving the affirmative vote of at least fifty percent (50%) of the voting interest shall be deemed approved by the Parties;

            c) If two competing Development Plans each receive an affirmative vote of fifty percent (50%) voting interest, the Parties will use reasonable efforts to diligently pursue a compromise Development Plan.

12.7 Final Design AFE: Within six (6) months from the date the Development Plan is approved as provided in Article 12.6 (Approval of a Development Plan), Operator shall submit to all Parties the Final Design AFE for the Initial Production System for their Election. Such Final Design AFE shall include a cost estimate for design which shall include both the cost of Operator and Non-Operator staff time (including Affiliate employees) and the cost of contract labor and services for the design and testing necessary to adequately define the system for the bidding of Fabrication. The Final Design AFE may also include the cost of long-delivery equipment items which must be purchased before the start of Fabrication and construction. Operator may provide other additional documents as necessary to allow the Parties to adequately evaluate the Final Design AFE.

      12.7.1 Response to Final Design AFE: Each Party shall respond as to its Election in the Final Design AFE proposal within the time frame as described in Article 8.3.3 (Other AFE Related Operations). If all the Parties make an Election to participate in the Final Design AFE, then the Operator shall proceed with the Final Design AFE for the Joint Account of the Parties. If a Party makes an Election not to participate in the Final Design AFE, then each of the Participating Parties shall elect to either: (i) proceed with the Final Design AFE with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. All risk, Cost and expense shall be borne in proportion to the respective interest of the Participating Parties. Any Non-Participating Party shall be subject to the Non-Consent provisions as set forth in
      Article 16.5.3 (Geophysical Operations, Feasibility Study, Integrated Project Team andlor Final Design AFE).

12.8 Fabrication AFE: Within twelve (12) months from the date of the last Election for the Final Design AFE as provided in Article 12.7 (Final Design
AFE), unless such additional time is necessary due to circumstances beyond Operator's control, Operator shall submit a Fabrication AFE for the Initial Production System to all Parties for their Election. The Fabrication AFE shall consist of separate AFEs for each major component in the construction, fabrication and installation of the Initial Production System identified in the approved Development Plan and Final Design AFE. If the Operator does not timely submit the Fabrication AFE, any Party may submit a Fabrication AFE for the Development Plan. The Fabrication AFE shall consist of a separate AFE for: (i) the structural components of the Initial Production System, (ii) the equipment and Facilities to be located on a Contract Area (or located off a Contract Area but serving a Contract Area), and (iii) any pipelines or other Facilities for handling Hydrocarbon production. The Election regarding the Fabrication AFE shall be a single Election and not an Election as to the individual AFEs comprising the Fabrication AFE.

      12.8.1 Response to Fabrication AFE: The Parties shall make their Election as to the Fabrication AFE within the time period as described in Article 8.3.2 (Production System Construction). Development Wells shall be subject to separate AFEs and shall not be included within the Fabrication AFE. If all the Parties make an Election to participate in the Fabrication AFE, then the Operator shall proceed to design, fabricate, construct, transport and install the Initial Production System for the Joint Account of the Parties. By making an Election to participate in the Fabrication AFE, each Participating Party commits to pay its Participating Interest share of the Costs, risks and liabilities of the Initial Production System as set out in the Fabrication AFE. Each Non-Operating Participating Party shall have the option to attend regularly scheduled meetings between the Operator and any contractors constructing the Initial Production System or Facilities specified in the Fabrication AFE as well as visits to the construction sites. Any Non-Participating Party shall be subject to Article 12.9 (Assignment of Interest) and the Participating Parties shall elect to either: (i) proceed with the Fabrication AFE with the interest of the Non-Participating Party shared by the Participating Parties on the basis of their respective Working Interests, unless otherwise agreed, or (ii) change its Election to become a Non-Participating Party. The Working Interest of the Non-Participating Party shall be shared by the Participating Parties in accordance with Article 16.2.3 (Initial Production System).

12.9 Assignment of Interest: If any Party makes an Election not to participate in the Fabrication AFE for the Initial Production System under an approved Development Plan, then the Non-Participating Party shall be subject to Article 16.2 (Acreage Forfeiture Provisions) and be deemed a Withdrawing Party subject to Article 17 (Withdrawal from Agreement). The Participating Parties shall share the interest assigned in the proportion which a
Participating Party's Working Interest bears to the sum of the Working Interests of all of the Participating Parties (unless otherwise unanimously agreed by the Participating Parties). If the Operator makes an Election not to participate in the Fabrication AFE, then the Participating Parties shall select a successor Operator pursuant to Article 4.5 (Selection of Successor Operator). If Development Operations under the Development Plan are not timely commenced pursuant to Article 12.14 (Timely Operations for Production Systems), the Non-Participating Party shall be entitled to a reassignment of its Working Interest.

12.10 Minor Modifications and Revisions to Development Plans: In implementing the Development Plan, the Operator shall advise the Participating Parties of progress. As additional information becomes available, the Operator may make modifications and revisions to the Development Plan subject to the following.

      12.10.1 Minor Modifications to Development Plans: The Operator may, without the approval of the Participating Parties, make minor modifications to a Development Plan if such minor modifications are both necessary and reasonable to accomplish the Development Plan. For purposes of this paragraph, a minor modification shall mean a modification which does not cause the estimated Cost of any separate AFE submitted under the Fabrication AFE to increase by more than fifteen percent (15%) or Fifteen Million Dollars ($15,000,000), whichever is less, and does not change the type of Production System, the number of Development Wells, the capacity of the Facilities or the Hydrocarbon transmission system of the Development Plan. Such minor modifications also shall not materially change the risk or timing of the Development Plan.

      12.10.2 Revisions to Development Plans: A Development Plan may be revised as needed to accommodate new data, interpretations or other changes not covered by Article 12.10.1 (Minor Modifications to
      Development Plans) or by Article 12.11 (Major Modifications to Development Plans). Any such revision pursuant to this Article 12.10.2 (Revisions to Development Plans) shall require approval as a General Matter. The Operator shall provide a copy of the revised Development Plan to all Parties, except in the case when the Development Plan is automatically revised as a result of a Development Operation not included in the then current Development Plan being approved as a General Matter as provided in Article 13.1 (Proposal of Development Operations).

12.11 Major Modifications to Development Plans: The Operator shall promptly notify the Participating Parties whenever a major modification to a Development Plan is anticipated and shall furnish to the Participating Parties the Operator's proposal to modify the Development Plan (and associated AFE's) along with the basis for the proposal and estimated Costs. Approval of major modifications shall require the affirmative vote of all Participating Parties. A major modification shall be deemed to have occurred when:

      (i)         the type of Production System is changed; or
      (ii) the number of well slots of the Production System is changed by at least twenty-five percent (25%); or
      (iii) the type of Hydrocarbon transmission system is changed (e.g., pipeline vs. barge, etc.),

      If the major modification is approved by all the Participating Parties, then the Operator shall immediately advise any Party who made an Election not to participate in the Fabrication AFE for the original approved Development Plan and provide the modified Development Plan to such Non-Participating Party. Any Non-Participating Party shall have the right for a period of ninety (90) days, after receipt of the modified Development Plan from the Operator, in which to make an Election to participate in the modified Development Plan. Any Non-Participating Party's Election to participate in the modified Development Plan shall be subject to a Disproportionate Spending Settlement in an amount equal to one hundred percent (100%) of such Non-Participating Party's share of the actual Costs incurred for the Development Plan. The Non-Participating Party who makes an Election to participate in the modified Development Plan shall be an underinvested Party until such underinvestment is eliminated. The Participating Parties shall deliver to the Non-Participating Party who makes an Election to participate in the modified Development Plan an assignment of one hundred percent (100%) of such Non-Participating Party's former Working Interest in the Contract Area, the wells therein and production therefrom within thirty (30) days after full payment is received. If the major modification is approved, the Development Plan (and any associated AFE's) shall be deemed modified and the Operator shall carry out the modified Development Plan. In the event a major modification is not approved by all Participating Parties, the Operator shall continue to implement the approved Development Plan.

12.12 Supplemental AFE for Cost Overruns on Fabrication AFE: As provided for in Article 6.2.6 (Supplemental AFE for Cost Overruns on Fabrication AFE).

12.13 Termination of a Development Plan: Any proposed termination of an approved Development Plan may only be accomplished by unanimous consent of the Participating Parties.

12.14 Timely Operations for Production Systems: The Operator shall commence, or cause to be commenced. the construction of a Production System within one
(1) year from the last Party's Election for the Fabrication AFE. Such construction shall be deemed timely commenced on the date the major fabrication contract for the Production System is awarded. If such
construction  is  not  commenced  in  a  timely   manner,  then  the  approved
Fabrication AFE shall be deemed withdrawn with the effect as if the Fabrication AFE had never been submitted. The above notwithstanding, if the MMS grants a "Suspension of Production" or a "Suspension of Operations" (an SOP/SOO") for an approved Development Plan, any shorter time limits set forth as requirements of the SOP/SOO shall supersede the corresponding longer time limit set forth in this Agreement or the Development Plan.

12.15 Expansion,  Modification or  Repair  of an  Existing Production  System:
Subsequent to the installation of the Production System described and approved in the first Development Plan for a Contract Area, any Party may propose the expansion, modification or repair of any existing Production System in which it has participated by written notice to the other Participating Parties in such Production System. Such proposal shall be presented in accordance with Articles 6.7 (Annual Operating Plan) and 8.3 (Response Time for General Matters and Elections) for approval as a General Matter. If approved as a General Matter, it will be binding on all Participating Parties in the Production System and Operator shall proceed with such project for the benefit of the Joint Account and all Cost, risk and expense of such operation shall be borne in proportion to the respective Participating Parties' Working Interest in such Production System unless otherwise agreed. This Article 12.15 shall not constitute a limit on a Party's right to install its own Facilities under
Article  15 (Disposition of  Hydrocarbon Production).   The provisions of this
Article 12.15 shall not apply to subsequent Development Phase(s).

12.16 Subsequent Development Phases: At any time after the last Party's Election under the Fabrication AFE for the Initial Development System, any Participating Party may propose an additional Development Phase(s) and the installation of a subsequent or expanded Production System(s). Upon proposal of a subsequent Development Phase, the Operator shall propose the formation of an Integrated Project Team to prepare a Development Plan for the subsequent Development Phase. The preparation and approval of the Development Plan for a subsequent Development Phase shall follow the same procedures specified in this Article 12 (Development Plan) for the preparation and approval of the initial Development Plan.

12.17 Access to Existing Facilities: Development Operations in subsequent Development Phases shall have reasonable access (on a space available basis) to gathering, processing and transportation Facilities installed for previous Development Phases.

      12.17.1 Non-Consent Operations in Subsequent Development Phases: If fewer than all Parties make an Election to participate in a subsequent Development Phase, the Operator (or substitute Operator) shall conduct Development Operations in the subsequent Development Phase for the account of the Participating Parties and at their sole Cost and risk. The Participating Parties shall conduct the subsequent Development Operations with the benefit of the non-consent provisions specified in
      Article 16 (Non-Consent Operations). A Non-Participating Party in a subsequent Development Phase shall not be entitled to any information or data from any subsequent Development Operation associated with such Development Phase, unless the Non-Participating Party makes an Election to participate in such subsequent Development Operations pursuant to
      Article 16.7 (Operations From a Subsequent Non-Consent Production System). Any Non-Participating Party in a subsequent Development Phase may retain its Working Interest in the Contract Area corresponding to a Development Phase in which it participated. However, such a Non-Participating Party shall not unreasonably interfere with Development Operations in the subsequent Development Phase (including making any claim for drainage upon the Participating Parties in the subsequent Development Phase, so long as the subsequent Development Phase is conducted according to prudent operating practices). In all events, the sequence and conduct of Development Operations in a subsequent Development Phase shall be controlled by the Participating Parties in the subsequent Development Operation. Hydrocarbon production volumes shall be measured on the basis of well tests and operating expenses allocated upon the basis of Hydrocarbon production volume throughput.

                                  ARTICLE 13
                            DEVELOPMENT OPERATIONS

13.1 Proposal of Development Operations: It is the intent of the Parties to proceed with development of the Contract Area in accordance with the approved Development Plan. Any Participating Party in the Development Plan may propose to conduct specific Development Operations which were included in the Development Plan by giving notice of the proposal and the associated Well Plan [which shall include at least the information set out in Article 10.2.1 (Well Plan's Minimum Specifics)] and AFE to the other Participating Parties. Each Development Operation included in an approved Development Plan shall not require approval as a General Matter. The Operator (or substitute Operator) shall commence the Development Operation at the sole Cost and risk of the Parties making an Election to participate. Costs of a non-consent Development Operation will be recouped in accordance with Article 16 (Non-Consent Operations). Any Participating Party in the Development Plan may propose to conduct specific Development Operations which were not included in the Development Plan. However, such a proposal shall also specify that it is not for an operation included in the Development Plan. A proposal for a Development Operation not included in the Development Plan shall require approval as a General Matter and, if approved, such Development Operation not included in the Development Plan shall automatically revise the Development Plan. However, the provisions of this Article 13 (Development Operations) shall not apply to the proposal for the Initial Production System in the Contract Area. The Initial Production System shall be proposed as a part of the Development Plan in accordance with Article 12 (Development Plan) of this Agreement.

      13.1.1 Operator's Counterproposal: If a Non-Operating Party makes a proposal that was not included in the approved Development Plan and such proposal is approved as a General Matter with the Operator being the non-approving Party, the Operator shall have the option to:

      (a) make an Election to participate in the operation proposed by the Non-Operating Party;
      (b)   become  a Non-Participating  Party pursuant  to the  provisions of
            Article 16 (Non-Consent Operations); or,
      (c) make a counterproposal within the applicable response time that attempts to satisfy the same or similar objectives (in terms of timing and development of a Contract Area) as would the Non-Operating Party's proposal.

      The Operator's counterproposal, if approved as a General Matter, shall have the effect of voiding the Non-Operating Party's proposal. A Party making an Election not to participate in the Operator's counterproposal shall become a Non-Participating Party in the operation subject to
      Article 16 (Non-Consent Operations). If the Operator's counterproposal is not approved, the Operator shall make its Election and commence the originally proposed operation in a timely manner.

      13.1.2 AFE Overruns and Substitute Wells: The Operator shall timely commence a Development Operation and continue the drilling of such well with due diligence to its Objective Depth or until (i) a supplemental AFE is required pursuant to Article 6.2 (Authorization for Expenditure) or (ii) the Operator encounters mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling impracticable. If the Development Well is abandoned due to the conditions described under 13.1.2 (ii), then the Operator or any Participating Party may propose a substitute well (with the associated AFE and Well Plan), and each Participating Party in the abandoned Development Well shall make an Election whether to participate in the proposed substitute well. The Operator (or substitute Operator) shall commence the substitute well at the sole Cost and risk of the Parties making an Election to participate. Costs of a Non-Consent substitute Development Well will be recouped in accordance with Article 16 (Non-Consent Operations).

      13.1.3 Timely Operations: A proposed Development Operation (not requiring the installation of a Production System) shall be commenced within one hundred twenty (120) days from the date upon which the last applicable Election to participate was made. If operations have not been timely commenced within one hundred twenty (120)from the last Election date, the proposal and Elections shall be deemed withdrawn, with the effect as if the proposal and Elections had never been made. If a proposal is deemed withdrawn due to lack of timely commencement of operations, any Costs incurred during said one hundred twenty (120) period which are attributable to the proposed operation shall still be chargeable to the Participating Parties. A Development Operation for the drilling of a Development Well shall be deemed to have commenced on the date the rig arrives on location or, if the rig is already on location, the date when actual drilling operations are begun.

13.2 Subsequent Development Operations at Objective Depth: After a Development Well (or its substitute) has been drilled to its Objective Depth as set forth in the Well Plan (and all logs and evaluations have been distributed to the Participating Parties), the Operator shall promptly notify the Participating Parties of the Operator's proposal for one of the following operations:

      (a) conduct Additional Testing, Coring or Logging of the formations encountered prior to setting production casing;
      (b) complete the well at the Objective Depth in the objective zone or formation;
      (c)   Sidetrack the well to another bottomhole location not deeper  than the stratigraphic equivalent of the original Objective Depth;
      (d)   plug back the well and attempt a completion in a shallower zone or formation;
      (e) Deepen the well to a new Objective Depth; M conduct other operations on the well not listed;
      (g)   temporarily abandon the well; or
      (h)   permanently plug and abandon the well.

      13.2.1 Response to Operator's Proposal: Within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receipt of Operator's proposal to conduct subsequent Development Operations, each Participating Party shall respond to the Operator's proposal by making its Election to participate in Operator's proposal or by making a counterproposal. Failure of a Participating Party to respond to a proposal (except a proposal to plug and abandon) shall be deemed an Election not to participate in the Operator's proposal and to become a Non-Participating Party from that point.

      13.2.2 Counterproposals: If a Participating Party makes a counterproposal for subsequent Development Operations, the other Participating Parties shall have an additional twenty four (24) hours to respond thereto. If convicting proposals for subsequent Development Operations are made, preference shall be given first to operation (a) above, next to operation (b) above, and so forth. If different depths or locations are proposed for subsequent Development Operations, preference for voting shall be given to the shallowest depth (or the location nearest the existing well bore) and then other depths or locations in descending (or more distant) order. After a decision to conduct a subsequent Development Operation is made and the subsequent Development Operation is commenced, the remaining proposals for other types of subsequent Development Operations shall be deemed withdrawn. At the completion of the subsequent Development Operation, the Operator shall again submit proposal(s) for subsequent Development Operations to the Participating Parties, through the procedure provided herein, until such time as the well is plugged and abandoned.

      13.2.3      Approval  of   Subsequent  Development  Operations   by  All
      Parties: If the proposed subsequent Development Operation is approved by all the then Participating Parties, the Operator (or substitute Operator) shall commence the subsequent Development Operation at the Cost(s) and risk of the Participating Parties.

      13.2.4      Approval of  Subsequent Development Operations as  a General
      Matter by Fewer Than All Parties: If a proposal for subsequent Development Operations (except a proposal to plug and abandon), is approved as a General Matter by fewer than all Parties, then the Operator shall conduct the operation at the sole Cost and risk of the Participating Parties. Any Non-Participating Party in a subsequent Development Operation shall be subject to Article 16 (Non-Consent Operations). A Non-Participating Party in a subsequent Development Operation shall be relieved of the Costs, risks and obligations of the subsequent Development Operation, except as to its share of the Costs of plugging and abandoning the Development Well in its then-current condition. No operation shall be performed on the well unless deemed by the Operator to be safe and the well bore is in a condition to perform the proposed operation.

13.3  Election by  Non-Participating  Parties  in  Deepening  or  Sidetracking
Operations: If a Development Well is drilled to its initial Objective Depth and does not appear to result in a well that will qualify as a Producible Well, and if any Participating Party proposes to either (i) Deepen said Development Well or (H) Sidetrack said Development Well, then as provided in
Article 13.2 (c) or (e), the Operator shall notify each original Non-Participating Party of the proposal. Each original Non-Participating Party may respond with an Election regarding such a proposal to Deepen or Sidetrack by notifying the Operator of its Election within forty-eight (48) hours (exclusive of Saturdays, Sundays and federal holidays) after receiving the Operator's notice. Any original Non-Participating Party making an Election to participate in such Deepening or Sidetracking of a Development Well shall be deemed to be underinvested in an amount equal to its share of the Cost incurred  in such  Non-Consent Well  (including but  not limited  to drilling, testing, logging or coring) prior to the Deepening or Sidetracking. The Parties that participated in drilling to the initial Objective Depth will be deemed overinvested in that amount, and all Costs for operations under this Agreement that would otherwise be allocated to such overinvested Parties shall be allocated to the underinvested Parties until all overinvestments are eliminated. Any original Non-Participating Party making an Election to participate in the Deepening or Sidetracking of a Development Well shall remain a Non-Participating Party in the Development Well to the Initial Objective Depth until the Costs recoverable under Article 16 (Non-Consent Operations), less any payments through a Disproportionate Spending Settlement and/or Article 16.9 (Underinvestment of Costs), have been recouped by the original Participating Parties.

13.4 Deeper Drilling: A proposal to drill a Development Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well or to reenter and Deepen an existing Development Well to an Objective Depth below the deepest Producible Reservoir penetrated by a Producible Well shall require approval as a General Matter and shall be further subject to the following provisions.

      13.4.1 Limited Participation in Deeper Drilling: If a proposal is approved pursuant to Article 13.4 (Deeper Drilling), any Party may either:

            make an Election to participate in the proposed Deeper Drilling operation; or make an Election not to participate in the proposed Deeper Drilling operation;
            or,
            make an Election to limit its participation to drilling to the base of the deepest Producible Reservoir to be penetrated by the Deeper Drilling operation.

      A Party making an Election to limit its participation in a deeper Development Well to the base of the deepest Producible Reservoir shall bear its Participating Interest share of the Cost and risk of drilling (including abandonment) to the base of the deepest Producible Reservoir. If a Party makes an Election not to participate in the proposed Deeper Drilling, the proposed operations shall be conducted pursuant to Article 16 (Non-Consent Operations).

      13.4.2 Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir: If a Non-Participating Party in a Deeper Drilling operation below the deepest Producible Reservoir:

      (i) considers the well to be capable of producing at or above the deepest Producible Reservoir, and
      (ii) has indicated a desire to complete the well at or above the deepest Producible Reservoir,

      any further Deeper Drilling operations shall be conducted subject to the following provisions:

      (a) Multiple Completion: If all the Participating Parties in the well agree that a multiple well completion(s) is possible and practicable involving (i) a completion at or above the deepest Producible Reservoir and (ii) a completion below the deepest Producible Reservoir, the Participating Parties in the Deeper Drilling operation shall bear 100% of the Costs of drilling to an Objective Depth below the deepest Producible Reservoir that are in excess of the original Costs to drill and complete the well in the deepest Producible Reservoir.
      (b) Single Completions: If the Participating Parties do not agree that multiple well completions are possible or practicable, the Non-Participating Party in the Deeper Drilling operation shall be deemed overinvested in the original well in an amount equal to the Non- Participating Party's Share of the original Costs of drilling the well to the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Non-Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

      If, after having been drilled to an Objective depth deeper than the deepest Producible Reservoir, at the first occurrence of the following events:

      (i) the well is not a Producible Well in the deeper depths and the well is plugged back to a shallower zone; or,
      (ii) the well is completed as a Producible Well in the deeper depths, but Hydrocarbon production from the deeper zone is later depleted prior to Non-Consent Recoupment (attributable to Deeper Drilling operation) and the well is plugged back to a shallower zone; or,
      (iii) the well is completed as a Producible Well in the deeper depths and the Participating Parties have recovered the applicable non-consent Recoupment (attributable to the Deeper Drilling operation) from Hydrocarbon production from the deeper zone, the Participating Parties as to the depths below the deepest Producible Reservoir shall be deemed overinvested in an amount equal to the Non-Participating Party's Share of the well's Cost down to the deepest Producible Reservoir. The overinvestment shall be depreciated at the rate of one-half percent (1/2%) per month from the date the Deeper Drilling operation commences to the earlier of the date of (i), (ii) or
      (iii) above, but such depreciation shall not reduce the overinvestment below forty percent (40.0%) of the original overinvestment. The Non-Participating Parties in the Deeper Drilling operation shall assume their proportionate share of the Participating Party's Share of the Costs of other operations conducted under this Agreement until all overinvestments are eliminated.

      13.4.3      Completion  Attempts  At  or  Above  the Deepest  Producible
      Reservoir: If a well drilled below the deepest Producible Reservoir is not completed for production in the deeper depths, then the
      Participating Parties in said well down to the deepest Producible Reservoir shall have a right to utilize the well for completion in a Producible Reservoir. The Participating Parties in drilling below the deepest Producible Reservoir in said well shall bear the Costs (including plugging back Costs) necessary to place the well in proper condition for completion in a Producible Reservoir. If a well drilled below the deepest Producible Reservoir is damaged to the extent that it is rendered incapable of being completed and produced at or above the deepest Producible Reservoir in that well, the Participating Parties in the Deeper Drilling operation shall be obligated, at their sole Cost and risk, to restore the well to its condition prior to the Deeper Drilling operations below the deepest Producible Reservoir. The Participating Parties in the Deeper Drilling Operation shall be obligated to pay for the entire Cost of redrilling the well if the damage cannot be repaired. Both the Participating Parties in the original drilling operation and the Participating Parties in the Deeper Drilling operation shall be Participating Parties in the completion attempt in the shallower formation.

13.5 Plugging and Abandoning Costs: At the conclusion of all operations set forth in a Development Well's Well Plan and all subsequent Development Operations on such well or, if the Operator encounters mechanical difficulties or impenetrable conditions, which make further drilling impracticable, then the Operator may propose to plug and abandon the well. Upon approval of the well abandonment as a General Matter by the Participating Parties, the Operator shall commence the plugging and abandonment of the well. The Participating Parties in the original operations shall pay all Costs of plugging and abandoning the Development Well (except any increased plugging and abandoning Costs associated solely with a subsequent Development Operation conducted as a Non-Consent Operation). The Participating Parties in any Non-Consent Operation shall be responsible for the increased plugging and abandoning Costs attributable to the Non-Consent Operation.

                                  ARTICLE 14
                       FACILITIES AND GATHERING SYSTEMS

14.1 Facilities as a Part of Development Plan: The Development Plan shall provide for the installation of all basic Facilities necessary to handle or service Hydrocarbon production for the Contract Area. If the approved Development Plan provides that Hydrocarbon production from the Contract Area can most efficiently be processed and handled at Facilities located off the Contract Area (an "offsite facility"), the Development Plan shall provide for a Production System designed to utilize an "offsite facility".

14.2 Use of Facilities Off the Contract Area: In the event that excess capacity exists at an "offsite facility" and the approved Development Plan calls for a "tie-back" development of the Contract Area to an "offsite facility", the Operator will use reasonable efforts to secure a "Facilities Use and Production Handling Agreement" from the owners of the "offsite facility" for use in handling Hydrocarbon production from the Contract Area. However, the Operator shall have no duty (fiduciary or otherwise) beyond the obligation to utilize reasonable efforts to secure access to the "offsite facility" on behalf of the Participating Parties. Any access secured by such "Facilities Use and Production Handling Agreement" to an "offsite facility" shall be shared proportionately by the Parties on the basis of their Participating Interests in the Development Plan. This Article 14.2 shall not constitute a limit on a Party's right to install its own Facilities under
Article 15 (Disposition of Hydrocarbon Production).

14.3 Use of Facilities Located on the Contract Area: The Participating Parties hereto shall have priority access to all jointly owned Facilities and gathering system capacity for use in operating and developing the Contract Area pursuant to an approved Development Plan. Use of the Facilities on the Contract Area for handling production coming from outside the Contract Area may be granted only if Facility capacity is available beyond the requirements of an approved Development Plan for developing the Contract Area. Use of excess capacity from Facilities shall be subject to the following priority of usage:

      a. First priority to Hydrocarbon production jointly owned by the Participating Parties from inside the Contract Area.
      b.    Second  priority to  Hydrocarbon production  Jointly owned  by the
            Participating Parties coming from outside the Contract Area.
      c.    Third priority to Hydrocarbon  production owned by a Participating
            Party coming from outside the contract Area.
      d. Fourth priority to Hydrocarbon Production owned by third parties coming from outside the Contract Area.

      Priority "a" shall require approval by the Participating Parties as a General Matter. Priorities "b", "c" and "d" shall require unanimous approval by all the Participating Parties. In the event that unanimous approval cannot be reached by the Participating Parties under priorities "b" and "c" above, as to the means and methods for utilizing such excess capacity from Facilities, such excess capacity shall be allocated to each Party in accordance with each Party's Participating Interest in the Facilities having excess capacity, and each Party shall be entitled to use its share of excess capacity as it deems appropriate.

14.4 Approval of Additional Facilities on a Contract Area: This Article shall only apply to Facilities located on the Contract Area which were not included in the approved Development Plan. Any Party may propose the installation of additional or expanded Facilities for the Contract Area beyond those specified in the Development Plan by giving notice to the other Participating Parties together with information adequate to describe the proposed Facilities and their estimated Costs. Except as provided in Article 15.2 (Facilities to Take In Kind), the installation of additional Facilities on the Production System beyond the scope of the Development Plan shall require the approval of the Participating Parties as a General Matter, and the availability of sufficient deck space and buoyancy to support the proposed additional Facilities. Upon approval, the Operator shall proceed to install the additional Facilities for the benefit of the Participating Parties provided that, in the judgment of the Operator, the additional Facilities do not interfere with continuing operations on the Contract Area. The installation of any additional Facilities shall be at the sole Cost and risk of the Participating Parties. Any Non-Participating Party shall be subject to Article 16.5.6 (Non-Consent Subsequent Production System and Facilities)

14.5 Contract Area Production: Notwithstanding any other provision of this Agreement to the contrary, production owned by the Participating Parties from the Contract Area shall at all times have first preference to use capacity over any production from outside the ContractArea.

                                  ARTICLE 15
                     DISPOSITION OF HYDROCARBON PRODUCTION

15.1 Duty to Take in Kind: Each Party shall have the right and duty to take in kind or separately dispose of its share of the Hydrocarbons produced and saved from a Contract Area, exclusive of Hydrocarbon production which the Operator uses in production or Development Operations, in preparing and treating Hydrocarbons for marketing purposes, and Hydrocarbon production which is unavoidably lost.

15.2  Facilities  to Take  in  Kind: Any  Participating  Party in  Development
Operations shall have the right, at its sole risk and expense, to construct Facilities for purposes of taking its share of Hydrocarbon production in kind, provided that in the judgment of the Operator, the installation of such Facilities do not interfere with continuing operations on the Production

System or a Contract Area. During the construction and operation of such facilities, the Party responsible for the construction or operation shall indemnify and defend the other Parties against any claims or liabilities which may result from such construction or operation and such Party shall be responsible for any damage or losses sustained by the other Parties as a result of the construction or operation of such facilities.

15.3 Failure to Take Oil and/or Condensate in Kind: If any Party fails to take in kind or dispose of its share of the oil and/or condensate produced from a Contract Area, the Operator shall have the right, but never the obligation to either (a) purchase the non-taking Party's share of the oil and/or condensate production at the Operator's, or a third party's posted price or, in the absence of a posted price or disagreement as to the third party's posted price, at the price prevailing in the area for oil and/or condensate of similar kind subject to adjustments for gravity, quality, and less transportation to market, or (b) sell such oil and/or condensate to others at the best price obtainable by the Operator, subject to revocation at will by the non-taking Party. The non-taking Parties agree to accept Operator's purchase or sale of the non-taking Party's share of the oil and/or condensate production under (a) or (b) above. The Operator shall furnish notification to non-taking Party at the time such option is exercised. All contracts of sale by the Operator of any Party's share of oil and/or condensate production shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Proceeds of all sales made by the Operator pursuant to this Article shall be paid to the Parties entitled thereto once in each calendar month.

      Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.

15.4 Gas Balancing Provision: The Parties agree that in the event separate disposition of gaseous Hydrocarbons causes split-stream deliveries to separate pipelines and/or deliveries which on a day to day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with Exhibit "D" attached hereto, entitled "Gas Balancing Agreement."

15.5 Expenses of Delivery in Kind: Any Cost incurred by the Operator in making delivery of any Party's share of Hydrocarbon production or disposing of same shall be borne by such Party. Any extra expenditure incurred in the taking in kind or separate disposition by any Party of its proportionate share of Hydrocarbon production shall be borne by such Party.

                                  ARTICLE 16
                            NON-CONSENT OPERATIONS

16.1 Conduct of Non-Consent Operations: If any Party makes an Election to become a Non-Participating Party in an operation, the proposed operation shall be conducted as a Non-Consent Operation. If the Participating Parties timely commence the Non-Consent Operation, then the Non-Participating Parties shall be subject to either the acreage forfeiture provisions of Article 16.2 (Acreage Forfeiture Provisions), 16.4 (Non-Consent Operations to Maintain the Contract Area) or the Cost recoupment provisions of Article 16.5 (Percentage Recoupment for Non-Consent Operations), each reflecting the increased risks and Costs assumed by the Participating Parties. Any operation that invokes the provisions of this Article 16.0 must be proposed in good faith using cost estimates and Objective Depths which are reasonable for the Contract Area considering the geological and geophysical data available at the time of the proposal. If any proposed operation requires approval as a General Matter, such approval shall be obtained prior to the Participating Parties proceeding with the Non-Consent Operation. The Operator (or substitute Operator) shall conduct any Non-Consent Operation at the sole risk and expense of the Participating Parties in the Non-Consent Operation. Any Non-Consent Operations shall not unreasonably jeopardize, hinder or interfere with joint operations conducted by all Parties (unless the Non-Consent Operation will maintain all or a portion of the Contract Area under Article 16.4 (Non-Consent Operations to Maintain Contract Area).

      16.1.1      Indemnity  for  Non-Consent  Operations:  The  Participating
      Parties shall (insofar as it may be within their control) keep the Contract Area free from all liens and encumbrances which might arise by reason of conducting the Non-Consent Operation and indemnify, defend and hold harmless the Non- Participating Parties from any such liens and encumbrances.

      16.1.2 Cost Information: The Costs of any Non-Consent Operation shall be borne by the Participating Parties in the proportion that their Participating Interests bear to the sum of all Participating Interests in the Non-Consent Operation (unless otherwise agreed by the Participating Parties). The Costs of a Non-Consent Operation shall include the Costs of maintaining the drilling equipment on site during the notice period for an Election or vote pursuant to Article 8 (Voting, Elections and Notices), including any response times, and no part of such Costs shall be borne by the Non-Participating Parties. Within one hundred twenty (120) days after completion of a Non-Consent Operations the Operator shall furnish all the Parties an itemized statement of the Cost of the Non-Consent Operation and an inventory of the equipment pertaining thereto. The Operator shall furnish to the Parties a monthly statement showing operating, maintenance and other expenses attributable to the Non-Consent Operations, and the revenues from the sale of Hydrocarbon production for the preceding month from operations subject to recoupment under this Article 16 (Non-Consent Operations). The Non-Operating Parties shall furnish the Operator any revenue or price information for their take in kind production. In accounting for the revenues from Non-Consent Operations, Hydrocarbon production need not be separately metered, but may be determined upon the basis of monthly well tests.

      16.1.3 Non-Consent Operations in Producible Well: Once a Producible Well has been completed and placed on production, Non-Consent Operations shall not be conducted in that well unless approved by all the Participating Parties in such well, unless such well is not capable of producing from its current completion(s).

      16.1.4      Non-Consent  Operations  in  Producible  Reservoirs:  Unless
      otherwise agreed by all Parties, Non-Consent Operations for a Development Well shall not be conducted in any Producible Reservoir previously penetrated by a Producible Well drilled from or producing through the same Production System serving the Non-Consent Well and the Producible Well unless such Producible Reservoir shall have been designated as an Objective Depth or completion zone in the well proposal.

      16.1.5 Multiple Completions: Non-Consent Operations shall not be conducted in any well having multiple completions unless:

      (a) each of the multiple completions are owned by the same Parties in the same proportion; or,
      (b)   none of  the previous well  completions are capable  of producing;
            or,
      (c) all Participating Parties in the well containing the multiple completions consent to such Non-Consent Operation(s).

      For the purposes of this Article 16 (Non-Consent Operations), each completion shall be considered as a separate well.

16.2 Acreage Forfeiture Provisions: In view of the significantly greater risks associated with the Exploratory Well and the Fabrication AFE for the Initial Production System, the Parties agree that upon timely commencement of such operations, the Participating Parties shall be entitled to an assignment of the Non-Participating Party's right, title, interest (including operating rights) in all of the Leases comprising a Contract Area. Within thirty (30) days of the timely commencement of the Non-Consent Operation, the Non-Participating Party(s) shall execute and deliver an assignment of its interest to the Participating Parties; with no reimbursement by and at no cost to the Participating Parties. If an assignment is made pursuant to this Article 16.2, then each Participating Party shall accept its Participating Interest share of the Non-Participating Party's assigned interest, unless otherwise agreed. Except as provided in Article 16.4.3 (Limitations on Acreage Forfeiture), the non-participating Party's Election not to participate in the Initial Exploratory Well, Exploratory Well, or the Fabrication AFE for the Initial Production System shall be deemed a withdrawal pursuant to Article
17.0 (Withdrawal From Agreement).

      16.2.1 Exploratory Well: If one or more Participating Party(s) proceed with operations for the Initial Exploratory Well on the Contract Area as a Non-Consent Operation, any Non-Participating Party(s) shall relinquish and assign to the Participating Party(s) one hundred percent (100%) of the Non-Participating Party's right, title and interest in and to all of the Leases comprising the Contract Area.

      16.2.2 Initial Production System: If one or more Participating Party(s) proceed with timely operations for the Initial Production System as a Non-Consent Operation, the Non-Participating Party(s) shall relinquish and assign to the Participating Party(s) one hundred percent (100%) of the Non-Participating Party's right, title and interest in and to all of the Leases comprising the Contract Area.

      16.2.3 Costs of Prior Operations: Any Non-Participating Party subject to a Non-Consent provision shall remain liable for its share of previously incurred Costs for operations where it was a Participating Party and there shall be no re-allocation of Costs due to the Non-Participating Party's election or assignment.

16.3 Notices and Orders: If the Operator is required by notice or order (including SOPs and SOOs) from any government agency having jurisdiction over the Contract Area to either drill or rework a well, or conduct other operations to maintain all or a portion of a Contract Area, the Operator shall immediately furnish each of the Parties with a copy of such order or notice.

16.4  Non-Consent  Operations  to  Maintain  Contract  Area:    The  following
provisions are applicable if:

      (a) an operation is required, pursuant to a governmental agency order, notice, regulation, SOO or SOP requirement or Lease obligation, to maintain all or any portion of a Contract Area; or,
      (b) a proposal is made for an operation within the final nine (9) months of the primary term of a Lease which has no Producible Well and such Lease is not held by a unit, SOO or SOP,

      then such operation must be timely commenced and shall be conducted pursuant to this Article 16.4. The response time for a proposal made hereunder shall be the earlier of:

      (a) the response time provided in Article 8 (Voting, Election & Notices), or;
      (b) sixty (60) days before the deadline under the order, notice, regulation, SOO or SOP requirement or Lease obligation, whichever is earlier.

      If the proposal requires approval as a General Matter and such approval is not obtained within the applicable response period, then any Party who made an Election to participate in the Non-Consent Operation may proceed with such operation after giving notice to the other Parties. The other Parties will have fifteen (15) days after receipt of the notice to make an Election.

      16.4.1 Acreage Forfeiture in the Entire Contract Area: If it is necessary to drill or rework a well or conduct other operations to maintain an entire Contract Area, then each Non-Participating Party in the Non-Consent Operation shall relinquish and permanently assign to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the entire Contract Area within thirty (30) days after commencement of such well or other operation. Failure to participate in such well or other operations shall be deemed a withdrawal and the provisions of Article 17 (Withdrawal From Agreement) shall apply.

      16.4.2 Acreage Forfeiture in a Portion of a Contract Area: If a well is drilled or reworked or other operations are conducted in order to maintain a portion of a Contract Area, then each Non-Participating Party in the Non-Consent Operation shall relinquish and permanently assign to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the affected portion of a Contract Area within thirty (30) days after commencement of such well or other operation. If a Party forfeits its Working Interest pursuant to this Article 16.4.2, then such Party shall have no further rights under this Agreement as to the portion of a Contract Area forfeited. The remaining Parties shall amend this Agreement to provide for a separate operational area for the forfeited portion of a Contract Area and this Agreement shall apply separately to such operational area.

      16.4.3      Limitations  on  Acreage  Forfeiture:  Notwithstanding   the
      foregoing, if more than one well is drilled or more than one operation is conducted, any of which would maintain the entire Contract Area or the affected portion of a Contract Area, an assignment shall not be required from any Participating Party in any such well or other operation. In addition, no Party shall be required to relinquish or assign all or any portion of its Working Interest in a Contract Area if the order, requiring the well or other operation, is appealed and successfully overturned.

16.5 Percentage Recoupment for Non-Consent Operations: Except as provided in Articles 16.2 (Acreage Forfeiture Provisions) and 16.4 (Non-Consent Operations to Maintain Contract Area), upon the timely commencement of any Non-Consent Operation, each Non-Participating Party's Working Interest and leasehold operating rights in the Non-Consent Operation along with title to any future Hydrocarbon production therefrom shall be owned by and vested in each Participating Party in the proportion that each Participating Party's Working Interest bears to the total Working Interest of all Participating Parties (unless other proportions are agreed by the Participating Parties) for as long as the Non-Consent Operation originally proposed is being conducted or Hydrocarbon production is obtained from the Non-Consent Operation. Such interest, rights and title to future Hydrocarbon production shall revert to each Non-Participating Party when the Participating Party has recouped from the Non-Participating Party's Share of proceeds of future Hydrocarbon production from such Non-Consent Operation an amount equal to the product of the Participating Party's share of the Costs of the Non-Consent Operation multiplied by the recoupment percentage for each operation set out below. The Non-Participating Party's Share of the Non-Consent Operation shall be reduced (to the extent of the Non-Participating Party's prior Working Interest) by any third-party cash contribution credited to the Non-Consent Operation. Upon recoupment by the Participating Parties of the recoupment percentage, the Working Interest and leasehold operating rights in the Non-Consent Operation, along with the title to any future Hydrocarbon Production therefrom, shall revert to the former Non-Participating Party and the former Non-Participating Party shall become a Participating Party in the Non-Consent Operation.

      16.5.1 Non-Consent Subsequent Exploratory Operations: The recoupment amount for Non-Consent Subsequent Exploratory Operations shall be the Non-Participating Party's share of the Costs of operations conducted including, but not limited to, drilling, evaluating, Deepening, Deeper Drilling, Sidetracking, completing, recompleting, equipping, plugging back and plugging and abandonment of the Subsequent Exploratory Operation multiplied by seven hundred percent (700%).

      16.5.2 Non-Consent Appraisal Operations: The recoupment for non-consent Appraisal Operations shall be the Non-Participating Party's Share of the Costs of drilling, evaluating, Deepening, Deeper Drilling, Sidetracking, completing, recompleting, equipping, plugging back and plugging and abandonment of the Appraisal Operation multiplied by four hundred percent (400%). In addition to the recoupment amounts specified in this Article, a Party making an Election not to participate in an Appraisal Operation shall be an underinvested Party in an amount equal to the amount such Party would have paid had it participated in the Appraisal Operation. As an underinvested Party, the Non-Participating Party will be responsible for all Costs of subsequent operations and/or AFEs under this Agreement (in addition to Costs associated with such Party's Working Interest) in which the Non-Participating Party makes an Election to participate, which would otherwise be the responsibility of the Parties making an Election to participate in such Appraisal Operation, until the underinvestment is eliminated. Upon the non-
      consenting Party's written commitment to participate in the next operation and/or AFE, the Non-Participating Party shall be entitled to receive access to the well information and/or data derived from the Appraisal Operation in which it made an Election not to participate.

      16.5.3 Geophysical Operations, Feasibility Study, Integrated Project Team and/or Final Design AFE: A Party making an Election not to participate in a Geophysical Operations, Feasibility Study, Integrated Project Team and/or Final Design AFE will be an underinvested Party in an amount equal to two hundred percent (200%) of the amount such Party would have paid had it participated in such AFE pursuant to Article 16.9 (Under-Investment of Cost). As an underinvested Party, the Non-Participating Party will be responsible for all Costs of subsequent operations and/or AFE under this Agreement (in addition to Costs associated with such Party's Working Interest) in which the Non-Participating Party makes an Election to participate, which would otherwise be the responsibility of the Parties making an Election to participate in such Geophysical Operations, Feasibility Study, Integrated Project Team and/or Final Design AFE, until the underinvestment is eliminated.

      16.5.4 Non-Consent Development Operations: The recoupment for Non-Consent Development Operations (including workovers) shall be the Non-Participating Party's Share of the Costs of drilling, evaluating, Deepening, Deeper Drilling, Sidetracking, completing, recompleting, equipping, plugging back and plugging and abandoning the Development Operation multiplied by three hundred percent (300%).

      16.5.5 Non-Consent Subsequent Production System and Facilities: The recoupment for any non-consent Subsequent Production System or Facilities shall be the Non-Participating Party's Share of the Cost of designing, fabricating and installing the Subsequent Production System or Facilities, including the Cost of an injection or disposal well, multiplied by two hundred percent (200%).

      16.5.6      Additional  Production   Recoupment:  In  addition   to  the
      percentage   recoupment  set   forth   above  for   various  Non-Consent
      Operations, the Participating Parties shall be entitled to recoup:

      (a) two hundred percent (200%) of the Non-Participating Party's Share of the Cost of Facilities necessary to carry out the Non-Consent Operation; plus,
      (b) one hundred percent (100%) of the Non-Participating Party's Share of the Cost of using any Production System already installed for the Contract Area for which the Non-Participating Party has a Participating Interest; plus,
      (c) one hundred percent (I 00%) of the Non-Participating Party's Share of the Cost of operating expenses, maintenance Costs, royalties, and severance, gathering, production taxes and other governmental fees based on production.

      16.5.7 Recoupment From Hydrocarbon Production: Recoupment for a Non-Consent Operation which results in a discovery of a Producible Reservoir or extension of an existing Producible Reservoir shall be made from the following portions of the Non-Participating Party's Share of Hydrocarbon production:

      (a)   Subsequent Exploratory Operations, Appraisal Wells, or Development
            Wells: Recoupment shall be taken from one hundred percent (100%) of the Non-Participating Party's Share of all Hydrocarbon production from the Non-Consent Operation (if the well is completed for Hydrocarbon production), and from fifty percent
            (50%) of the Non-Participating Party's Share of Hydrocarbon production from all wells subsequently drilled and completed in the Producible Reservoir discovered by said Non-Consent Operations or the extended portion of an existing Producible Reservoir discovered by said Non-Consent Operation and in which the Non-Participating Party has a Participating Interest.
      (b)   Non-consent   Subsequent   Production   Systems   and  Facilities:
            Recoupment shall be taken from one hundred percent (100%) of the Non-Participating Party's share of Hydrocarbon production from all wells which are drilled from and/or produced through the Subsequent Production System or Facilities and/or wells benefited from injection or disposal wells.

      The interest shall revert to each Non-Participating Party only after the
      Participating   Parties  have   completely  recouped   from  Hydrocarbon
      production the amounts specified herein.

16.6 Reversion of Interests to Non-Participating Party: A Non-Participating Party's Working Interest and leasehold operating rights subject to recoupment from future Hydrocarbon production and/or a Disproportionate Spending Settlement, shall revert to the Non-Participating Party upon the occurrence of the first of the following events:

            the Non-Consent Operation results in a dry hole; or, hydrocarbon production ceases prior to complete recoupment by the Participating Parties; or, the Participating Parties propose to Deepen below the original Objective Depth if the original operation resulted in a dry hole; or, upon complete recoupment.

      16.6.1 Dry Hole Reversion: If a Non-Consent Operation (other than a Non-Consent Operation under Articles 16.2 (Acreage Forfeiture Provisions) and 16.4 (Operations to Maintain Contract Area) above) results in a dry hole and fails to obtain Hydrocarbon production or, if Hydrocarbon production ceases prior to complete recoupment by the Participating Parties, then the Non-Participating Party's Working Interest and leasehold operating rights which have been relinquished shall revert to the Non-Participating Party. However, all non-consent Wells, Production Systems and Facilities [and rights to future Hydrocarbon production from a Producible Reservoir under Article 16.5.7 (Recoupment From Hydrocarbon Production)] shall remain vested in the Participating Parties. Any salvage value in excess of complete recoupment shall be credited to all Parties according to their Working Interest and without regard to their participation status.

      16.6.2 Deepening a Non-Consent Well: If a Non-Participating Party makes an Election to participate in the Deepening operation, then the Participating Parties shall be deemed overinvested to the extent of the Non-Participating Party's Share of Costs in the original Non-Consent Operation (less any amount recovered by the Participating Parties out of the Non-Participating Party's Share of Hydrocarbon production or through a Disproportionate Spending Settlement). If the Participating Parties have recouped the Cost of the well at the time they desire to Deepen the well then the Non-Participating Party will not be an underinvested Party in the Deepening of the well. However, in such case, the Participating Parties in the original well shall still be permitted complete recoupment from the other wells in the Producible Reservoir, discovered or extended by the original well as provided in Article 16.5.7 (a) (Recoupment from Hydrocarbon Production), until the total non-consent amount to be recouped has been recovered from the Producible Reservoir.

16.7 Operations From a Subsequent Non-Consent Production System: Any Party who made an Election not to participate in a Subsequent Production System may make an Election to participate in operations from such Subsequent Production System. If a Non-Participating Party makes an Election to participate in such operations, then the Non-Participating Party may reduce the percentage recoupment amount through a Disproportionate Spending Settlement in subsequent Development Operations conducted from the Subsequent Production System. Any Disproportionate Spending Settlement amounts shall be subtracted from the recoupment entitled to the Participating Parties in the Subsequent Production System pursuant to Article 16.5.5 (Non-Consent Subsequent Production System and Facilities).

16.8 Allocation of Production System Costs to Non-Consent Operations: In the event a Non-Consent Well is proposed to be drilled from or produced through a Production System owned by all the Parties, the rights of Participating Parties to use the Production System for the proposed Non-Consent Well and the Costs therefore shall be based on the following:

      16.8.1 Investment Charges: If a Non-Consent Well will utilize either a Production System and/or Subsea Production System owned by all the Parties, the Non-Participating Parties in such well shall be deemed to be the overinvested Parties in such Production Systems to the extent the Participating Parties in such well would have paid a charge for the right to use the Production System and/or Subsea Production System and its Facilities as follows:

      (a) The Participating Parties shall pay a one-time slot usage fee covering its use of the Production System in an amount equal to two percent (2%) of the Cost of the Production System, the Subsea Production System and its Facilities to the owners of the
            Production System (to be shared in proportion to the owner's Working Interest in the Production System). For purposes of the slot usage fee, the total Cost of the Production System shall be reduced by .41667% per month commencing upon the first monthly anniversary date of when the Production System was installed and every monthly anniversary thereafter until the total Cost of the Production System is reduced to twenty-five percent (25%) of the original Cost. The Cost of additions to the Production System shall be reduced in the same manner commencing upon the first monthly anniversary after the addition is installed. If the non-consent well is abandoned, the right of Participating Parties to use that Production System slot shall terminate unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment. The slot usage fee shall not apply to a slot which is deemed to be "surplus." A slot may be deemed surplus by the unanimous consent of all Parties owning an interest in the Production System.

      (b) If Hydrocarbon production from the non-consent well is handled through Facilities owned by all Parties, the Participating Parties shall pay to the owners of the Facilities a sum equal to that portion of the total Cost of such Facilities which one well bears to the total number of wells which the Facilities are designed to accommodate.

      16.8.2 Operating and Maintenance Charges: The Participating Parties in a non-consent well shall pay all Costs necessary to connect their well to the Facilities and the Production System. The expense of operating and maintaining the Facilities and the Production System shall be allocated equally per active completion among all active completions served. Subsea Production System operating and maintenance expenses shall be allocated equally per active subsea completion among all active subsea well completions served by such Subsea Production System.

      16.8.3 Payments: The payment of sums pursuant to Article 16.8.1 (Investment Charges) shall not be a purchase of an additional interest in the Production System or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of Hydrocarbon production from the non-consent well, but only to the extent of actual Costs. Such charges shall be paid by the Participating Parties in such well by allocating (in addition to any other Costs allocated to them under this Agreement) all Costs attributable to tangible, intangible and other cost categories that would otherwise be allocated to the Non-Participating Parties until all overinvestment is eliminated.

16.9 Underinvestment of Costs: A Non-Participating Party shall not be liable for settling any underinvestment of its share of the Costs of a Non-Consent Operation unless, having the right to do so under this Agreement, the Non-Participating Party makes a revised Participation Election to become a
Participating Party. Unless otherwise provided in this Agreement, a Non-Participating Party has the right to make a revised Election to become a Participating Party under the following Articles:

      (a)   Article 9.1.1 (Conduct of Propriety Geophysical Operations);
      (b) Article 11.3 (Election by Non-Participating Parties in Deepening or Sidetracking Appraisal Operations);
      (c)   Article 11.4 (Deeper Drilling);
      (d)   Article 11.6.2 (Election on Proposed Feasibility Study);
      (e) Article 12.3 (Integrated Project Team Election); M Article 12.7 (Final Design AFE);
      (g)   Article 12.11 (Major Modification to Development Plans);
      (h) Article 13.3 (Election by Non-Participating Parties in Deepening or Sidetracking Operations); and
      (i)   Article 13.4 (Deeper Drilling).

      16.9.1      Settlement  of  Underinvestments:  Upon  making   a  revised
      Participation Election, a Non-Participating Party shall settle any underinvestment for its share of the Costs in a Non-Consent Operation by either:

            making a Disproportionate Spending Settlement by bearing all Costs of all future operations until the underinvestment is eliminated, (i.e. one hundred percent (100%) of the Non-Participating Party's share of the Costs of the original operation); or, making an immediate cash settlement to the original Participating Parties in the full amount of the under-investment.

      The  original   Participating  Parties   shall  select  the   manner  of
      eliminating the underinvestment at their sole discretion as a General Matter.

      16.9.2 Cash Settlement of Underinvestment: If there are no further proposed or planned operations on the Contract Area for which Costs would be allocated toward the elimination of an under-investment, the underinvested Party shall pay any over-invested Party the remaining under-invested amount in cash. If operations on the Contract Area, for which Costs are being paid by the underinvested Party and allocated to the underinvestment, do not eliminate the underinvestment within two (2) years, or any other shorter period specified in this Agreement, from the date the underinvestment accrued, or upon final settlement of this Agreement, whichever comes first, the underinvested Party shall pay the overinvested Party the remaining underinvestment in cash. Percentage recoupment for Non-Consent Operations under Article 16.5 (Percentage Recoupment for Non-consent Operations) shall not be considered an over/underinvestment.

                                  ARTICLE 17
                           WITHDRAWAL FROM AGREEMENT

17.1 Right of Withdrawal: Subject to the limitations specified in this Article, any Party (the "Withdrawing Party") may withdraw from this Agreement by giving prior written notice to all other Parties (the "Remaining Parties") stating its intention to withdraw from continued joint operations under this Agreement. The withdrawal notice shall constitute an unconditional and irrevocable offer by the Withdrawing Party to convey to the Remaining Party(ies) the Withdrawing Party's entire Working Interest in all of the Leases, the Production System, the Hydrocarbon production and all other property and equipment within a Contract Area owned under the terms of this Agreement. The withdrawal notice shall specify an effective date of withdrawal which date shall be at least sixty (60) days but not more than one hundred eighty (180) days after the date of the withdrawal notice.

17.2 Response to Withdrawal: Within thirty (30) days of receipt of the notice of withdrawal, eachof the Remaining Parties shall elect in writing either to join in the withdrawal or to remain a Party to this Agreement. Failure to respond to a withdrawal notice shall be deemed an Election to remain a Party to this Agreement.

      17.2.1 Unanimous Withdrawal: If all the Parties agree to join in the withdrawal, no assignment of Working Interests shall take place and the Parties shall be deemed to have decided to abandon all joint operations within a Contract Area pursuant to Article 18 (Abandonment and Salvage) of this Agreement.

      17.2.2 Acceptance of Withdrawing Interests: If fewer than all Parties agree to join in the withdrawal, then the Remaining Parties must accept an assignment of the Withdrawing Party's Working Interest. Unless otherwise agreed by the Remaining Parties, the Withdrawing Party's Working Interest shall be shared by the Remaining Party(ies) in the proportions which each of their Working Interests (prior to the withdrawal) bear to the sum of the Working Interests of all Remaining Parties (prior to the withdrawal). The Withdrawing Party(ies) shall take all necessary steps to accomplish the withdrawal by the effective date and execute and deliver to the Remaining Party(ies) all necessary instruments to assign its Working Interests to the Remaining Party(ies). All expenses associated with the withdrawal and the transfer of Working Interest shall be borne by the Withdrawing Party(ies).

17.3  Limitation Upon and Conditions of Withdrawal:

      17.3.1 Current Operations and Voting: Any Party withdrawing prior to completion of any operations (pursuant to an AFE) on a Contract Area in which it had previously made an Election to participate shall remain fully liable for its share of the AFE. After giving its notification of withdrawal, the Withdrawing Party shall not be entitled to make an Election to participate or vote on any General Matter, other than General Matters for which the Withdrawing Party retains a financial responsibility.

      17.3.2 Prior Expenses: The Withdrawing Party(ies) shall remain responsible for its Participating Interest share of any Costs of operations, rentals, royalties, taxes, damages or other liability or expense accruing or commencing prior to the effective date of the withdrawal. Prior to the effective date of the withdrawal, the Operator shall render a final statement to the Withdrawing Party(ies) for its share of all identifiable expenses incurred prior to the notice of withdrawal, along with a statement of any deficiency in salvage value. Prior to any withdrawal, a Withdrawing Party, at its sole expense, shall satisfy or provide security satisfactory to the remaining Party(ies) for all obligations and liabilities it has incurred or which are attributable to it prior to the effective date of the withdrawal. Furthermore, any liens, charges and other encumbrances which the Withdrawing Party(ies) placed (or caused to be placed) on its Working Interest prior to its withdrawal shall be fully satisfied or released prior to its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to such liens). Provided all such expenses (including any deficiency in abandonment Costs) have been paid, the notice of withdrawal and the assignments shall be effective upon the specified effective date.

      17.3.3 Abandonment Costs: The Withdrawing Party(ies) shall pay to the Operator for the benefit of the Remaining Party(ies) the Withdrawing Party's pro rata Working Interest share of the estimated current Costs of plugging and abandoning all wells and removal of all Production Systems, Facilities and other material and equipment serving a Contract Area, less its pro rata share of the estimated salvage value of the assets at the time of abandonment. Such Costs and salvage value shall be prepared by the Operator according with Article IV of Exhibit "C" and approved as a General Matter.

      17.3.4 Confidentiality: A Withdrawing Party shall continue to be bound by the confidentiality provisions of Article 7 (Confidentiality of
      Data) after the withdrawal, but, as of the effective date of the withdrawal, shall have no further access to technical information
      relating to  joint  operations.   The  Withdrawing  Party shall  not  be
      required to return to the Remaining Party(ies) any Confidential Data acquired prior to the effective date of the withdrawal. The Remaining Party(ies) shall have no obligation of confidentiality to the Withdrawing Party.

      17.3.5 Emergencies and Force Majeure: No Party shall be allowed to withdraw during a Force Majeure or other emergency as described in
      Article 25.1 (Force Majeure), but may withdraw from this Agreement after termination of such emergency. The Withdrawing Party shall remain liable for its share of all Costs and liabilities arising from said emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution and all Costs of debris removal made necessary by the emergency.

                                  ARTICLE 18
                            ABANDONMENT AND SALVAGE

18.1 Abandonment of Wells: Any Participating Party may propose the abandonment of a well which has been drilled as a joint operation by notifying the other Participating Parties. If approved as a General Matter, the well shall be plugged and abandoned in accordance with applicable regulations at the joint Cost and risk of the Participating Parties. If any Party fails to respond within the notice period specified in Article 8.3 (Response Time for General Matters and Elections), that Party shall be deemed to have consented to the abandonment of the well.

18.2 Facilities and Production System Salvage and Removal Costs: When the Parties owning a Production System, Facility or Subsea Production System desire to dispose of such equipment, such equipment disposal shall be approved as a General Matter. Upon approval as a General Matter, the Operator shall dispose of such equipment in the manner approved by the Participating Parties. The Costs, risks and net proceeds, if any, resulting from such disposition shall be shared by the Participating Parties in proportion to their Participating Interests in the equipment.

18.3 Approval Not Required: The Operator may, without prior approval of the Parties, dispose of any items of surplus or obsolete material and equipment if the current price of new materials or equipment similar thereto is less than One Hundred Thousand Dollars ($100,000.00).

18.4 Abandonment Operations Required by Governmental Authority: Any well abandonment or Platform/Production System removal required by a governmental authority shall be accomplished by Operator with the Costs, risks and net proceeds, if any, to be shared by the Parties owning such well, Platform or Production System in proportion to their Participating Interest.

                                  ARTICLE 19
                   RENTALS, ROYALTIES AND MINIMUM ROYALTIES

19.1 Overriding Royalties and Burdens on Production: If any Party has previously created or hereafter creates any overriding royalty, production payment, carried or reversionary working interest, net profits interest or other type of burden on Hydrocarbon production ilk addition to the lessor's royalty stipulated in the Lease(s) (an "Overriding Royalty"), the Party creating the Overriding Royalty shall assume and bear all obligations of the Overriding Royalty regardless of that Party's participation status notwithstanding that an assignment of all or a portion of that Party's Working Interest is made to another Party under this Agreement. The Party creating the Overriding Royalty shall indemnify and hold all other Parties harmless from any and all claims and demands for payment asserted by the owners of the Overriding Royalty. Any such agreements creating these interests shall contain provisions to effect this.

      19.1.1 Subsequent Creation of Overriding Royalty: Notwithstanding anything herein to the contrary, if subsequent to the execution of this Agreement, any Party should create an Overriding Royalty, such subsequently created Overriding Royalty shall be made specifically subject to all the terms and provisions of this Agreement and shall be subordinate to the rights of the other Parties to this Agreement.

      19.1.2 Subordination of Overriding Royalties: If the Party owning the Working Interest from which the Overriding Royalty is created: (a) fails to pay when due its share of Costs, or (b) withdraws from this Agreement, then the Overriding Royalty shall be chargeable with its pro rata portion of all Costs (equal to its fractional interest in gross production) and the security rights created in Article 6.3 (Security Rights) shall be applicable against such Overriding Royalty. The Operator shall have the right to enforce the security rights (and all other rights granted under this Agreement) against the owners of the Overriding Royalty for the purpose of collecting Costs chargeable to the Overriding Royalty.

19.2 Payment of Rentals and Royalties: The Operator shall make all rental payments on behalf of the Parties for the Contract Area. The Operator shall use reasonable care to make proper and timely payment of all rentals, minimum royalties or other similar payments accruing under the terms of the Leases which are included within the Contract Area. Upon receipt of proper evidence of all such payments and the Operator's invoice for its proportionate share of all such payments, each Non-Operating Party shall reimburse the Operator for the Non-Operating Party's Working Interest share of all such payments. In the event Operator fails to make proper payment of any rental or minimum royalty or similar payments accruing under the terms of the Lease(s) through mistake or oversight where such payment is required to continue a Lease in force, then Operator shall not be liable to the other Parties for any resulting damages or any loss which results from such nonpayment.

      19.2.1 Non-Participation in Payments: If any Party elects not to pay its share of any rental, minimum royalty or similar payment, such Non-Participating Party shall notify the other Parties of its intention not to pay its share of such payment at least sixty (60) days prior to the date on which such payment is due. Upon this occurrence, the Operator shall make such payment solely for the benefit of all the Participating Parties. The Non-Participating Party shall assign to the Participating Parties all of its Working Interest in the Contract Area or portion thereof, maintained by such payment.

      19.2.2 Royalty Payments: Each Party shall pay or cause to be paid all royalty and other amounts payable out of Hydrocarbon production taken from the Lease(s) for its account. During any time in which the Participating Parties in a Non-Consent Operation takes a Non-Participating Party's share of Hydrocarbon production, the Participating Parties shall bear the Lease royalty on such Hydrocarbon production. When necessary for calculating the recoupment of a Non-Consent Well, any Non-Operating Party receiving its share of Hydrocarbon production in kind shall advise the Operator (in writing on or before the tenth day of the month following the month in which the Hydrocarbon production is sold or used off the premises) of the volumes of Hydrocarbons sold or used off the premises and the prices received for such Hydrocarbon production.

      19.2.3 Federal Offshore Oil Pollution Compensation Fund Fee: Each Party agrees to pay and bear the Federal Offshore Oil Pollution Compensation Fund Fee payable on its share of Hydrocarbon production or any fees being required by section 302 of the Outer Continental Shelf Lands Act of 1978, the Oil Pollution Act of 1990 and any subsequent statutes and regulations promulgated pursuant to those statutes. However, should the oil owned by a Party be reported to the MMS (or a successor regulatory agency) by another Party in its reporting form, the reporting Party shall pay the required fees on all volumes reported and the non-reporting Party shall reimburse the reporting Party for all fees paid on its behalf

                                  ARTICLE 20
                                     TAXES

20.1 1nternal Revenue Provision: Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that the Agreement and the operations hereunder shall not constitute a partnership under state law, if, for federal income tax purposes, the Agreement and the operations hereunder are regarded as a partnership, each Party, hereby elects to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws.

20.2 Other Taxes and Assessments: The Operator, on behalf of the Joint Account, shall file all tax returns and reports required by law and shall pay all applicable taxes [other than income or other taxes provided in Article
20.2.2 (Production and Severance Taxes)] or assessments levied with respect to operations conducted under this Agreement. The Parties shall promptly furnish the Operator with copies of any notices, assessments or tax statements received pertaining to taxes to be paid by the Operator. The Operator shall charge each Party its Working Interest share of all taxes and assessments paid and, upon written request from a Non-Operating Party(ies), provide copies of all tax returns, reports, tax statements and receipts for such taxes. The Operator shall not allow any taxes to become delinquent, unless such nonpayment is approved as a General Matter.

      20.2.1 Property Taxes: The Operator, on behalf of the Joint Account, shall render for ad valorem property tax purposes all personal property and/or real property covered by this Agreement as may be subject to such taxation and shall pay such property taxes for the benefit of each Party. The Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, the Operator may elect to pay under protest. Upon final determination, the Operator shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. The Operator shall charge each Party its Working Interest share of such tax payments including interest, penalties and all reasonable Costs in accordance with Exhibit "C" (Accounting Procedure).

      20.2.2 Production and Severance Taxes: Each Party shall pay, or cause to be paid, all production, excise, severance and other similar taxes due on any Hydrocarbon production which it received pursuant to the terms of this Agreement. Any Party responsible for such tax payment shall upon written request from the Operator, provide evidence that such taxes have been paid.

                                  ARTICLE 21
                              INSURANCE AND BONDS

21.1 Insurance: The Operator shall maintain the insurance coverage provided in Exhibit "B" (Offshore Insurance Provisions) attached hereto and charge each Party its Working Interest share of the Cost of such coverage.

21.2 Bonds: Operator shall obtain and maintain any and all bonds required to be carried by any applicable law, regulation or rule. Operator will require all contractors to obtain and maintain all bonds required to be carried by any applicable law, regulation or rule.

                                  ARTICLE 22
         LIABILITY, CLAIMS, LAWSUITS AND ALTERNATE DISPUTE RESOLUTION

22.1 Individual Obligations: The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and, except as provided in Article 20 (Taxes), nothing contained herein shall ever be construed as creating a partnership, joint venture, association or other character of business entity recognizable in law for any purpose. Each Party shall hold all the other Parties harmless from liens and encumbrances on the Leases or in a Contract Area arising as a result of its acts or omissions.

22.2 Notice of Claim or Lawsuit: If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, or on any matter affecting the Leases or Contract Area, or if any hearings are held pursuant to operations under this Agreement, such Party shall give written notice of the lawsuit or hearing to the other Parties as soon as reasonably practicable.

22.3 Settlements: The Operator may settle any single damage claim or lawsuit involving operations hereunder if the expenditure does not exceed Two Hundred and Fifty Thousand Dollars ($250,000) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit pursuant to Article 22.4 (Defense of Claims and Lawsuits) below.

22.4 Defense of Claims and Lawsuits: he Operator shall supervise the conduct of any litigation. During litigation, suits may be settled in excess of the amount specified in Article 22.3 (Settlements) above only with the unanimous consent of all Participating Parties in the operation out of which the claim arose; however, any Party shall have the right to independently settle any claim which is attributable to its interest alone as long as such settlement does not directly adversely affect the interest or rights of the other
Parties. No charge shall be made for services performed by the staff attorneys of any Party, but all other expenses incurred by the Operator in the defense of suits for the Parties, together with the amount paid to discharge any final judgment, shall be considered Costs of operation and shall be paid by the Parties in proportion to their Participating Interest in the operation out of which the claim arose. Outside counsel shall be employed only with the approval of the affected Parties as a General Matter under Article 8.2 (Voting Procedures on General Matters and Elections). If it is agreed that outside counsel is to be employed, the fees and expenses shall be charged to the Parties in proportion to their Participating Interest in the operation out of which such claim arose in accordance with Exhibit "C" (Accounting Procedure). Each Party shall also have the right to hire its own outside counsel with respect to its own defense.

22.5 Liability for Damages: To the extent allowed by law, liability for losses, damages, Costs, expenses, claims, liabilities and lawsuits arising from operations under this Agreement not covered by or in excess of the insurance carried for the Joint Account shall be borne by each Party in proportion to its Participating Interest in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of a Party(ies), in which case such Party(ies) shall be solely liable for same.

22.6 Indemnification for Non-Consent Operations: To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties (and their Affiliates, agents, insurers, directors, officers and employees) harmless and to indemnify and protect them against all claims, demands, liabilities, regulatory decrees and liens for environmental pollution and property damage or personal injury, including sickness and death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof, except where the negligent acts or omissions of any Non-Participating Party contribute to that loss or cost. Should any indemnity contained herein be determined to be in violation of law or public policy, the Parties agree that said indemnity(ies) shall then be enforceable only to the maximum extent allowed by law.

22.7 Indemnification for Prior Operations: To the extent allowed by law, notwithstanding anything to the contrary in this Agreement, a Party shall not be liable to any other Party for any losses, damages, costs, expenses, claims, liabilities or lawsuits arising from operations which occurred prior to the execution of or joinder to this Agreement. Furthermore, the Parties who are responsible for such pre-execution or pre-joinder liability shall indemnify, defend and hold harmless the aforesaid non-responsible Parties.

22.8 Damage to Reservoir, Loss of Reserves and Profits: Notwithstanding anything to the contrary contained herein, no Party to this Agreement shall be liable to any other Party to this Agreement for loss of or damage to a reservoir(s), loss of Hydrocarbons, or for loss of profits or for other consequential or business interruption damages.

22.9 Non-Essential Personnel: A Party hereto who requests transportation and/or access to a Production System, vessel or any other Facility utilized for Lease operations for any person who is not directly involved with a joint or Non-Consent Operation under this Agreement, agrees to protect and indemnify the other Parties hereto as to any cost, liability or judgment incurred as a result of a claim, demand, cause of action or suit brought by such person arising out of said person's transportation and/or access to a Production System, vessel or any Facility utilized for Lease operations. Notwithstanding anything to the contrary herein, any such indemnification and/or protection provided herein shall be inapplicable where the claim demand, cause of action or suit arises out of the willful misconduct, intentional act or gross negligence of the Party so indemnified and/or protected.

22.10 Dispute Resolution Procedure: The Parties agree that any claim, controversy or dispute arising out of, relating to or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the Dispute Resolution Procedure set forth in Exhibit "H" to this Agreement.

                           ARTICLE 23 CONTRIBUTIONS

23.1 Contributions from Third Parties: The Parties may seek to obtain support from third partiesfor joint operations through contributions of cash, acreage or data. Any Party may proposeto seek support for joint operations on the Contract Area through contributions from third parties. Each Party shall notify all other Parties of any contribution offers received from third parties. Any proposal or offer from third parties shall be subject to the General Matter approval of the Parties prior to either accepting the offer or making such a proposal. Upon General Matter approval, the Operator, unless otherwise agreed, shall negotiate all contributions on behalf of the Parties (with prior consultation of the Parties and the prior agreement of the cash equivalent value for any non-cash consideration offered or received). Upon receiving a response from a third party to the Operator's proposal, the Operator shall notify all of the Parties of the proposal and its terms. Within thirty (30) days of receipt of the Operator's notice, the Party's shall vote as a General Matter on the proposal. If a proposal is approved as a General Matter, any Party shall have the right to decline participation in a contribution and be relieved of any obligations and benefits thereunder. The Participating Party(s) shall not be required to obtain the consent of the Non-Participating Party regarding any contribution or trade.

      23.1.1 Cash Contributions: In the event a cash contribution is accepted towards the drilling of a well, in which all Parties are Participating Parties, said cash contribution shall be turned over to the Operator, and the Operator shall credit the amount of the cash contribution against the Costs of the proposed joint operation in proportion to each Party's Participating Interest. In the event the Participating Parties accept a cash contribution toward the drilling of a well where fewer than all Parties are Participating Parties, the cash contribution shall be credited among the Participating Parties in such well to the extent that each Participating Party shall receive a portion of the contribution equal to its Participating Interest in the well. The cash contribution shall be deducted from the cost of drilling and completing the well prior to computation of the Recoupment Amount Participating Parties shall be entitled to receive out of Hydrocarbon production from the Non-Participating Parties in accordance with Article
      16.0  (Non-Consent Operations).

      23.1.2 Acreage Contributions: Any contribution of acreage toward the drilling of a joint well shall be offered, without warranty of title, to the Participating Parties in proportion to their Participating Interests. If all of the Parties to this Agreement participate in accepting their share of the assignment of the acreage, the acreage shall become a part of the Contract Area and subject to the terms of this Agreement. Any acreage contribution in which less than all Parties are Participating Parties shall, to the extent possible, be subject to the terms of an Operating Agreement substantially similar to this Agreement, and shall apply separately to the acreage acquired by the Participating Parties.

      23.1.3 Data Contributions: Contributions of geoscience or engineering data offered by third parties in support of joint operations shall be handled pursuant to Article 7.0 (Confidentiality of Data), and may be accepted by the Participating Parties so long as the confidentiality of any data belonging to Non-Participating Parties is preserved. No data owned by a Non-Participating Party may be included in any data contribution without the consent of the Non-Participating Party.

23.2 Restricted Bidding: If at any time during the term of this Agreement, more than one of the Parties are on the list of restricted joint bidders for OCS lease sales as issued by the Minerals Management Service pursuant to 30 CFR 256.44, then the Parties agree to comply with all statutes and regulations regarding restricted joint bidders on the OCS in effect during the term of this Agreement. In the case of multiple restricted bidders being Parties to this Agreement, the provisions of this Agreement shall be amended to delete those provisions which would otherwise require a transfer of a leasehold interest prohibited by 30 CFR 256.44(c).

                                  ARTICLE 24
                ASSIGNMENTS AND PREFERENTIAL RIGHT TO PURCHASE

24.1 Assignments and Transfers of Working Interests: All of the Parties to this Agreement agree to give prior written notice to the Operator and the other Parties of any proposed assignment, transfer or other disposition of all or a portion of a Party's Working Interest covered by this Agreement. Any assignment of a Working Interest covered by this Agreement shall be made to a financially responsible assignee and shall be further subject to this Agreement and the following provisions:

      24.1.1 Exceptions to Prior Written Notice: Notwithstanding any provision of this Agreement to the contrary, an assigning Party shall not be required to provide prior written notice with respect to any of the following:

      (i) A Party seeking to mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest in the Leases, any equipment or Facilities or each Party's share of Hydrocarbon production from a Contract Area. However, any encumbrance arising from the financing transaction shall be expressly subordinated to the rights of the other Parties to this Agreement, and the assigning Party shall ensure that any mortgage or encumbrance shall be without prejudice to the terms of this Agreement; or,
      (ii) A Party assigning all or an undivided part of its Working Interest to an Affiliate.

      24.1.2 Effective Date of Assignments: Except as otherwise provided in this Agreement, the effective date for any assignment shall be at least sixty (60) days but not more than one hundred eighty (180) days after the date of the written notice. No assignment, other than those allowed by Article 24.1.1 (Exceptions to Prior Written Notice), shall be binding upon the Parties unless and until (i) the assignor or assignee provide all remaining Parties with a photocopy of a fully executed assignment, and an executed MMS Form 1123, Designation of Operator" and
      (ii) receipt of any necessary approval by the Mineral Management Service. The Parties shall promptly join in such reasonable actions as may be necessary to secure such approvals and shall execute and deliver any and all documents reasonably necessary to effect any such assignment. Any costs attributable to such an assignment shall be the sole obligation of the assignor.

      24.1.3 Minimum Transfer of Interest: Unless unanimously agreed otherwise, any transfer to a third party shall be limited to a minimum Working Interest of twelve and one-half percent (12.50%) in an entire Contract Area. No assignment or transfer of any interest in this Agreement or any Lease or lands subject to this Agreement shall be made that is not an undivided Working Interest in all of a Party's Working Interest in a Contract Area unless otherwise provided under this Agreement. This limitation on any sale or farmout shall terminate after Election to participate in the Fabrication AFE. If the Working Interest of any Party is subsequently conveyed or distributed to other entities, so that any one of them owns a Working Interest of less than twelve and one-half percent (12.50%), such entities collectively shall be entitled to only a single joint representative at meetings of the Parties and shall vote or act collectively on all General Matters or Participation Elections. Such Parties shall be entitled to only a single set of logs, samples, information and reports and shall be considered as only one Party for all purposes under this Agreement.

      24.1.4 Form of Assignments: Except in those certain transactions set forth in Article 24.2.3, any assignment of any interest in or subject to this Agreement shall incorporate provisions that the assignment is inferior to and made expressly subject to this Agreement and providing for the assumption by the assignee of the performance of all of assignor's obligations under this Agreement. Any assignment not in compliance with this provision shall be voidable by the non-assigning Parties.

      24.1.5 Limited Warranty: Any assignment, vesting or relinquishment of Working Interest between the Parties under this Agreement shall be made without warranty of title; however, all encumbrances made by assignor or known by assignor shall be disclosed to assignee.

24.2 Preferential Right to Purchase: Subject to the provisions of this Agreement, each Party shall have the right to freely transfer and alienate its Working Interest. Any transfer of all or an undivided interest in the Party's Working Interest, directly or indirectly, shall be subject to the following provisions:

      24.2.1 Notice of Proposed Transaction: Should any Party (the "Assignor") desire to dispose of all or an undivided interest in its Working Interest in a Contract Area (whether offered as a single property disposition or as part of a multi-property disposition) through one of the following type transactions:

            farmout(s)
            cash sale(s); or,
            non-simultaneous like-kind exchange(s)

      and has received a bona fide offer (whether from a Party to this Agreement or from a third party) which the Assignor is willing to accept for the purchase or other acquisition of the Working Interest, each of the remaining Parties to this Agreement shall have a preferential right to purchase all or a Party's proportionate share of such Working Interest. In such case, the Assignor shall promptly give prior written notice of the proposed transaction to the other Parties. The notice of the proposed transaction shall provide full information concerning the transaction including at least:

            the name and address of the prospective purchaser (who must be ready, able and willing to acquire the interest), the purchase price or other consideration offered (which shall include the monetary quivalent in U.S. Dollars based upon the reasonable market value of any consideration other than cash), and all other material terms of the offer.

      24.2.2 Exercise of Preferential Right to Purchase: For a period of thirty (30) days from receipt of the notice, the remaining Parties shall have the optional right to elect to acquire the Working Interest offered (on the same terms and conditions, or on equivalent terms for a non-cash transaction as stated in the notice) without reservations or conditions. The Election to exercise the preferential right shall be made by the exercising Party giving the Assignor written notice of its Election to purchase prior to the expiration of the thirty (30) day period. If an Election to preferentially purchase is made, the Assignor shall be required to transfer the Working Interest to the Party at the price and on the terms specified in the notice. The transaction shall be concluded within a reasonable time, but no later than sixty (60) days after receipt of the Election to preferentially purchase (plus a reasonable time to secure all necessary governmental approvals). If more than one Party elects to acquire the Working Interest offered, then each Party shall acquire a proportion of the Working Interest offered equal to the ratio its own pre-acquisition Working Interest bears to the total pre-acquisition Working Interests of all acquiring Parties (unless the acquiring Parties agree upon a different ratio). If only one Party elects to acquire the Working Interest offered, it may require the assignor to transfer all of the Working Interest offered, but may not require the transfer of less than all Working Interest offered.

      24.2.3      Transactions  Not  Affected  by  the  Preferential Right  to
      Purchase: This preferential right to purchase shall not exist or apply when a Party proposes to:

            (a) mortgage its interest (including assignments of Hydrocarbon production executed as further security for the debt secured by such mortgage), or
            (b)   exchange  all  or  an  undivided  interest  in  its  Working
                  Interest in the Contract Area for property identified outside the Contract Area at the time of the exchange, or
            (c)   dispose of its Working Interest by:

                        merger, reorganization or consolidation;
                        a sale or other transfer of substantially all of a Party's assets in the Gulf of Mexico; or a sale or other transfer to an Affiliate.

      24.2.4 Completion of the Transaction: If none of the remaining Parties elect to exercise its preferential right to purchase the Working Interest offered, the Assignor shall be free to complete the proposed transaction on the terms disclosed in the notice. However, if any proposed transaction is not completed within one hundred twenty (120) days from the expiration of the thirty (30) day preferential right Election period (plus a reasonable time to secure any necessary governmental approvals) or, if the terms of the proposed transaction are amended in any way, the proposed transaction shall be considered withdrawn and the Working Interest offered shall again be subject to the preferential right to purchase as if the originally proposed transaction had never been proposed.

                                  ARTICLE 25
                                 FORCE MAJEURE

25.1 Force Majeure: If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement (except for the payment of money) then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. For purposes of this Agreement, "Force Majeure" shall be inclusive of but not limited to the following events: flood, hurricane or other acts of God; a fire, blowout, oil spill or other environmental catastrophe; war, civil disturbance, labor dispute, strike, lockout, compliance with any law, order, rule or regulation, governmental action or delay in granting permits or permit approvals as needed; by inability to secure materials or rig; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time (not to exceed thirty (30) days) after the occurrence of the facts relied on and shall keep all Parties informed of A significant developments. The notice of Force Majeure shall give full details of said Force Majeure, and also (if possible) estimate the period of time which said Party will require to remedy the Force Majeure or to resume performance of its obligations under this Agreement. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

                                  ARTICLE 26
                           ADMINISTRATIVE PROVISIONS

26.1 Term of Agreement: This Agreement shall become binding upon execution by all Parties with an effective date as set forth in the preamble to this Agreement. This Agreement shall remain in effect from the effective date and for so long as any of the Leases in a Contract Area shall remain in effect or until all assets and operations have been turned over to a single Working Interest owner. Termination of this Agreement shall not relieve any Party from any Costs or liability accrued or incurred prior to the termination of this Agreement, and the provisions of this Agreement shall continue in force for such additional time as necessary until:

      (a)   all wells have been plugged and abandoned;
      (b) all property and equipment in a Contract Area belonging to the Parties are disposed of by the Operator and all claims or lawsuits have been settled or otherwise disposed of, and,
      (c) a final accounting and settlement has been made under this Agreement (including settlement of any gas imbalances pursuant to Exhibit "D").

      The Operator shall have a reasonable period of time after the occurrence of an event of termination in which to conclude the administration of joint operations and to make a distribution of assets. During this period of time, the Operator shall continue to have and shall exercise all powers granted and meet all duties imposed by this Agreement until all provisions of this Agreement are fully executed.

26.2 Time Limits: Time is of the essence in this Agreement and all time limits shall be strictly construed and enforced. The failure or delay of any Party in the enforcement of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Such Party may exercise its rights under this Agreement despite any delay or failure to enforce the rights when the right or obligation arose.

26.3 Waiver of Right to Partition: Each Party for itself and its successors and assigns waives the right to bring an action for partition of its interest in the Leases and lands or personal property held subject to this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to any action at law or in equity to partition any or all of Leases and lands or personal property subject to this Agreement.

26.4 Compliance With Laws and Regulations: This Agreement, and all operations conducted by the Parties pursuant to this Agreement, are expressly subject to and shall comply with all laws, orders, rules and regulations of any federal, state or local governmental authority having jurisdiction over a Contract Area. No Party shall suffer a forfeiture or be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented by or if such failure results from compliance with any applicable law, order, rule or regulation.

      26.4.1 Applicable Law: THE PROVISIONS OF TH1S AGREEMENT AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED AND INTERPRETED ACCORDING TO FEDERAL LAWS AND LAWS OF STATE OF LOUISIANA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION. UNDER NO CIRCUMSTANCES WILL ANY PARTY BE
      LIABLE TO THE OTHER FOR PUNITIVE DAMAGES, CONSEQUENTIAL, INDIRECT, UNFORESEEN, LOSS OF PROFIT, OR OTHER INDIRECT OR PENALTY DAMAGES EITHER IN LAW OR EQUITY.

      26.4.2 Severance of Invalid Provisions: In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void. The Parties shall negotiate in good faith for any required modifications to this Agreement.

      26.4.3 Fair and Equal Employment: Each of the Parties is an Equal Opportunity Employer. To the extent that this Agreement may be subject to Executive Order 11246, as amended, the equal opportunity provisions (41 CFR 60-1) are incorporated herein by reference. If the Non-Discrimination in the OCS provisions of 30 CFR 270 apply to this Agreement and the operations conducted under it, the provisions of 30 CFR 270 are also incorporated by reference. To the extent required by applicable laws and regulations, this Agreement also includes and is subject to the affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741), which clauses are incorporated herein by reference. In performing work under this Agreement, the Parties agree to comply with (and the Operator shall require each independent contractor to comply with) the governmental requirements set forth in Exhibit "E" attached hereto, pertaining to nonsegregated facilities. This Agreement and the Parties are also subject to any other applicable rules and regulation relating to nondiscrimination that may be promulgated from time to time by any governmental body having jurisdiction over the subject matter of this Agreement-

26.5 Construction and Interpretation of This Agreement: The interpretation and construction of the terms of this Agreement will be governed by the following conventions:

      26.5.1 Headings for Convenience: Except for the definition headings contained in Article 2 (Definitions), all the table of contents, captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

      26.5.2 Gender and Number: The use of pronouns in whatever gender or number shall be deemed to be a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities or groups thereof Any necessary grammatical changes required to make the provisions of this Agreement refer to the correct gender or number shall in all instances be assumed as though each case was fully expressed.

      26.5.3 Independent Representation: Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more . strictly against one Party than another.

26.6 Integrated Agreement: This Agreement and the exhibits attached thereto, contain the final and entire Agreement of the Parties with respect to the subject matter of this contract. There are no representations, warranties or promises, oral or written between the Parties other than those included in this Agreement.

      Upon execution of this Agreement, by all Parties, this Agreement shall supersede and replace all previous negotiations, understandings or promises, whether written or oral, relative to the subject of this Agreement. Each of the Parties acknowledges that no other Party has made any promise, representation or warranty that is not expressly stated in this Agreement This Agreement shall not be modified or changed except by a written amendment signed by all the Parties. This Agreement is entire as to all the performances to be rendered under it and breach of any provision shall constitute a breach of the entire Agreement.

26.7  Execution of Documents:

      26.7.1 Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall constitute a covenant running with the land and Leases comprising a Contract Area. This Agreement does not benefit or create any rights in any person or entity not a Party to this Agreement.
      26.7.2 Corporate Authority: If any Party is a legal entity, including but not limited to, an association, corporation, joint venture, limited partnership, partnership or trust, such Party represents to the other Parties that the execution and delivery of this Agreement and the completion of transactions contemplated herein have been duly authorized by all necessary corporate proceedings or have received all necessary management approvals.

      26.7.3 Further Assurances: Each Party further agrees to take any and all actions necessary and sign any and all documents necessary to implement the terms of this Agreement. Any necessary documents (e.g., a Designation of Operator, etc.) shall be prepared and executed by all Parties within thirty (30) days from the receipt of a written request for same from any Party.

      26.7.4 Multiple Counterparts: This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

      IN WITNESS WHEREOF, each Party, through its duly authorized agent or representative, has executed this Agreement effective as of the date first above written.

WITNESSES                                 SHELL DEEPWATER DEVELOPMENT INC.

__________________            BY: ______________________________

__________________            ITS:Attorney-in-Fact______________

                              Date: ____________________________



                              READING & BATES DEVELOPMENT CO.

__________________            BY: _____________________________

__________________            ITS: ____________________________

                              DATE: ___________________________



                                 EXHIBIT "A-1"

Attached to and made a part of the Joint Operating Agreement dated effective ______________, by and between Shell Deepwater Development Inc.
and Reading & Bates Development Co.


Lease    Block    Effective   Expiration        Gross
Number   Number   Date        Date              Acres

Royalty  ORR      Lease Ownership


                                 EXHIBIT "A-2"

         Attached to and made a part of the Joint Operating Agreement dated effective _______________by and between Shell Deepwater Development Inc.
                      and Reading & Bates Development Co.


WORKING INTEREST OF THE PARTIES, OPERATOR AND REPRESENTATIVES


I.    Prospect Area


II.   Working Interest of the Parties


III.  Operator


IV.   Addresses                           Names of Representatives


                                  EXHIBIT "B"

         Attached to and made a part of the Joint Operating Agreement dated effective _______________ by and between Shell Deepwater Development
                                     Inc.
                      and Reading & Bates Development Co.

                         OFFSHORE INSURANCE PROVISIONS

I.    WORKERS COMPENSATION & EMPLOYERS LIABILITY INSURANCE
Operator will carry Workers Compensation insurance in compliance with all State and Federal Regulations in the jurisdiction where any of the work under this agreement shall be performed, including the following special coverage extensions:

      1. Employers' Liability coverage with limits of not less than $1 Million per accident.

      2. U.S. Longshoremen and Harbor Workers' Act and Outer Continental Shelf Lands Act coverage.

      3. Employers' Liability arising out of Maritime operations including coverage for benefits and damages under the Jones Act with limits of at least $1,000,000 per occurrence.

      4. "In Rem" endorsement providing that a claim "In Rem" shall be treated as a claim against the Operator.

      5. Waiver of Subrogation endorsement which waives the insurers rights of subrogation against all of the Parties to this agreement.

Premiums for the insurance above specified shall be charged to the Joint Account. Provided, however, that if the Operator either self-insures or effectively self-insures, the Operator shall charge to the joint account, in lieu of any premiums for such insurance, an amount not to exceed the workers compensation manual rates times the payroll. Claims under Operator's self-insurance program shall not be charged to the joint account.

Except as provided above, Operator shall not be obligated to obtain or cause to be carried insurance for the benefit of the joint account. Operator shall not obtain or cause to be carried for the benefit of the joint account, control of well or seepage and pollution insurance nor insurance against the hazards of fire, windstorm, explosion, blowout, cratering, reservoir damage, or insurance other than specified above.

II.   INSURANCE NOT CHARGED TO THE JOINT ACCOUNT

At all times while the Joint Operating Agreement is in effect, each party to the Agreement shall insure or self-insure for their share of any liabilities assumed under the Joint Operating Agreement. The cost of these insurance or self-insurance programs shall be the individual responsibilities of each of the parties and none of the cost associated with these programs shall be charged to the Joint Account. Each party shall insure or self-insure the following coverage for the minimum limits stated.

      1. Commercial General Liability Insurance covering all of the Parties operations, including their offshore operations, and including contractual liability coverage with combined single limits of at least $10,000,000 per occurrence and in the annual aggregate.

      2. Automobile  Liability  covering  all   owned,  non-owned  and  leased
         vehicles with combined single limits of at least $1,000,000 per occurrence and in the annual aggregate.

      3. Pollution Liability insurance covering offshore oil pollution with limits of at least $10,000,000 per occurrence.

      4. Physical  Damage  insurance  and   coverage  for  Wreck  Removal  for
         Facilities covered by the Joint Operating Agreement, with limits not less than the Parties share of the replacement cost of the facility.

      5. Control of Well and Seepage and Pollution insurance with limits of at least $10,000,000 per occurrence.

      6. Non-owned aviation liability insurance in the amount of $1,000,000 per occurrence covering liability arising out of any leased aircraft used in the connection with the work to be performed under the Joint Operating Agreement.

All of the above coverages shall be endorsed to waive the insurers' rights of subrogation against Operator and all other Parties to the Agreement. Any Party to the Agreement, at the request of any other Party to the Agreement, shall advise all of the other Parties to the Joint Operating Agreement as to whether it will insure or self-insure the above mention coverages. If Insurance is purchased, upon request, a Party will provide all other Parties to the Joint Operating Agreement with a certificate of insurance evidencing that all of the above insurance acid special insuring provisions are in place.

In the event a Party elects to self-insure all or part of the above requirements, and if any of the other Parties to the Joint Operating Agreement believe or have a concern that the Party does not have the financial capability to meet its obligations under such self-insurance programs, any Party to the Agreement may request any other Party to provide proof of its ability to self-insure these risks. Proof will consist of independently audited financial statements demonstrating Net Worth and assets in the United States in an amount at least equal to six (6) times the amount of the above required insurance that the Party elects to self-insure. If the self-insuring Party is unable to meet that test, the other Parties to the Agreement may, but are not required to do so, purchase any or all of the insurance that the Party elected to self-insure. The cost of said insurance shall be for the individual account of the Party on whose behalf the insurance was purchased.

III.  CONTRACTORS INSURANCE

Operator (including any Party conducting Non-Consent Operations) shall use its best efforts to require each contractor who performs work on behalf of the Joint Operating Agreement to carry the following insurance and special insuring provisions.

1. Workers' Compensation and Employers' Liability insurance in accordance with all State and Federal Regulations in the jurisdiction where the work is to be performed. This coverage shall contain the following special endorsements:

      a. Employers' Liability coverage with limits of not less than $1,000,000 per accident.
      b. U.S. Longshoremen and Harbor Workers' Act and Outer Continental Shelf Lands Act coverage.
      c. Employers' Liability arising out of Maritime operations including coverage for benefits and damages under the Jones Act with limits of at least $1,000,000 per person and $2,000,000 all persons any one occurrence.
      d. "In Rem" endorsement providing that a claim "In Rem" shall be treated as a claim against the Contractor.
      e. "Borrowed Servant" endorsement providing that a Workers' Compensation claim brought against Operator or any Party to the Agreement, by a Contractors employee will be treated as a claim against the Contractor.
      f. Waiver of Subrogation endorsement which waives the insurers rights of subrogation against all of the Parties to this agreement.

2.    Commercial   General   Liability  insurance   and/or   Excess  Liability
      insurance, including contractual liability covering the indemnity obligations assumed in the contract with Operator, with combined single limits of $5,000,000 per occurrence for injuries to or death of persons and damage to property.

3. Automobile Liability insurance covering all owned, non-owned and hired vehicles with combined single limits of at least $1,000,000 per occurrence for injuries to or death of persons and damage to property.

4. In the event watercraft is used by the Contractor, contractor shall carry or require owners of such watercraft to carry Protection and Indemnity Insurance in the amount of not less than the market value of the vessel or $1,000,000, whichever is greater.

5. If Contractor's operations require it to use aircraft, Contractor shall carry or require the owners of such aircraft to carry aircraft liability insurance with a combined single limit of $500,000 per passenger seat or $1,000,000, whichever is greater.

6.    Any other insurance that Operator deems necessary.

7. All of the insurance carried by Contractors pursuant to Sections 2 through 6 above shall contain endorsements waiving the insured's rights of subrogation against Operator and all other Parties to the Agreement.

Operator shall make a good faith effort to obtain all of the above required insurance and s)special insuring provisions. Operator shall also make a good faith effort to obtain endorsements naming the Operator as an Additional Insured on the policies of insurance where appropriate and to provide that the word 'Insured! also includes any Party, Co-Owner or Joint Venturer. However, Operator shall not be liable to non-operators or to their parent companies, subsidiaries or any affiliated companies for failure to do any of the above. It is recognized in the industry that there are certain contractors and service companies whose services are necessary to operations contemplated by the Parties, who as a matter of their policy refuse contractually to indemnify working interest owners or to carry any insurance indemnifying Working Interest owners. As to those entities, Operator may waive any requirement of contractual indemnity or any or all of the insurance or special insurance provisions required above.

IV.   NOTICE

Operator shall promptly notify Non-operators of any loss, damage or claim not covered by the insurance obtained hereunder for the joint account. All losses which are not covered and all losses in excess of insurance coverage shall be borne by the Parties in accordance with the terms of the Joint Operating Agreement under which said operations are being conducted by the Parties.


                                  EXHIBIT "C"

Attached to and made a part of

                             ACCOUNTING PROCEDURE
                           OFFSHORE JOINT OPERATIONS

I.  GENERAL PROVISIONS

1.    Definitions

      "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.
      "Joint Operations" shall mean all operations necessary to proper for the development, operation, protection and maintenance of the Joint Property.
      "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
      "Operator"  shall  mean  the  party  designated  to  conduct  the  joint
      Operations.
      "Non-Operators" shall mean the Parties of the Agreement other than the Operator.
      "Parties" shall mean Operator and Non-Operator.
      "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.
      "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
      "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
      "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
      "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.
      "Shore  Base  Facilities" shall  mean  onshore  support facilities  that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.
      "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.    Statement and Billings

      Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.    Advances and Payments by Non-Operators

      A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding operation within thirty (30) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.
      B. Each Non-Operator shall pay its  proportion of all bills with  thirty
         (30) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.    Adjustments

      Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

      COPYRIGHT 1987 by the Council of Petroleum Accountants Societies.

5.    Audits

      A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.
      B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.    Approval by Non-Operators

      Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                              II.  DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.    Rentals and Royalties

      Lease rentals and royalties paid by Operator for the Joint Operations.

2.    Labor

      A. (1)   Salaries  and  wages  of  Operator's  field  employees directly employed  on  the  Joint  Property  in  the  conduct  of  Joint
               Operations.
         (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.
         (3)   Salaries of First Level Supervisors in the field.
         (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.
         (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.
      B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.
      C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
         Section II.
      D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.    Employee Benefits

      Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.    Material

      Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.    Transportation

      Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

      A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.
      B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.
      C. In the application of subparagraph A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.    Services

      The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraph i and ii of Section III. The costs of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.    Equipment and Facilities Furnished by Operator

      A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent 8.0% per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.
      B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association. *

   * If the Operator contracts a drilling rig from an affiliated company for exploration, appraisal or development drilling, the day rates used will be the average commercial rates for a similar specification rig prevailing in the immediate area of the Joint Property.

8.    Damages and Losses to Joint Property

      All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.    Legal Expense

      Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.   Taxes

      All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.   Insurance

      Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.   Communications

      Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.   Ecological and Environmental

      Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.   Abandonment and Reclamation

      Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.   Other Expenditures

      Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                III.  OVERHEAD

As  compensation   for  administrative,   supervision,  office   services  and
warehousing costs, Operator shall charge the Joint Account in accordance with the Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under
Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

      i Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
            Property:
            (   ) shall be covered by the overhead rates.
            ( X ) shall not be covered by the overhead rates.
      ii Except  as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:
            ( X ) shall be covered by the overhead rates.
            (   ) shall not be covered by the overhead rates.

1.    Overhead - Drilling and Producing Operations

      As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:
         (   ) Fixed Rate Basis, Paragraph 1A, or
         ( X ) Percentage Basis, Paragraph 1B

      A. Overhead - Fixed Rate Basis
         (1) Operator shall charge the Joint Account at the following rates per well per month:
               Drilling Well Rate $_________________(Prorated for less than a full month)
               Producing Well Rate $_________________
         (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:
            (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.
            (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

         (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:
            (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.
            (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.
            (c)   An inactive  gas well shut  in because of  overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.
            (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.
            (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.
         (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.
      B. Overhead - Percentage Basis
         (1)   Operator shall charge the Joint Account at the following rates:
            (a)   Development
                  Two and One-Half Percent (2.5%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.
            (b)   Operating
                  Thirteen Percent (13%) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.
         (2)   Application of Overhead - Percentage Basis shall be as follows:
               For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, or deepening of any or all wells, and shall also include any remedial operations requiring a period of five (5) consecutive work days or more on any or all wells; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section
               III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.    Overhead - Major Construction

      To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $25,000.
      A. N/A
      B. If the Operator charges engineering, design and drafting costs as defined in the attached Statement of Clarification and Intent related to the project directly to the Joint Account:
            (1)       2%    of total costs
      C. If Operator forms an Integrated Project Team and charges its costs as defined in the attached Statement of Clarification and Intent directly to the Joint Account:
            (1)        2%   of total costs

      Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.
      On each project, Operator shall advise Non-Operation(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.    Overhead - Catastrophe:

      Catastrophe Overhead shall be at the same applicable rates as Section III, Paragraphs 1 and 2 (Drilling and Producing Overhead and Major Construction Overhead).

4.    Amendment of Rates

      The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

              IV.  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES,
                          TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.    Purchases
      Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.    Transfers and Dispositions
      Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following bases exclusive of cash discounts:
      A. New Material (Condition A)
         (1)   Tubular Goods Other than Line Pipe
            (a) Tubular goods, sized 2 1/2 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.
            (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.
            (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers
                  Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.
            (d) Macaroni tubing (size less that 2 1/2 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.
         (2)   Line Pipe
            (a) Line pipe movements (except size 24 inch OD and larger with walls 1/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.
            (b) Line pipe movements (except size 24 inch OD and larger with walls 1/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.
            (c) Line pipe 24 inch OD and over and 1/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.
            (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.
         (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.
         (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).
      B. Good Used Material (Condition B)
            Material in sound and serviceable condition and suitable for reuse without reconditioning:
            (1)   Material moved to the Joint Property
                  At seventy-five percent (75%) of current new price, as determined by Paragraph A.
            (2)   Material used on and moved from the Joint Property
               (a)   At seventy-five  percent (75%)  of current new  price, as
                     determined  by Paragraph  A, if  Material  was originally
                     charged to the Joint Account as new Material or
               (b)   At  sixty-five percent  (65%)  of current  new price,  as
                     determined  by Paragraph  A,  if Material  was originally
                     charged to the Joint Account as used Material.
            (3)   Material not used on and moved from the Joint Property
                  At seventy-five percent (75%) of current new price as determined by Paragraph A.
            The cost of reconditioning, if any, shall be absorbed by the transferring property
      C. Other Used Material
            (1)   Condition C
                  Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.
            (2)   Condition D
                  Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                  (a)   Casing, tubing, or drill pipe used as  line pipe shall
                        be priced  as  Grade A  and B  seamless  line pipe  of
                        comparable size  and weight.   Used casing,  tubing or
                        drill pipe  utilized as line  pipe shall be  priced at
                        used line pipe prices.
                  (b)   Casing, tubing, or drill  pipe used as higher pressure
                        service lines than standard  line pipe, e.g. power oil
                        lines, shall be priced under normal pricing procedures
                        for  casing, tubing,  or  drill pipe.   Upset  tubular
                        goods shall be priced on a non-upset basis.
            (3)   Condition E
                  Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally
                  utilized  by   Operator  without  prior  approval   of  Non-
                  Operators.
      D. Obsolete Material
            Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.
      E. Pricing Conditions
            (1) Loading or unloading costs may be charged to the Joint Account at the rate of thirty-five cents (35) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.
            (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.    Premium Prices
      Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.    Warranty of Material Furnished By Operator
      Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.    Periodic Inventories, Notice and Representation
      At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.    Reconciliation and Adjustment of Inventories
      Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustment shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.    Special Inventories
      Special Inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.    Expense of Conducting Inventories
      A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.
      B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                            ADDENDUM TO EXHIBIT "C"

                             ACCOUNTING PROCEDURE
                     STATEMENT OF CLARIFICATION AND INTENT


These accounting procedures supplement Exhibit "C," (Accounting Procedure), of the __________________________Joint Operating Agreement (Agreement).

To clarify the provisions of Paragraph 5 of Section I, General Provisions--- Audits, Paragraph 2 of Section H, Direct Charges---Labor, Paragraph I of
Section M, Overhead---Drilling and Producing Operations, Paragraph 2 of Section M, Overhead-Major Construction and Section IV, Pricing of Joint Account Material Purchases, Transfers and Dispositions, the following statement of principles has been agreed upon by the Parties with respect to the chargeability of certain expenditures incurred in connection with Integrated Project Team, Major Construction and Drilling activities.

Expenditures for the Integrated Project Team activities, as defined in Article 12 and Exhibit "G' of the Agreement, Major Construction and Drilling shall include all costs and related expenses for conceptual studies/design, detail design, construction, commissioning and installation activities. This includes, but is not limited to, cost associated with drilling/completion engineering and design, well planning, regulatory requirements, prototype design/development, studies, materials, engineering, site evaluation, surveys, soil borings, preliminary design, detailed design, construction and fabrication, mating and hook-up, transportation, commissioning, assembly and testing, pipelines and related activities and any other expenditure incurred by the Operator for the necessary and proper conduct of the Integrated Project Team, Major Construction or Drilling activities.

Accounting for any of these activities shall be in accordance with appropriate sections of this Exhibit "C" which specify those costs that are chargeable direct and those to be recovered via the overhead rates. Each construction AFE will specify which section shall apply, provided, however, that establishment of an Integrated Project Team chargeable under the provisions of
Section III, Paragraph 2.C shall require approval of the Parties in accordance with Article 12 and Exhibit "G' of the Agreement.

SECTION I, PARAGRAPH 5.B:

A contract representative from each participant will be appointed to the contract committee to identify, recommend and/or implement changes necessary to align contract provisions with current practice as agreed by all parties. Changes which require amendment of the Joint Operating Agreement shall require the unanimous approval of the Parties.

The roles and responsibilities of the contract committee will include the review of COPAS updates for agreement applicability, resolution of Operator billing practices and other matters which will improve the agreement and relationships among the parties. The appointed representatives will meet on an annual basis on a cycle coincident with the JOA execution date.

Audit exceptions, unresolved one year from the date of the audit report, will be reviewed by the contract committee for resolution. If the contract committee is unable to resolve the issue within one hundred eighty (180) days, the issue will be handled in accordance with the dispute resolution procedures described in Exhibit 'I" (Dispute Resolution Procedure).

SECTION II PARAGRAPH 2:

Upon request, the Operator will submit applicable organizational charts with the Annual Operating Plan identifying positions to be directly charged to the Joint Account in accordance ,with Paragraph 2.A of Section H.

SECTION III PARAGRAPH 2.B:

In order to clarify "engineering, design and drafting costs" chargeable under Section M, Paragraph 2.B of this Exhibit "C," the following shall apply:

a.    SERVICES RENDERED BY OPERATOR'S EMPLOYEES
      All salaries, wages, payroll burden and Personal Expenses of personnel performing technical services for the benefit of the Joint Account in connection with the design, construction and installation of the Major Construction project shall be charged direct regardless of location. Such personnel shall be comprised of Operator's Producing and Exploration Department employees including engineers, environmentalists, technologists, engineering assistants, technicians, draftsmen, construction representatives and other personnel performing technical services.
      Salaries will be charged to the Joint Account based on actual days worked only when such time totals at least one day or more per month that is devoted to the Major Construction project Payroll burden and Personal Expenses associated with this labor will be charged to the Joint Account consistent with the provisions of Section H, Paragraph 2, Direct Charges-Labor and Paragraph 3, Direct Charges-Employee Benefits.

      Personal Expenses include travel, accommodation, per diem, meals, entertainment and other reasonable reimbursable costs incurred by personnel in accordance with Operator standards whose salaries are chargeable to the Joint Account. Relocation costs may be chargeable only if the transfer is primarily for the benefit of the Joint Account and the employee is assigned to the project for a minimum of twelve (12) months.

b.    AFFILIATE AND DRAFTING SERVICES

      All salaries, wages, payroll burden, Personal Expenses and indirect costs of Operator's Affiliates (which, for SOI, shall include their Civil Engineering and Drafting groups) which provide requested services for the design, construction and installation of the Major Construction project shall be charged direct.

      The  cost of  drafting  services, including  computer assisted  drafting
      (CAD), necessary for the design, construction and installation of the Major Construction project shall be direct charged. Operator/Non-Operators' Affiliate and computer services may be charged on the basis of an all- inclusive standard hourly/daily rate (including overhead) or cost allocation basis as is customarily charged to or by its Affiliates for personnel and/or services.

      Affiliates shall maintain auditable records to support all charges made by it to the Joint Account and as to such charges shall be subject to the same audit requirements provided for Operator's charges in Section 1, Paragraph 5 of this Exhibit "C." If an all-inclusive standard unit rate is used, such audit requirements shall be limited to verification that such rate is, in fact, the rate(s) customarily charged by its Affiliates.

c.    THIRD-PARTY COSTS

      All third-party expenditures incurred by the Operator for the direct and primary benefit of the design, construction and installation of the Major Construction project regardless of location will be direct charged to the Joint Account. Third-party expenditures shall include, but not be limited to:
-     Contractors, consultants and service companies
- Fabrication, construction and installation activities and associated cost
- Specialized equipment, materials, testing or other services (including software and specialized computer applications)
- Research and development, prototype studies, design and development work Conceptual work/studies
-     On-site construction representatives and inspectors and associated cost

d.     OVERHEAD APPLICATION

The Major Construction rates provided in Exhibit "C," Section III, 2.B shall provide for all personnel not chargeable direct and all other Administrative functions and associated cost indirectly serving the project including, but not limited to, cost for Accounting, services personnel, treasury, Administrative, senior management and other support services provided by the Operator. Such rates shall be applied to the total cost (gross) of such fixed asset charged to the Joint Account. Total cost shall include all cost and related expenses as defined in this Addendum to Section III.2.B.

SECTION III PARAGRAPH 2.C:

Prior to activating an Integrated Project Team pursuant to Article 12 and Exhibit "G' of the Agreement, the following provisions shall apply in lieu of Exhibit "C," Sections III.2.B. or III.2.C. In the event an Integrated Project Team includes personnel involved in drill well design and development (i.e. well completions, production/wellhead equipment, etc.) direct chargeable costs associated with such well design and development prior to actual commencement of drilling of Development Wells shall be defined by this Section.

a.    SERVICES RENDERED BY EMPLOYEES OF PARTICIPANTS

All salaries, wages, payroll burden and Personal Expenses of management, supervisory, technical and other personnel who are directly assigned to the Integrated Project Team and engaged in project management, design, construction and installation shall be charged direct regardless of location. Such personnel may include, but are not limited to, project managers, superintendents, technical managers, engineers, inspectors, environmentalists, technologists, engineering assistants, technicians, draftsmen, engineering clerks, secretaries, construction representatives, purchasing representatives, material expediters, financial support and other technical, professional and support personnel performing services for the Integrated Project Team. A pro rata share of salaries, wages, payroll burden and Personal Expenses of part-time technical personnel may be charged direct if the individual's time devoted to the project totals at least one full day during a given month.

Costs incurred by Non-Operators for salaries, payroll burden and Personal Expenses of personnel directly assigned to the Integrated Project Team authorized by the Project Manager to provide services to the Integrated Project Team will be billed to the Operator on or before the 20th day of the following month. Operator will remit payment to the Non-Operators for these costs and charge the total amount to the Joint Account.

A pro rata share of salaries will be charged to the Joint Account based on actual days worked only when such time totals at least one day or more per month that is devoted to the project. Payroll burden and Personal Expenses associated with this labor will be charged to the Joint Account consistent with the provisions of Section II, Paragraph 2, Direct Charges-Labor and Paragraph 3, Direct Charges-Employee Benefits.

Personal Expenses include travel, accommodation, per diem, meals, entertainment and other reasonable reimbursable costs incurred by personnel in accordance with Operator standards whose salaries are chargeable to the Joint Account. Relocation costs may be chargeable only if the transfer is primarily for the benefit of the Joint Account and the employee is assigned to the Integrated Project Team for a minimum of twelve (12) months.

Each participant shall maintain auditable records to support any charges made by it to the Joint Account and shall be subject to the audit requirements provided in Section 1, Paragraph 5 of this Exhibit "C" as to such charges. Auditable records shall include time sheets and expense account reports for personnel charged to the Joint Account, basis for calculation of payroll burden, third-party invoices, organization charts or personnel listings for the Integrated Project Team, etc.

b.    AFFILIATE AND DRAFTING SERVICES

All salaries, wages, payroll burden, Personal Expenses and indirect costs of Operator's Affiliates (which, for SOI, shall include their Civil Engineering and Drafting groups) which provide requested services for the benefit of the Project Team shall be direct charged. The cost of drafting services, including computer assisted drafting (CAD), utilized by the Project Team shall be direct charged. Costs incurred by Non-Operators for salaries, payroll burden and Personal Expenses of personnel not directly assigned to the Integrated Project Team may be charged to the Joint Account only with the approval of the Project Manager.

Affiliate and computer services may be charged on the basis of an all inclusive standard hourly/daily rate (including overhead) or cost allocation basis as the Operator customarily charges its Affiliates (or the Operator's Affiliate customarily charges the participant) for personnel and/or services.

Affiliates shall maintain auditable records to support all charges made by it to the Joint Account and as to such charges shall be subject to the same audit requirements provided for Operator's charges in Section I, Paragraph 5 of this Exhibit "C.' If an all inclusive standard unit rate is used, such audit requirements shall be limited to verification that such rate is, in fact, the rate(s) customarily charged by its Affiliates.

c.    THIRD PARTY COSTS

All third-party expenditures incurred by the Operator for the direct benefit of the project regardless of location will be direct charged to the Joint Account. Third-party expenditures shall include, but not be limited to:
-     Contractors, consultants and service companies
- Fabrication, construction and installation activities and associated cost
- Specialized equipment, materials, testing or other services (including software and specialized computer applications)
-     Research and development prototype studies, design and development work
-     Conceptual work/studies
-     On-site construction representatives and inspectors and associated cost
-     Drilling design and development

d.    OVERHEAD APPLICATION

The Major Construction rates provided in Exhibit "C," Section III, 2.C shall provide for all personnel above the Project Manager level and all other Administrative functions and associated cost indirectly serving the project including, but not limited to, cost for Accounting, services personnel, treasury, Administrative, senior management and other support services provided by the Operator. Such rates shall be applied to the total cost (gross) of such fixed asset charged to the Joint Account. Total cost shall include all cost and related expenses as defined in this Addendum to Section III.2.C.

If the Project Manager elects to house the Integrated Project Team at the office of a Non-Operating Party, the Project Manager and Non-Operator shall agree upon a rental rate to charge for providing a work location for the Project Team. The actual rent will be invoiced by the Non-Operator to the Operator. The Operator shall not be entitled to charge overhead on Non-Operator's office rental charges to the Joint Account as stated in this Statement of Clarification and Intent Section III, Paragraph 2.C(d).

SECTION  IV, PRICING  OF  JOINT  ACCOUNT  MATERIAL  PURCHASES,  TRANSFERS  AND
DISPOSITIONS:

The pricing of material transfers to and/or from the joint property will be determined by utitilizing the Computerized Equipment Pricing System (CEPS), historical price multiplier, pricing on application or fair market value. The Pricing method selected by the Operator will be applied consistently to all material transfer transactions.

A Direct Purchase is determined to occur when an agreement is made between an Operator and a third party for the acquisition of materials for a specific well site or location. Direct Purchases shall be charged to the Joint Property at the price paid by the Operator after deduction of all discounts received. Material provided by the Operator under "vendor stocking programs," where the initial use is for a joint property and title of the material does not pass from the vendor until usage, is considered a direct purchase. If material is found to be defective or is returned to the vendor for any other reason, credit shall be passed to the Joint Property when adjustments have been received by the Operator from the manufacturer, distributor or agent.

"Tubular substitutions" is defined where higher-than-specification grade or size tubulars are charged to the Joint Property from Operator's inventory. The Operator is entitled to charge the Joint Property at an equivalent price of the well design specification tubulars.

                                  EXHIBIT "D"

         Attached to and made a part of the Joint Operating Agreement
dated effective              , by and between Shell Deepwater Development Inc.
and Reading & Bates Development Co.

                     GAS BALANCING AGREEMENT ("AGREEMENT")

1.    DEFINITIONS.   The following definitions shall apply to this Agreement:

      1.01 "Arms Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price represents market value in the Balancing Area.

      1.02 "Balancing Area" shall mean all of the acreage and depths subject to the Operating Agreement.

      1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

      1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

      1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

      1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at sixty degrees Fahrenheit, 14.73 pounds per square inch absolute (PSIA) and having a specific gravity of 1.00.

      1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

      1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

      1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

      1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of Gas produced from the Balancing Area.

      1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

      1.12  "Percentage  Interest"   shall  mean  the  percentage  or  decimal
      interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

      1.13 "Royalty" shall mean payments on production of Gas from the balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

      1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

      1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

      1.16 "Winter Period" shall mean the months October, November and December in one calendar year and the month of January, February and March in the succeeding calendar year.

2.    BALANCING AREA

      2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

      2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.    RIGHT OF PARTIES TO TAKE GAS

      3.1 Each Party desiring to take Gas will notify the Operator of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

      3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

      3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interest of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interest in the Balancing Area bears to the total Percentage Interest of such Parties.

      3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

      3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

      3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's full share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4.    IN-KIND BALANCING

      4.1 Effective the first day of any calendar month following at least thirty (30) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying fifty percent (50%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than fifty percent (50%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

      4.2 Notwithstanding the provisions of Section 4.1, no Overproduced Party will be required to provide more than twenty-five percent (25%) of its Full Share of Current Production for Makeup Gas during the Winter Period.

      4.3 Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to one hundred percent (100%) of such Overproduced Party's Full Share of Current Production.

5.    STATEMENT OF GAS BALANCES

      5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and
      (5) other  data  as recommended  by  the provisions  of the  Council  of
      Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

      5.2   If any  Party fails to  provide the data required  herein for four
      (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6.    PAYMENTS ON PRODUCTION

      6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

      6.2 Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

      6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this
      Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental
      authority,  and  the  method  provided  for  herein   shall  be  thereby
      superseded.

7.    CASH SETTLEMENTS

      7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

      7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced
      Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

      7.3 Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

      7.4 The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

      7.5   The values used for calculating the cash  settlement under Section
      7.1 will be based on the proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, under an Arm's Length Agreement, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payment amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

      7.6 To the extent the Overproduced Party did not sell Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales price published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

      7.7 Interest compounded at the rate specified in Exhibit "C" of the Operating Agreement to which this Gas Balancing Agreement is attached or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1, beginning the rst day following the date payment is due pursuant to
      Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

      7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, time and sources as may be agreed upon by the Underproduced Party. If the
      Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in-kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

      7.9 At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty
      (30) days after the settlement is made.

8.    TESTING

      8.1   NOT APPLICABLE

9.    OPERATING COSTS

      Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10.   LIQUIDS

      The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11.   AUDIT RIGHTS

      Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to
      Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in Section
      5.2 of this Agreement.

12.   MISCELLANEOUS

      12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

      12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

      12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

      12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

      12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

      12.6 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

      12.7 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

      12.8 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

13.   ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

      13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

      13.2 Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least sixty (60) days prior to closing the transaction.
      Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60) days after receipt of the Underproduced Party's demand or
      (ii) at the closing of the  transaction in which the Overproduced  Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in
      Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provision of Section 13.1 hereof.

      13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

                                  EXHIBIT "E"

         Attached to and made a part of the Joint Operating Agreement
     dated effective                     , by and between Shell Deepwater

                               Development Inc.

                      and Reading & Bates Development Co.

                   CERTIFICATION OF NONSEGREGATED FACILITIES

Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not permit its employees to perform their services at any location under its control, where segregated facilities are maintained. Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in any Government contract between Contractor and Operator. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local custom or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontractors) prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Nonsegregated Facilities, as required by the May 9, 1967 order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i. e., quarterly, semi-annually or annually). (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18. U.S.C. 1001.) Whenever used in the foregoing Section, the term "contractor" refers to each party to this agreement.

                                  EXHIBIT "F"

         Attached to and made a part of the Joint Operating Agreement
dated effective                   , by and between Shell Deepwater Development
                   Inc. and Reading & Bates Development Co.
                            NEWS RELEASE GUIDELINES


1. General: The Parties hereby establish the following guidelines regarding the issuing of a release to the news media concerning operations on any area
affected  by the  Agreement to  which this  Exhibit is  attached.   Subject to
Article 7.5 (News Releases) of the Agreement, no release to the news media shall be made until all testing (excluding flow testing) in a well is completed and all such final test results have been received by all Participating Parties.

2) Basic News Release: If a proposed news release is not approved as a General Matter per Article 7.5 (News Releases) of the Agreement, the Operator may, at its discretion, prepare a basic news release using the following content guidelines:

            1 .   Name of Well and Rig Name
            2.    Location of  Well by Area,  Block, Water Depth  and Adjacent
                  State
            3.    Bonus Price and Sale Date
            4.    Tested Interval(s), if appropriate
            5.    Participants and Percentages
            6.    Acreage Controlled

      Proposed basic news releases shall be transmitted for review and comment to the Non-Operating Parties not less than 72 hours (exclusive of Saturdays, Sundays, and holidays) before being issued to the news media. Any Non-Operating Party may have its name excluded from the release by so informing the Operator during the 72-hour news release review period. This exclusion however, does not apply to the list of participants and percentage participation.

3) Supplemental News Release: Following receipt of Operator's proposed release, any Participating Party may prepare its own news release ("Preparing Party") using the content guidelines above. The Preparing Party shall send the other Parties a copy of the proposed supplemental news release by facsimile transmission. A Non-Operating Party's news release shall not be issued in advance of the Operator's release.

4) No News Release by Operator: The Operator may choose not to issue a basic news release per Paragraph 2) above. In this event, within thirty
      (30) days of the failed vote as a General Matter in Article 7.5 (News Releases), a Non-Operating Party may make a limited news release. This release shall be submitted to the Operator for review of content and issuance of the news release. After Operator's review, the proposed release shall be submitted to other Non-Operating Parties for review and comment. After review and comment by all Parties, the limited news release may be given to the news media.

                                  EXHIBIT "G"

Attached to and made a part of the Joint Operating Agreement dated effective
               , by and between Shell Deepwater Development Inc. and Reading &
                             Bates Development Co.

                INTEGRATED PROJECT TEAM and TECHNOLOGY SHARING

      WHEREAS, the Parties, desire to further provide for the formation and operation of an Integrated Project Team for the purpose of assisting the Operator with preparing a Development Plan for the Contract Area and in the planning, design and engineering of an Initial Production System and any Subsequent Production System for the Contract Area; and,

      WHEREAS, Each of the Parties has considerable experience in developing offshore oil and gas properties and the design and installation of an Initial Production System will require significant engineering effort; and,

      WHEREAS, The Parties desire  to establish an understanding,  relating to
i) the costs and expenses of the Integrated Project Team to be charged to the Joint Account and the method in which such costs shall be shared, ii) the overall operation, administration and management of the Integrated Project Team, and iii) the exchange, development and use of technology collected or developed by or through this Integrated Project Team.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged and contained within this Integrated Project Team Exhibit, the Parties have reached the following agreement concerning the formation and operation of the Integrated Project Team.

                            SECTION 1.0 DEFINITIONS

      As used in this Exhibit, the initially capitalized terms shall have the meanings assigned in Article 2.0 of the Operating Agreement or as specified below:

      1.1 Confidential Work Product: shall mean all proprietary geophysical, geochemical, drilling, engineering or other similar technical data, along with information, reports, studies, analysis, models or similar data and documents that are developed by the Integrated Project Team within the scope of its work or received from or on behalf of the Parties for use in the Integrated Project Team's work. The term shall include all proprietary information developed by the Integrated Project Team, the cost of which is charged to the Joint Account. The provisions of this Exhibit shall not be applicable to "Confidential Data", as that term is defined in the Operating Agreement.

      1.2 Project Manager: shall mean the designated representative of the Operator who will direct, supervise and oversee the work of the Integrated Project Team.

      1.3 Integrated Project Team ("IPT"): shall mean the group of management, supervisory, technical and support personnel from the Parties assigned to assist the Operator with preparing a Development Plan for a Prospect Area, and for the planning, design, engineering and installation of a Production System for a Prospect Area as further provided for in this Exhibit "G". The IPT shall be formed pursuant to
      Article 12.0 (Development Plans).

      1.4 Operating Agreement: shall mean that certain Joint Operating Agreement effective to which this Exhibit "G" is attached.

      1.5 Background Technology: shall mean any proprietary geophysical, geochemical drilling, engineering or other similar technical data, information, reports, studies, analysis, models or similar data and documents developed or obtained by a Party outside of the scope of the Operating Agreement (and this Exhibit) that is disclosed by a Party or exchanged by the Parties for use by the Integrated Project Team.

      1.6   Employees:  Employees  shall   mean  any   individual  under   the
      employment of any Party to this Operating Agreement including any Affiliate or contractor which may represent any Party hereunder.

                 SECTION 2.0 INTEGRATED PROJECT TEAM FORMATION

      2.1 Formation and Staffing of the Integrated Project Team: An IPT of project, technical and support personnel may be established pursuant to the terms of Article 12.2 (Proposal of Integrated Project Team) of the Operating Agreement. Each Participating Party may nominate representatives possessing specific backgrounds as identified by the
      Project Manager to progress the Development Plan. Each Participating Party may nominate a number of IPT members equal to its Participating Interest in the IPT. Each Party shall have the right to have percentage representation on the IPT up to its respective working interest share of the total number of technical personnel to be assigned to the Integrated Project Team. However, a Party shall not be precluded from having more or less than its respective Participating Interest representation on the IPT, if approved by the Project Manager and consistent with the needs of the IPT. The Project Manager must approve actual participation of any individual nominated by a Party for participation on the IPT, and such approval shall not be unreasonably withheld.

            2.1.1 Employee Staff Contribution: Each Participating Party in the IPT AFE shall have the right (but not the obligation) to nominate its Employees as members of the IPT. Nominated Employees may include project, technical or support personnel.

            2.1.2 Affiliate and Contract Staff: The IPT may utilize the resources of Affiliates, consultants and contractors to carry out the work of the IPT. Consultants or contractors nominated by Participating Parties to serve on the IPT in the place of a Participating Party's employees are included under the terms of this Section 2.1.2. The individuals nominated for participation by the Participating Parties must have experience commensurate with the position to which they are being nominated, who could be expected to meaningfully participate and contribute to the work of the IPT.

      2.2 Status of Team Members: Each Employee member of the IPT shall remain an employee of its respective company and each company shall remain responsible for their employees' salaries and benefits as well as maintaining worker's compensation insurance on their employees. Accordingly, each Party will continue to administer the compensation, benefits, allowances and staff planning of its employees on the IPT. Each Party retains the right to ultimately direct the details and means by which their representatives participate on the IPT. However, Employees who participate on the IPT will receive team assignments and general supervision from the Project Manager in connection with their day to day work. An individual selected to the IPT shall, insofar as possible, and consistent with the needs of the IPT and the individual's employer, serve on the IPT for the duration of the IPT. Notwithstanding the above, some IPT members may be selected for specific tasks or phases of IPT work, and upon the conclusion of such tasks or phases these team members may be dismissed by the Project Manager.

      2.3 Project Manager: The IPT shall operate under the direction of the Project Manager, who shall be selected by the Operator of the IPT. The Project Manager shall be responsible for making team assignments and shall be responsible for the overall management and supervision of specific work tasks for the IPT. The Project Manager shall determine at whose offices the IPT work is to be undertaken. The Project Manager shall be responsible for selecting team members from the nominations provided by Parties. The Project Manager shall also be responsible for selecting contractors to perform certain IPT activities, acquiring supplies and services needed by the IPT and for instituting rules and procedures for maintaining confidential information. The Project Manager shall also be responsible for making presentations on any Initial or Subsequent Production System and associated documentation at meetings which are conducted under the Operating Agreement.

      2.4 Work Scope of the Integrated Project Team: The primary objective for forming any IPT is to pool the talents of the Parties in preparing feasibility studies prior to Development Operations and in planning, design, engineering, fabricating, transportation and installation of any Production System. The proposal of the Development Plan (including the Initial Production System) and commitment of funds thereto shall be handled in accordance with Article 12.0 (Development Plans) of the Operating Agreement. For any project undertaken by the IPT, the Operator shall provide: (1) a memo describing the anticipated scope of the team's work to be undertaken in reasonable detail such that the Non-Operator may make an informed decision concerning its participation in the Integrated Project Team; (2) a memo describing the type and number of staff required to complete the assignment; and (3) an AFE itemizing the Operator's estimate of the Cost of the Integrated Project Team. Approval of the IPT AFE (and scoping memo) shall be handled pursuant to
      Article 12.1.1 (Integrated Project Team) of the Operating Agreement.

      2.5 Reports by the Integrated Project Team: The IPT shall review the progress of its work with all Participating Parties at least quarterly, and present the results of any studies or planning upon their conclusion. The time and place of the meetings of the IPT and location for conducting IPT activities shall be determined by the Project Manager.

      2.6 Integrated Project Team Costs: The costs and expenses for the IPT shall be charged to the Joint Account pursuant to Exhibit "C", (Accounting Procedure) of the Operating Agreement. Each Participating Party in the IPT shall be responsible for its Participating Interest share of the IPT expenses, regardless of its level of Employee participation on the IPT.

            2.6.1 Employee Charges: Each Participating Party in an IPT shall recover the costs of Employees assigned to or associated with the IPT through charges to the joint account under Exhibit "C" (Accounting Procedure) of the Operating Agreement.

            2.6.2 Contractors and Consultants: The Project Manager may retain the services of consultants and contractors as is reasonably necessary to carry out the studies and tasks assigned to the IPT. Costs of such consultants and contractors assigned to the IPT shall be recovered by Operator through charges to the joint account under Exhibit "C" (Accounting Procedure) of the Operating Agreement. So long as the Costs of the consultant or contractor are within the scope and amount of an approved AFE, the Project Manager's retention of consultants shall not require additional approval by the Participating Parties.

      2.7 Liability of Integrated Project Team Members. Each Party agrees to defend, hold harmless and indemnify the other Parties from and against any loss, damage, claim suit, liability, judgment and expense (including attorney fees and other costs of litigation) for any personal injury (including death) of its Employees on the IPT irrespective of whether any other party or its employees may have been or maybe alleged to have been negligent or otherwise legally responsible.

                        SECTION 3.0 Security Provisions

3.1 Security Policies: All Operator and Non-Operator Employees and associates with the IPT shall honor Operator's security system and shall treat all information directly or indirectly learned or received by virtue of its participation on the IPT as confidential in accordance with the provisions of Operator's security manual, and all revisions thereto which are made prior to termination of this Exhibit. A copy of the security manual and any revisions thereto shall be made available to Non-Operator Employees by the Project Manager for their use during the project. This obligation of confidentiality shall also apply to any other proprietary and confidential information which may relate to matters other than the Contract Area to which IPT members are exposed by virtue of working in Operator's offices. Operator will use reasonable efforts to minimize the exposure of Non-Operator personnel to the Operator's proprietary and confidential information. In no event shall such confidential information be disclosed to a third party without the prior written consent of Operator and Non-Operator except as provided in the Operating Agreement.

                                  SECTION 4.0
                                Confidentiality

4.1 Confidentiality Obligation: Each Party agrees to maintain as confidential and not to use or disclose to any third party the Confidential Work Product, except as expressly provided hereunder, for a confidentiality period commencing on the date of execution of the Operating Agreement and extending through the later of (i) two (2) years following the termination of the IPT work pursuant to Section 8 of this Exhibit "G" or (ii) seven (7) years following the date of execution of the Operating Agreement. After expiration of the confidentiality period the receiving Party's obligations of confidentiality and restrictions on use shall cease. Each Party agrees to treat the disclosure of the Confidential Work Product in the same manner as it treats its own confidential information.

      4.1.1 Background Technology: The Parties shall use best efforts to declare and list Background Technology and information which will be utilized by the IPT prior to establishment of the IPT. However a Participating Party may declare and list additional Background Technology after establishment of the IPT if it deems such technology will be beneficial to the IPT. Prior to disclosing any Background Technology to the IPT, the Participating Parties shall agree to exempt the Background Technology from the terms of this Exhibit and the Operating Agreement. If such agreement is not obtained, such Background Technology need not be disclosed to the IPT. The receiving Party shall maintain any Background Technology received as Confidential Work Product under this Exhibit. In no event will Background Technology be disclosed to a third party without the prior written consent of the Party providing the Background Technology to the IPT. Any Background Technology presently owned and developed by a Party prior to the effective date of the Operating Agreement shall remain the sole property of that Party.

      4.1.2 Consultant Agreements: The Project Manager and each Party soliciting work from third party contractors and consultants (or from Affiliates) in connection with the IPT shall use its best efforts to secure contract terms with such third party which contain applicable confidentiality terms and which support rights to the Parties consistent with this Agreement.

4.2 Exceptions and Permitted Disclosures: Any Participating Party may disclose Confidential Work Product to third parties if such disclosure is either an exception to the confidentiality obligation as listed in Article
7.1.1  (Exceptions  to Confidentiality)  or  is a  permitted  disclosure under
Article 7.1.2 (Permitted Disclosures) of the Operating Agreement.

      4.2.1 Patent Application Disclosures: Notwithstanding the foregoing, each Party may use such Confidential Work Product under Subarticle 5.2 as reasonable necessary or appropriate to file patent applications pursuant to Article 6. Prompt notice will be provided to the other Parties of any such filing.

      4.2.2 Subsequent Disclosures: Following the expiration of the period of confidentiality set forth in Section 4.1 above, each Party may freely use and disclose the Confidential Work Product without accounting to any other Party, subject only to whatever patent rights, copyright restrictions or confidentiality obligations are owed to third parties. Subject to the obligations of confidentiality set forth herein, each Party has the right to copy, display, publish, distribute and prepare derivative works of all documents, drawings or other writings or materials created or conveyed under this Exhibit, including the rights to license, sell or otherwise transfer such rights.

4.3 Supporting Agreements: Each Party shall be responsible for insuring that its respective representatives fully abide by all obligations associated with the confidentiality of all information learned as a result of their participation on the IPT and agree to convey such information to others in their company on a "need-to-know" basis only. In this regard, there shall be limited reproduction of IPT generated data. Upon the Project Manager's request, each Party shall require its respective employees participating on the IPT to execute a confidentiality agreement consistent with the confidentiality obligations specified in the Operating Agreement and this Exhibit and shall furnish the other Parties with a copy of same upon request. Operator shall be responsible for securing confidentiality agreements from outside contract services.

                 SECTION 5.0 USE OF CONFIDENTIAL WORK PRODUCT

5.1 Receipt of Confidential Work Product: Each Party will be entitled to receive the full reports of all technical studies, detail reports, general conclusions, numerical results, and design drawings from all engineering services that are charged to the Joint Account pursuant to an AFE in which it is a Participating Party, whether those engineering services are performed by a Party participating in the IPT, an Affiliate or by a third party.

5.2 Right to use Confidential Work Product: Each Participating Party may use for its own account (and free of cost) all Confidential Work Product received or developed by the IPT which is (1) Background Technology or (2) developed by the EPT under this Agreement or the cost of which is charged to the Joint Account. Each Participating Party may disclose Confidential Work Product to other members of joint ventures or production sharing arrangements in which the Party or Affiliate has an ownership interest provided the other members agree to hold the Confidential Work Product in confidence and to use it only for the benefit of that joint venture or production sharing arrangement.

5.3 Third Party Limitations: The Parties acknowledge that various Background Technology may have been received from third parties under preexisting restrictions (e.g., that the Party may disclose the third party source information to a partner in a joint venture only under obligations of confidentiality and under restriction to use the information only in connection with the joint venture). Each delivering Party agrees to identify, in writing, any Background Technology subject to third party restrictions and disclose the nature of the restriction to the receiving Party prior to disclosure of the Background Technology. The delivering Party shall secure the receiving Party's acknowledgment of such restrictions prior to transmittal of such third party Background Technology. The receiving Party's acknowledgment constitutes its acceptance of such obligations and restrictions imposed upon disclosure and use of the Background Technology.

5.4 Proprietary Software: During the term of the IPT, a Party may be authorized to use various computer software and programs which are identified as being proprietary to one of the other Parties. Such proprietary computer software and programs shall not be considered joint property and such computer software and programs are not a deliverable under this Agreement. Use of such proprietary software and programs is not a grant of license of any rights outside of this Agreement and the Parties retain all rights to such property. Computer software and programs which are not proprietary to one of the Parties, but which were developed jointly by the IPT, shall be considered Confidential Work Product and joint property.

                SECTION 6.0 INVENTIONS, PATENTS AND COPYRIGHTS

6.1 Patent Assignment with Right to License and Sublicense: Patents on inventions which are (1) conceived solely by outside contractors or consultants employed for the joint account, or conceived jointly among the Parties (each including its respective Affiliates) while working on the IPT and (2) from work which has been funded by the Joint Account will be assigned to the Operator. The Operator agrees to grant each Participating Party an irrevocable, non-exclusive, worldwide, royalty-free license to practice under all such patents, including the right to grant sublicenses under such patents to any third party or Affiliate on such other terms and conditions that such Party deems appropriate, without accounting to any other Party.

6.2 Patent Assignment and License With Limited Right to Sublicense: Patents on inventions not covered in Section 6.1, which are conceived or first reduced to practice (actual or constructive), by a Party or its Affiliate, either alone or jointly with any outside contractors or consultants, and as a direct result of work which has been funded by the Joint Account, will be owned by that Party. The Party owning any such patent agrees to grant each other Party an irrevocable, non-exclusive, worldwide, royalty-free license under all such patents to make, have made, use and have used such invention for such other Party's own business, including any joint venture or production sharing arrangement in which such other Party has an ownership interest. Further, each such other Party has the right to extend these rights to its Affiliates.

6.3 No Commitment to Disclose Technology: Except as expressly set forth above, nothing in this Exhibit "H" will be deemed to require any Party or Affiliate to grant any licenses under any patents to anyone. The scope and content of any Background Technology disclosed under this Agreement will be determined in the sole discretion of the disclosing Party.

                    SECTION 7.0 WARRANTIES AND INDEMNITIES

7.1   Disclaimer of Warranties: ALL INFORMATION  DISCLOSED OR RECEIVED BY  THE
PARTIES HEREUNDER SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY, VALIDITY OR UTILITY OF SUCH INFORMATION OR THAT IT CAN BE USED WITHOUT INFRINGING ANY THIRD PARTY PATENT, COPYRIGHT, OR OTHER PROPRIETARY RIGHT. WITHOUT LIMITING THE PRECEDING, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT. IN NO EVENT SHALL A PARTY CONVEYING OR DISCLOSING INFORMATION BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF OR RESULTING FROM THE USE OF INFORMATION CONVEYED OR DISCLOSED UNDER THIS EXHIBIT.

7.2 Indemnities: Each Party agrees to defend, hold harmless and indemnify the other Parties from and against any loss, damage, claim, suit, liability, judgment and expense (including attorney fees and other costs of litigation) related to or in connection with its use (including use by others which it authorizes), outside of the Contract Area, of any Confidential Work Product, Background Technology or other information or other technology disclosed, exchanged under or developed pursuant to this Exhibit.

                     SECTION 8.0 MISCELLANEOUS PROVISIONS

8.1 Export Controls: Each Party agrees to abide by the United States Department of Commerce regulations concerning the export or re-export of United States source technical data, or the direct product thereof, to unauthorized destinations and regulations in respect of information supplied by or on behalf of any other Party hereunder.

8.2 Independent Research. Nothing herein shall in any way restrict or impair the right of any Party to conduct its own independent research, development, or design activities relating to the evaluation of alternate deepwater development systems even though such activities may parallel or overlap the activities of the IPT. Any such Party conducting such independent research activities shall be under no obligation pursuant to the Operating Agreement or this Exhibit to disclose any results of independent research to the other Party(ies) or with respect to the use or disposition of the results of independent research, including but not limited to all information and data resulting therefrom.

8.3 Duration of the Integrated Project Team: The IPT shall remain in place until (1) the team has completed the work described in the IPT AFE and scoping memo, or (2) the planning, design, construction, installation and start-up phase of any Production System has been completed, or (3) IPT work has been terminated by approval of the Participating Parties as a General Matter, whichever is the earlier event. Upon dissolution of the IPT, the Operator shall conduct any further work required for the installation of the Production System. Any AFE in progress at the time of the IPT's dissolution shall continue to be accounted for under Exhibit "C" (Accounting Procedure).

8.4   Assignability:    Except  in those  certain  transactions  set forth  in
Article 24.2.3 of the Operating Agreement, a third party (not currently a Party to this Agreement) who acquires a Working Interest in the Contract Area may join the IPT upon the approval of the Participating Parties as a General Matter. A new Party joining the IPT must agree, in writing, to undertake all obligations set forth for a Party under this Exhibit. Such new Party will have all rights, duties and obligations under this Exhibit regarding the use of all Confidential Work Product exchanged or developed prior to the date it joins the IPT and during its participation thereunder. However, patent rights received by such new Party hereunder pursuant to Section 7.0 of this Exhibit shall be limited to patents based on developments after the date such Party joins the IPT. In the event that a Party assigns its entire interest in the Leases, the assigning Party shall have all the rights specified in this Exhibit, including patent rights and license rights thereunder, based on developments and exchanges prior to the effective date of such assignment and shall continue to have all obligations and duties with respect thereto as set forth in this Exhibit "H" relating to the confidentiality, restrictions on use, patents, indemnity, and as applicable, duties to license the other Parties.

8.5 Re-instatement of Integrated Project Team: The IPT may be reinstated by the Operator to assist in further work on the Initial Production System or planning and designing any Subsequent Production System. Any reinstated IPT shall utilize the procedures of this Exhibit, with any applicable time periods in Article 12 of the Operating Agreement running from the date of reinstatement of the IPT.

                                  EXHIBIT "H"

         Attached to and made a part of the Joint Operating Agreement
dated effective          , by and between Shell Deepwater Development Inc. and
                        Reading & Bates Development Co.

                         DISPUTE RESOLUTION PROCEDURE

1.    OVERVIEW

      A. Description and Goals. Arbitration as used in this statement is a procedure whereby an Arbitrator resolves any claim(s), controversy(ies) or dispute(s) (the "Dispute") between Shell Deepwater Development Inc.
      and              (hereinafter  referred to  singularly  as  "Party"  and
      collectively as "Parties") arising out of, relating  to or in connection
      with the             Joint Operating Agreement (hereinafter "Agreement")
      including the interpretation, validity, termination or breach thereof.

            (i) Binding: The arbitration process is binding on the Parties and this arbitration is intended to be a final resolution of any Dispute between the Parties as described above, to the same extent as a final judgment of a court of competent jurisdiction. Each Party hereby expressly covenants that it shall not resort to court remedies except as provided for herein, and for preliminary relief in aid of arbitration

            (ii) Violation: A non-prevailing Party shall pay all legal and court costs incurred by the other Party in connection with the enforcement of the final resolution of any Dispute under this Dispute Resolution Procedure. Suits, actions or proceedings in connection with such enforcement shall be instituted in the United States District Court for the Eastern District of Louisiana, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

      B. Duty to Negotiate: The Parties shall inform one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a Dispute in connection with the Agreement. The Parties will attempt to resolve satisfactorily any such matters.

      C. Notice of Unresolved Dispute: Should a Dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the Dispute with supporting documentation as to the circumstances leading to the Dispute (the "Notice of Dispute"). The Parties, within ten (10) Business Days from delivery of such notice, shall then each appoint a management representative ("Management Representative") who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate, and settle the Dispute. The Management Representative for each Party shall meet and confer as often as they deem reasonably necessary for a period not exceeding thirty (30) days following the delivery of the Notice of Dispute in good faith negotiations to resolve the Dispute amicably. The parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement. Unless otherwise provided herein, all such notices shall be served in accordance with the provisions of the Agreement.

II.   ARBITRATION PROCESS

      A. Arbitration: If the Parties are unable to resolve the Dispute within forty (40) days following the receipt of the Notice of Dispute, or such additional time as may be mutually agreed, the matter shall be submitted to arbitration in accordance with the procedures set forth below.

      B. Initiation of Arbitration: The arbitration shall be initiated by either party delivering to the other a Notice of Intention to Arbitrate.

      C. Governing Procedures: Except as expressly provided herein, the arbitration shall be conducted in accordance with procedures that are mutually acceptable to the Parties, including limited depositionless discovery.

            (i)   Governing  Law:   The Arbitrator  shall apply  the governing
            substantive law of the state chosen by the Parties to the Agreement.

      D. Arbitrator: There shall be one Arbitrator, who shall be independent, impartial and experienced in arbitration proceedings. Arbitrator shall be experienced in the oil and gas industry and knowledgeable or specializing as to the subject matter involved in the Dispute. The Arbitrator shall be chosen as follows: the Parties shall have thirty (30) days from the delivery of a Notice of Intention to Arbitrate to mutually agree on an Arbitrator. If the Parties cannot mutually agree within said thirty (30) day period, then the Parties shall, within three (3) days after expiration of the thirty (30) day period, apply to the American Arbitration Association as the Appointing Authority, for the appointment of an Arbitrator for or on behalf of the Parties, and in such case the Arbitrator appointed by the Appointing Authority shall meet the criteria set forth in this Section II.D and shall act as if mutually agreed to by the Parties.

            (i) Conflicts: Any Arbitrator, prior to his or her appointment, shall disclose to the Parties all actual or perceived conflicts of interest and business relationships involving the Dispute or the Parties, including but not limited to, any professional or social relationships, present or past, with any Party (or its affiliates), including any Party's (or its affiliates) directors, officers and supervisory personnel and counsel. Any Party may challenge in writing the appointment or continued service of any Arbitrator for lack of independence, partiality or any other cause likely to impair such Arbitrator's ability to effectively participate in the proceedings or render a fair and equitable decision. Where such challenge is made, the Appointing Authority shall uphold or dismiss the challenge. In the event a challenge is upheld, the Arbitrator shall be replaced. A replacement will be selected in the same manner as the original Arbitrator was selected. If an Arbitrator resigns or becomes unable or unwilling to continue to serve as the Arbitrator, a replacement shall be selected in the same manner as that Arbitrator was chosen.

            (ii) Multi-Party Arbitrations: Where more than two Parties are involved in the Dispute ("Multi-Party Arbitration"), all Parties shall jointly name and agree as the appointment of the Arbitrator meeting the criteria set forth in Section II.D. above. If the Parties cannot agree as to the choice of the Arbitrator within the said thirty (30) days, any of the Parties hereto may in like manner, within three (3) days after written notice to the other Parties, apply to the Appointing Authority for the appointment of an Arbitrator meeting the criteria set forth in Section II.D. above.

            (iii) Management of the Arbitration: The Arbitrator shall actively manage the proceedings as he or she deems best so as to make the same expeditious, economical and less burdensome and adversarial than litigation.

      E. Confidentiality: All documents, briefs, testimony, transcripts, as well as, all Arbitrator decisions shall be confidential. Likewise, the views, suggestions, admissions, proposals and other information exchanged in the arbitration are confidential and are inadmissible in any other proceeding.

      F. Costs and Expenses: The Parties involved in the dispute shall be equally responsible for all costs, fees and expenses incurred by the Arbitrator and any other incidental costs incurred in connection with the arbitration proceeding shall also be borne equally by the Parties. Each Party is solely responsible for its own attorneys' fees and expenses incurred in the Arbitration. In the event of a Multi-Party Arbitration, all costs and expenses shall be borne equally by all Parties.

      G. Submissions: Within thirty (30) days after the selection of the Arbitrator, each Party shall provide the Arbitrator with a short and plain submission defining the issues to be decided and the nature of the relief that the Arbitrator may award (the "Submission"). This Submission shall explicitly authorize the Arbitrator to decide these issues. This authorization shall stay in force for period no longer than nine (9) months from this Submission. If the Parties are unable to reach consensus as to the issues involved, the Arbitrator in his or her sole discretion shall frame the issues through a reasonable procedure. The Arbitrator will render decisions on the specific issues established and shall fashion any remedy that the Arbitrator deems appropriate so long as that remedy is consistent with the Parties' Submissions hereunder. Any money judgment entered by the Arbitrator shall be payable in U.S. dollars.

H. Transcriptions: The presentations and argument will be transcribed for the benefit of the Arbitrator and the Parties.

I. Discovery: Commencing thirty (30) days after the receipt of the opposing Party's Submission, each Party may serve upon the other Party up to ten (10) requests for the production of documents, including subparts. The requests shall be made in good faith and not be served for the purpose of delay or harassment. Each request shall describe the type of document(s) sought and each request shall be limited to documents that are relevant to a claim or defense in the Arbitration proceeding, or reasonably calculated to lead to the discovery of admissible evidence. The requests need not be served all at once but may be served in stages.

            (i) The Party served with a request under this provision shall provide the adverse Party with copies of the requested documents, and identify the request to which each document is responsive, within twenty (20) days of the receipt of the request. If the Party served with a request objects to the production of any of the requested documents, it shall nevertheless produce within the permitted time all documents responsive to any request that is not objected to by that Party.

            (ii) A Party that is served with a request may challenge the propriety of the request within the time permitted for response by a short written objection which shall be forwarded to the adverse Party and to the Arbitrator. The adverse Party shall submit its response, if any, to the objecting Party and the Arbitrator within five (5) days of receipt of the objection. The Arbitrator shall consider the request, the objection and the response, if any, and decide whether the production shall be allowed or denied or whether the request should be modified within ten (10) days after the submission of the adverse Party's response.

J. Presentations: No later than twenty-five (25) days prior to the date that presentations to the Arbitrator are to begin, each Party will submit to the Arbitrator and serve on the other Party a written position statement. The original statement of each Party shall not exceed thirty-five (35) typewritten letter-size pages. Each Party shall have the right to submit reply statements no later than fifteen (15) days prior to the date of the presentation. Such reply statements shall not exceed fifteen (15) typewritten letter-size pages.

            (i) All documents and affidavits that a Party intends to use during its presentation shall be submitted to the Arbitrator and served on the other Party with the position and reply statements. All demonstrative exhibits shall be exchanged five (5) days in advance of the presentations.

            (ii) The presentations to the Arbitrator shall extend for such time as the Arbitrator agrees to be appropriate. In the absence of any agreement, the presentations for both Parties shall extend for no longer than two (2) days and shall be concluded within six
            (6) months after selection of the Arbitrator. Presentations of each Party shall occur successively with no intervening delay.

            (iii) Each Party shall make an oral and/or documentary presentation of its position in such order and in accordance with the time schedule established by the Arbitrator. The Arbitrator may question each of the presenters during or following any and all presentations.

      The Arbitrator shall determine a reasonable time and location for the presentations.

K. Decision and Award: The Arbitrator shall promptly (within sixty (60) days of conclusion of the presentations or such longer period as the Parties may mutually agree) determine the claims of the Parties and render a final decision in writing. The decision shall state with specificity the findings of fact and conclusions of law on which it rests. The decision rendered by the Arbitrator may be enforced in accordance with Section I.A.(ii), above, and may only be appealed pursuant to Section L below. The decision shall be served upon each of the Parties by facsimile transmission and by first class mail.

            (i) If applicable law allows pre-award interest, the Arbitrator may, in his or her discretion, grant pre-award interest and, if so, such interest may be at commercial rates in the state chosen by the Parties pursuant to Section II.C.(i) during the relevant period. Further, the arbitrator may, in his or her discretion, award to the prevailing party(ies) its (their) attorneys fees and costs of arbitration. The Arbitrator shall not award consequential, punitive, indirect or other noncompensatory damages.

            (ii) Within ten (10) days of receipt of the award either side may submit a Motion to Modify the award. A response shall be due within fifteen (15) days thereafter and the Arbitrator shall rule thereon within fifteen (15) days after receipt of the response.

            (iii) Judgment on the award may be entered in a United States District Court for the Eastern District of Louisiana at any time within one year after the decision is made.

L. Vacation of Award and Appeal: An appeal from an order or judgment pursuant to this Section II.L. shall be instituted in the United States District Court for the Eastern District of Louisiana. The court may vacate the award only if the award was procured by or through fraud or corruption or bias or prejudice of the Arbitrator. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of the court in any such suit, action or proceeding. Each Party agrees that a remedy at law for a violation of this Section II.L. may not be adequate and therefore agrees that the remedies of specific performance and injunctive relief shall be available in the event of any violation in addition to any other right or remedy at law or in equity to which any Party may be entitled.

M. Res Judicata: To the extent permitted by law, any decision of the Arbitrator shall not be res judicata or have any binding effect in any other litigation or arbitration where any Party to this Agreement may also be a party.

                                  EXHIBIT "I"

         Attached to and made a part of the Joint Operating Agreement dated effective ______________, by and between Shell Deepwater Development
                                     Inc.
                      and Reading & Bates Development Co.

                       MEMORANDUM OF OPERATING AGREEMENT
                            AND FINANCING STATEMENT

1.0   This   Memorandum  of  Operating   Agreement  and   Financing  Statement
      (hereinafter  called "Memorandum") is  effective as of  the ______day of
      ____________________.

2.0 The parties hereto have entered into an Operating Agreement effective _______________ (hereinafter referred to as the "Operating Agreement") providing for the development and production of crude oil, natural gas and associated substances from the lands and oil and gas leases described in Exhibit "A-1" of the Operating Agreement attached hereto as Attachment "1" (hereinafter called the "Contract Area"), and designating as Operator to conduct such operations for itself and the undersigned Non-Operators.

3.0 The Operating Agreement provides for certain liens, mortgages, pledges and/or security interests to secure payment by the parties of their respective share of costs under the Operating Agreement. The Operating Agreement contains an Accounting Procedure, along with other provisions, which supplement the lien, mortgage, pledge and/or security interest provisions, including non-consent clauses which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator at P.O. Box 4587, Houston, Texas.

4.0 The purpose of this Memorandum is to more fully describe and implement the liens, mortgages, pledges and/or security interests provided for in the Operating Agreement, and to place third parties on notice thereof. The purpose of this Memorandum is also to place third parties on notice that the Operating Agreement does contain a Preferential Right to Purchase provision.

5.0 In consideration of the mutual rights and obligations of the parties hereunder, the parties hereto agree as follows:

      5.1 The Operator shall conduct and direct and have full control of all Operations on the Contract Area as permitted and required by, and within the limits of the Operating Agreement.

      5.2   The liability  of  the Parties  shall  be  several, not  joint  or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.
      5.3 Each Non-Operator grants to Operator a lien and mortgage upon all its rights, title and interests in the oil, gas and mineral leases and other real property, in the Contract Area, and a pledge and security interest in its share of oil and gas when extracted and its interest in all equipment and property whether movable or immovable, corporeal or incorporeal attached thereon, all such property being more fully described in Paragraph 6.0, to secure payment of its share of expense, arising out of the Operating Agreement together with interest thereon at the rate provided in the Accounting Procedure referred to in Paragraph 3.0 above. To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgement by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interest for the payment thereof.

      5.4 If any Non-Operator fails to pay its share of costs when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share, whereupon the other Non-Operators shall be subrogated to Operator's lien and security interest.

      5.5 The Operator grants to Non-Operators a lien, mortgage, pledge and security interest equivalent to that granted to Operator as described in Paragraph 5.3 above, to secure payment by Operator of its own share of costs when due.

6.0 For purposes of protecting said liens, mortgages, pledges and security interests, the parties hereto agree that the mutual lien, mortgage, pledge, security interest, and this Memorandum shall cover all right, title and interest of the debtor(s) in:

      6.1   Property Subject to Liens, Pledges, and Security Interests

      (A) All personal property located upon or used in connection with the Contract Area.
      (B) All equipment, fixtures, and appurtenances upon or used in connection with the Contract Area, whether movable or immovable, corporeal or incorporeal.
      (C) All oil, gas and associated substances of value in, on or under the Contract Area which may be extracted therefrom.
      (D) All accounts and revenues resulting from the sale of the items described in subparagraph (C) at the wellhead of every well located on the Contract Area or on lands pooled or unitized therewith.
      (E) All items used, useful, or purchased for the production, treatment, storage, transportation, manufacture, or sale of the items described in subparagraph (C).
      (F) All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by this Memorandum.
      (G) All severed and extracted oil, gas, and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation oil, gas and associated substances in tanks or pipelines or otherwise held for treatment, transportation, manufacture, processing or sale.
      (H) All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefor, replacements thereof, or accessions thereto.
      (I) All personal property and fixtures now and hereafter acquired in furtherance of the purposes of the Operating Agreement. Certain of the above-described items are or are to become fixtures on the Contract Area.
      (J)   The proceeds and products of collateral are also covered.

      6.2   Property Subject to Liens and Mortgages

      (A) All real property and oil and gas leases within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area which may be extracted therefrom.
      (B) All equipment, fixtures, and appurtenances upon or used in connection with the Contract Area, whether movable or immovable, corporeal or incorporeal.
      (C) All real property and fixtures now and hereafter acquired in furtherance of the purposes of the Operating Agreement, including any easement, right-of-way, surface leases, and fee acreage.

7.0 The property described in Paragraphs 6.1 and 6.2 will be financed at the wellhead of the well or wells located on the Contract Area or on lands pooled or unitized therewith, and this Memorandum is to be filed for record in the real estate records of the county or parish in which the Contract Area is located, or, in the case of offshore leases, in the county or parish adjacent thereto and in the appropriate Uniform Commercial Code records. All parties who have executed the Operating Agreement are identified on Attachment " 1 ". All farmors and option farmors, if any, who have granted support within the Contract Area are identified on Attachment "2".

8.0 Upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property described in Paragraphs 6.1 and 6.2 and to foreclose this lien, mortgage, pledge, and security interest in the manner provided by law.

9.0 Upon expiration of the subject Operating Agreement and the satisfaction of all debts, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all parties who have executed or ratified this Memorandum.

10.0 It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is by the courts held to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

11.0 This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who have executed this Memorandum.

12.0 A party having an interest in the Contract Area can ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

13.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

                                          Non-Operators:
WITNESSES:                                ______________________(Company)

                                          Attorney -in-Fact
                                          Date: ________________


                                ACKNOWLEDGMENTS


STATE OF __________________

_______OF __________________


      On this ______day of ____________19____, before me, appeared _____________________to me personally known, who, being by me duly sworn, did say that he/she is the ___________________of________________________and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.

                                                      NOTARY PUBLIC in and for


                                                      ________________________

My Commission expires: _______________


                         ATTACHMENT "1" TO EXHIBIT "I"

         Attached to and made a part of the Joint Operating Agreement dated effective ________________________ by and between Shell Deepwater
Development Inc.
                     and Reading and Bates Development Co.

                       MEMORANDUM OF OPERATING AGREEMENT
                            AND FINANCING STATEMENT


I.    DESCRIPTION OF LEASES


II.   OPERATOR


III.  REPRESENTATIVES AND ADDRESSES